As filed with the Securities and Exchange Commission on March 6, 2020
Registration No. 333- 234611

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

	The Dayton Power and Light Company (Exact Name of Registrant as Specified in Its Charter)
Ohio	4931	31-0258470
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	1065 Woodman Drive Dayton, Ohio 45432
	937-259-7215
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

	Judi L. Sobecki, Esq. General Counsel The Dayton Power and Light Company 1065 Woodman Drive Dayton, OH 45432 (937) 259-7215
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

	Copies to:
	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐    Accelerated filer ☐
Non-accelerated filer ☒    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
First Mortgage Bonds, 3.95% Series due 2049	$425,000,000	100%	$425,000,000	$55,165
(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED March 6, 2020
PROSPECTUS

I-3
The Dayton Power and Light Company
Offer to Exchange
First Mortgage Bonds, 3.95% Series due 2049
for
New First Mortgage Bonds, 3.95% Series due 2049
We are offering to exchange up to $425,000,000 of our new registered First Mortgage Bonds, 3.95% Series due 2049 (the “new bonds”) for up to $425,000,000 of our existing unregistered First Mortgage Bonds, 3.95% Series due 2049 (the “old bonds”). The terms of the new bonds are identical in all material respects to the terms of the old bonds, except that the new bonds have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights relating to the old bonds do not apply to the new bonds. The new bonds will represent the same debt as the old bonds and we will issue the new bonds under the same indenture.
To exchange your old bonds for new bonds:

•	you are required to make the representations described on page 3 to us; and

•	you should read the section called “The Exchange Offer” starting on page 52 for further information on how to exchange your old bonds for new bonds.

The exchange offer will expire at 5:00 P.M. New York City time on unless it is extended.
________________

See “Risk Factors” beginning on page 5 of this prospectus for a discussion of risk factors that should be considered by you prior to tendering your old bonds in the exchange offer.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

, 2020

We have not authorized anyone to provide you with any information other than that contained in this prospectus or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the bonds, including the merits and risks involved.
We are not making any representation to any purchaser of the bonds regarding the legality of an investment in the bonds by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the bonds.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

GLOSSARY OF TERMS

The following select terms, abbreviations or acronyms are used in this prospectus:

Term	Definition
2017 ESP	DP&L's ESP - which was approved October 20, 2017 and became effective November 1, 2017. This 2017 ESP was subsequently withdrawn, and DP&L reverted to its ESP 1 rate plan, effective December 18, 2019.
AEP Generation
AEP Generation Resources Inc. - a subsidiary of American Electric Power Company, Inc. (“AEP”). Columbus Southern Power Company merged into the Ohio Power Company, another subsidiary of AEP, effective December 31, 2011. The Ohio Power generating assets (including jointly-owned units) were transferred into AEP Generation.

AES	The AES Corporation - a global power company, the ultimate parent company of DPL
AES Ohio Generation	AES Ohio Generation, LLC - a wholly-owned subsidiary of DPL that owns and operates a generation facility from which it makes wholesale sales
AFUDC	Allowance for Funds Used During Construction
AMI	Advanced Metering Infrastructure
AOCI	Accumulated Other Comprehensive Income
ARO	Asset Retirement Obligation
ASU	Accounting Standards Update
CAA	U.S. Clean Air Act - the congressional act that directs the USEPA’s regulation of stationary and mobile sources of air pollution to protect air quality and stratospheric ozone
Capacity Market
The purpose of the capacity market is to enable PJM to obtain sufficient resources to reliably meet the needs of electric customers within the PJM footprint. PJM procures capacity, through a multi-auction structure, on behalf of the load serving entities to satisfy the load obligations. There are four auctions held for each Delivery Year (running from June 1 through May 31). The Base Residual Auction is held three years in advance of the Delivery Year and there is one Incremental Auction held in each of the subsequent three years.

CCR	Coal Combustion Residuals - which consists of bottom ash, fly ash and air pollution
Conesville	AES Ohio Generation's interest in Unit 4 at the Conesville EGU
CRES	Competitive Retail Electric Service
CWA	U.S. Clean Water Act - the congressional act that allows the USEPA’s regulation of water discharges and surface water standards
DIR
Distribution Investment Rider - initially established in the 2017 ESP and authorized in the DRO to recover certain distribution capital investments placed in service beginning October 1, 2015, for the number of years, and subject to increasing annual revenue limits and other terms, as set forth in the DRO. The annual revenue limit for 2019 was $22.0 million.

Distribution Modernization Plan	In December 2018, DP&L filed a comprehensive grid modernization plan
DMR	Distribution Modernization Rider - established in the 2017 ESP as a non-bypassable rider to collect $105.0 million in revenue per year for the first three years of the 2017 ESP term
DPL	DPL Inc.
DP&L
The Dayton Power and Light Company - the principal subsidiary of DPL and a public utility which sells, transmits and distributes electricity to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio. DP&L is wholly-owned by DPL

DRO	Distribution Rate Order - the order issued by the PUCO on September 26, 2018 establishing new base distribution rates for DP&L, which became effective October 1, 2018
Dynegy	Dynegy, Inc. - the parent of various subsidiaries that, along with AEP Generation and AES Ohio Generation, formerly co-owned coal-fired EGUs in Ohio
EBITDA	Earnings before interest, taxes, depreciation and amortization
EGU	Electric Generating Unit
ELG	Steam Electric Power Effluent Limitations Guidelines - guidelines which cover wastewater discharges from power plants operating as utilities
ERISA	The Employee Retirement Income Security Act of 1974
ESP	The Electric Security Plan - a cost-based plan that a utility may file with the PUCO to establish SSO rates pursuant to Ohio law
ESP 1
ESP originally approved by PUCO order dated June 24, 2009. After DP&L withdrew its 2017 ESP Application, the PUCO approved DP&L's request to revert to rates based on its ESP 1 rate plan effective December 19, 2019. DP&L is currently operating under this ESP 1 plan.

FASB	Financial Accounting Standards Board
FASC	FASB Accounting Standards Codification
FERC	Federal Energy Regulatory Commission
First and Refunding Mortgage	DP&L’s First and Refunding Mortgage, dated October 1, 1935, as amended, with the Bank of New York Mellon as Trustee
GAAP	Generally Accepted Accounting Principles in the United States of America
Generation Separation
The transfer on October 1, 2017, to AES Ohio Generation of the DP&L-owned generating facilities and related liabilities, excluding those of the Beckjord Facility and Hutchings EGU, pursuant to an asset contribution agreement with a subsidiary that was then merged into AES Ohio Generation

GHG	Greenhouse gas - air pollutants largely emitted from combustion

GLOSSARY OF TERMS (cont.)
Term	Definition
kWh	Kilowatt hour
LIBOR	London Inter-Bank Offering Rate
Master Trust	DP&L established a Master Trust to hold assets that could be used for the benefit of employees participating in employee benefit plans
Merger	The merger of DPL and Dolphin Sub, Inc., a wholly-owned subsidiary of AES. On November 28, 2011, DPL became a wholly-owned subsidiary of AES.
MRO	Market Rate Option - a market-based plan that a utility may file with PUCO to establish SSO rates pursuant to Ohio law
MVIC	Miami Valley Insurance Company is a wholly-owned insurance subsidiary of DPL that provides insurance services to DPL and its subsidiaries
MW	Megawatt
MWh	Megawatt hour
NAV	Net asset value
NERC
North American Electric Reliability Corporation - a not-for-profit international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the electric grid

Non-bypassable	Charges that are assessed to all customers regardless of whom the customer selects as their retail electric generation supplier
NOV	Notice of Violation - an administrative action by EPA or a state agency to address non-compliance with various federal or state anti-pollution laws or regulations
NOX	Nitrogen Oxide - an air pollutant regulated by the NAAQS under the CAA
NPDES	National Pollutant Discharge Elimination System - a permit program for industrial, municipal and other facilities that discharge to surface water
NSR	New Source Review - a preconstruction permitting program regulating new or significantly modified sources of air pollution
OCI	Other Comprehensive Income
Ohio EPA	Ohio Environmental Protection Agency
OVEC	Ohio Valley Electric Corporation, an electric generating company in which DP&L has a 4.9% interest
Peaker assets
The generation and related assets for the 586.0 MW Tait combustion turbine and diesel generation facility, the 236.0 MW Montpelier combustion turbine generation facility, the 101.5 MW Yankee combustion turbine generation and solar facility, the 25.0 MW Hutchings combustion turbine generation facility, the 12.0 MW Monument diesel generation facility and the 12.0 MW Sidney diesel generation facility

PJM	PJM Interconnection, LLC, an RTO
PRP
PRP - A Potentially Responsible Party is considered by the USEPA to be potentially responsible for ground contamination and the USEPA will commonly require PRPs to conduct an investigation to determine the source of contamination and to perform the cleanup before using Superfund money

PUCO	Public Utilities Commission of Ohio
RSC	Rate Stabilization Charge - approved as part of DP&L's ESP 1. After the 2017 ESP was withdrawn, the PUCO again continued ESP 1, including the RSC, effective December 18, 2019
RTO	Regional Transmission Organization
SEC	Securities and Exchange Commission
SEET	Significantly Excessive Earnings Test - a test used by the PUCO to determine whether a utility's ESP or MRO produces significantly excessive earnings for the utility
Service Company	AES US Services, LLC - the shared services affiliate providing accounting, finance and other support services to AES’ U.S. SBU businesses
SIP
A State Implementation Plan is a plan for complying with the federal CAA, administered by the USEPA. The SIP consists of narrative, rules, technical documentation and agreements that an individual state will use to clean up polluted areas.

SO2	Sulfur Dioxide - an air pollutant regulated by the NAAQS under the CAA
SSO	Standard Service Offer - the retail transmission, distribution and generation services offered by a utility through regulated rates, authorized by the PUCO
TCJA	The Tax Cuts and Jobs Act of 2017 signed on December 22, 2017
U.S.	United States of America
USD	U.S. dollar
USEPA	U. S. Environmental Protection Agency
USF	The Universal Service Fund (USF) is a statewide program which provides qualified low-income customers in Ohio with income-based bills and energy efficiency education programs
U.S. SBU	U. S. Strategic Business Unit, AES’ reporting unit covering the businesses in the United States, including DPL

SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus before making a decision to exchange your old bonds for new bonds, including the section entitled “Risk Factors” beginning on page [6] of this prospectus.
Unless otherwise indicated or the context otherwise requires, the terms “DP&L,” “we,” “our,” “us,” and “the Company” refer to The Dayton Power and Light Company.
Our Company
The Dayton Power and Light Company (“DP&L”) is a public utility incorporated in 1911 under the laws of Ohio. DP&L offers retail standard service offer (“SSO”) electric service to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio and has the exclusive right to provide distribution and transmission services to approximately 526,000 customers in that service area. In addition to DP&L’s electric transmission and distribution businesses, DP&L has a 4.9% interest in OVEC, an electric generating company. OVEC has two electric generating stations located in Cheshire, Ohio and Madison, Indiana with a combined generation capacity of 2,109 megawatts (“MW”). DP&L’s share of this generation capacity is 103 MW.
The principal industries located in DP&L’s service territory include automotive, food processing, paper, plastic, manufacturing and defense. DP&L’s sales reflect the general economic conditions, seasonal weather patterns and the growth of energy efficiency initiatives; however, our distribution revenues were decoupled from weather and energy efficiency variations from January 1, 2019 through December 18, 2019. In the first quarter of 2020, DP&L filed a petition to continue to accrue the impacts of decoupling for recovery through a future rate proceeding, but it is unknown at this time how the Public Utilities Commission of Ohio (“PUCO”) will rule on that petition.
DP&L strives to achieve stable, long-term growth through efficient operations and strong customer and regulatory relations. More specifically, DP&L’s strategy is to utilize the transmission and distribution assets that transfer electricity at the most efficient cost, and to maintain the highest level of customer service and reliability. DP&L’s total revenue and net income for the year ended December 31, 2019 were $735.4 million and $124.9 million, respectively. In addition, as of December 31, 2019, DP&L had total assets of approximately $1.9 billion. DP&L’s business is not dependent on any single customer or group of customers.
DP&L’s electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, DP&L applies the accounting standards for regulated operations to its electric transmission and distribution businesses and records regulatory assets when incurred costs are expected to be recovered in future customer rates and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.
All of DP&L’s outstanding common stock is owned by DPL. DPL is indirectly owned by AES, which is a global power company with operations in 15 countries. DP&L’s principal executive office is located at 1065 Woodman Drive, Dayton, Ohio, 45432, and DP&L’s telephone number is (937) 259-7215. DP&L’s website address is http://www.dpandl.com. Material contained on DP&L’s website is not part of and is not incorporated by reference in this offering memorandum.
The names “DPL,” “The Dayton Power & Light Company” and various other names contained herein are DPL owned trademarks, service marks or trade names. The name “AES” is an AES owned trademark, service mark or trade name. All other trademarks, trade names or service marks appearing herein are owned by their respective holders.

The Exchange Offer

Securities Offered	DP&L is offering up to $425,000,000 aggregate principal amount of new First Mortgage Bonds, 3.95% Series due 2049 (the “new bonds”), which will be registered under the Securities Act.
The Exchange Offer
DP&L is offering to issue the new bonds in exchange for a like principal amount of your old bonds. DP&L is offering to issue the new bonds to satisfy its obligations contained in the registration rights agreement entered into when the old bonds were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer.”

Tenders, Expiration Date, Withdrawal
The exchange offer will expire at 5:00 P.M. New York City time on ________, 2020 unless it is extended. If you decide to exchange your old bonds for new bonds, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new bonds. If you decide to tender your old bonds in the exchange offer, you may withdraw them at any time prior to ________, 2020. If DP&L decides for any reason not to accept any old bonds for exchange, your old bonds will be returned to you without expense to you promptly after the exchange offer expires. You may only exchange old bonds in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

U.S. Federal Income Tax Consequences
Your exchange of old bonds for new bonds in the exchange offer will not result in any income, gain or loss to you for U.S. federal income tax purposes. See “U.S. Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	DP&L will not receive any proceeds from the issuance of the new bonds in the exchange offer.
Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer.
Failure to Tender Your Old Bonds
If you fail to tender your old bonds in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require DP&L to register your old bonds or to pay you additional interest or liquidated damages. All untendered old bonds will continue to be subject to the restrictions on transfer set forth in the old bonds and in the indenture. In general, the old bonds may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. DP&L does not currently anticipate that it will register such untendered old bonds under the Securities Act and, following this exchange offer, will be under no obligation to do so.

You will be able to resell the new bonds without registering them with the SEC if you meet the requirements described below.

•
Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that new bonds issued in exchange for the old bonds in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new bonds under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of DP&L’s “affiliates,” which is defined in Rule 405 of the Securities Act;

•	you acquire the new bonds in the ordinary course of your business;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the new bonds; and

•	you are not engaged in, and do not intend to engage in, a distribution of the new bonds.
If you are an affiliate of DP&L, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new bonds acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
If you are a broker-dealer and receive new bonds for your own account in the exchange offer and/or in exchange for old bonds that were acquired for your own account as a result of market-making or other trading activities:

•	you must represent that you do not have any arrangement or understanding with DP&L or any of its affiliates to distribute the new bonds;

•	you must acknowledge that you will deliver a prospectus in connection with any resale of the new bonds you receive from DP&L in the exchange offer; and

•
you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new bonds received in exchange for old bonds acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

Summary Description of the Bonds
The terms of the new bonds and the old bonds are identical in all material respects, except that the new bonds have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old bonds do not apply to the new bonds. The new bonds will represent the same debt as the old bonds and will be governed by the same indenture under which the old bonds were issued.

Issuer	The Dayton Power and Light Company
Bonds Offered	$425.0 million aggregate principal amount of First Mortgage Bonds, 3.95% Series due 2049
Maturity	June 15, 2049
Interest Payment Dates	The new bonds will bear interest at an annual rate equal to 3.95%. Interest on the bonds will be paid on each June 15 and December 15.
Record Dates	The regular record date for each interest payment date for the bonds will be the June 1 or December 1 prior to such interest payment date.
Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Security	The new bonds will be secured by DP&L’s assets that are currently mortgaged pursuant to the existing Mortgage. See “Description of the Bonds-Priority and Security.”
Ranking
The new bonds will be DP&L’s senior obligations and will rank equally in right of payment with DP&L’s other existing or future First Mortgage Bonds issued under the Mortgage. As of December 31, 2019, the carrying value of DP&L’s indebtedness was $614.4 million, with approximately $565.0 million of outstanding long-term indebtedness in the form of First Mortgage Bonds.

Optional Redemption
Prior to December 15, 2048 (the date that is six months prior to the maturity date), DP&L may redeem the new bonds at its option, at any time in whole or from time to time in part, on at least 20 days’ prior written notice mailed to the registered holders of the new bonds, at a redemption price, together with accrued and unpaid interest to the date of redemption, equal to the greater of:

• 100% of their principal amount; or

• the sum of the present values of the principal amount of the new bonds to be redeemed and the remaining scheduled payments of interest on the new bonds from the redemption date to December 15, 2048 (the date that is six months prior to the maturity date), discounted from their respective scheduled payment dates to the redemption date semiannually, assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the Treasury Yield plus25 basis points.

On or after December 15, 2048 (the date that is six months prior to the maturity date), DP&L may redeem the new bonds at its option, at any time in whole or from time to time in part, on at least 20 days’ prior written notice mailed to the registered holders of the new bonds, at a redemption price equal to 100% of the principal amount of the new bonds being redeemed, together with accrued and unpaid interest to the date of redemption.

See “Description of the Bonds-Optional Redemption.”
Dividend Restrictions	The Mortgage does not restrict DP&L’s ability to pay dividends on DP&L’s common stock.
Book-Entry Form
The new bonds will be issued in book-entry form represented by one or more global certificates to be deposited with or on behalf of The Depository Trust Company, or DTC, or its nominee. Transfers of the new bonds will be effected only through the facilities of DTC. Beneficial interests in the global certificates may not be exchanged for certificated bonds except in limited circumstances. See “Description of the Bonds-Book-Entry, Delivery and Form.”

Trustee	The Bank of New York Mellon.
Governing Law	The indenture that governs the bonds offered hereby and the bonds are governed by, and will be construed in accordance with, the laws of the State of New York.
Risk Factors
You should carefully consider all of the information contained in this prospectus before deciding to tender your old bonds in the exchange offer. In particular, we urge you to carefully consider the information set forth under “Risk Factors” herein for a discussion of risks and uncertainties relating to us, our business and the new bonds offered hereby.

RISK FACTORS
If any of the following risks occur, our business, results of operations or financial condition could be materially adversely affected. You should also read the section captioned “Cautionary Note Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking as well as the significance of such statements in the context of this prospectus.
Risks Related to the Exchange Offer
If you choose not to exchange your old bonds in the exchange offer, the transfer restrictions currently applicable to your old bonds will remain in force and the market price of your old bonds could decline.
If you do not exchange your old bonds for new bonds in the exchange offer, then you will continue to be subject to the transfer restrictions on the old bonds as set forth in the offering memorandum distributed in connection with the private offering of the old bonds. In general, the old bonds may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement entered into in connection with the private offering of the old bonds, we do not intend to register resales of the old bonds under the Securities Act. The tender of old bonds under the exchange offer will reduce the principal amount of the old bonds outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the old bonds due to reduction in liquidity.
You must follow the exchange offer procedures carefully in order to receive the new bonds.
If you do not follow the procedures described in this prospectus, you will not receive any new bonds. If you want to tender your old bonds in exchange for new bonds, you will need to contact a DTC participant to complete the book-entry transfer procedures described under “The Exchange Offer,” prior to the expiration date, and you should allow sufficient time to ensure timely completion of these procedures to ensure delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of old bonds for exchange. For additional information, see the section captioned “The Exchange Offer” in this prospectus.
There are state securities law restrictions on the resale of the new bonds.
In order to comply with the securities laws of certain jurisdictions, the new bonds may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We currently do not intend to register or qualify the resale of the new bonds in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.
Risks Related to the Bonds
The collateral securing the new bonds is illiquid.
All of DP&L’s First Mortgage Bonds, including the new bonds, are secured by the lien of the First Mortgage which constitutes a valid, direct first mortgage lien upon DP&L’s interest in substantially all the property now owned by DP&L, subject to certain exceptions. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The liquidity and value of the collateral could be impaired in the future as a result of changing economic conditions, competition, environmental conditions and other factors, including the availability of suitable buyers. Further, any foreclosure proceedings with respect to the collateral are likely to be subject to regulatory approval and no assurance can be given that such approval will be given for any particular purchaser of the collateral. The right of the trustee under the First Mortgage to realize on assets subject to the lien of the First Mortgage upon an event of default under the First Mortgage is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case were to be commenced by or against DP&L before the trustee repossessed and disposed of the pledged assets. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral subject to the lien of the First Mortgage will be sufficient to pay obligations under the First Mortgage Bonds, including the new bonds, in full or at all.
Credit rating downgrades could adversely affect the trading price of the new bonds.
The trading price for the new bonds may be affected by DP&L’s credit rating, and DP&L’s credit rating may be affected by the credit rating of DPL and/or AES. Credit ratings are continually revised. There is no assurance that any particular credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be downgraded, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Holders of the new bonds will have no recourse against DP&L in the event of a change in or suspension or withdrawal of such ratings. Any downgrade in DP&L’s credit rating or the credit rating of DPL and/or AES could adversely affect the trading price of the new bonds or the trading markets for the new bonds to the extent trading markets for the new bonds develop.
DPL beneficially owns all of the issued and outstanding equity of DP&L, and may take actions that conflict with your interests.
DPL beneficially owns all of the issued and outstanding equity interests of DP&L. As a result of this equity ownership, DPL has the power to direct votes and the election of DP&L’s Board of Directors, as well as transactions involving a potential change of control of DP&L. The interests of DPL could conflict with your interests as a holder of the new bonds. For example, if DP&L encounters financial difficulties or is unable to pay its debts as they mature, the interests of DPL as the beneficial owner of all of the equity of DP&L might conflict with your interests as a holder of the new bonds. DPL may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that would enhance the value of their equity position in DP&L. Corporate opportunities may arise in the area of potential competitive business activities that may be attractive to DP&L as well as to DPL or its affiliates, including through potential acquisitions by DPL or its affiliates of competing businesses. Any competition could intensify if an affiliate or subsidiary of DPL were to enter into or acquire a business similar to DP&L’s business. Further, DPL has no obligation to provide DP&L, directly or indirectly, with any equity or debt financing.
The collateral securing the new bonds might not be sufficient to satisfy all the obligations secured by the collateral.
DP&L’s obligations under the new bonds are secured by the Mortgage. The Mortgage is also for the benefit of all holders of other series of DP&L’s First Mortgage Bonds. See “Description of the Bonds-Priority and Security.” As of December 31, 2019, DP&L has approximately $565.0 million aggregate principal amount of First Mortgage Bonds outstanding. The value of the Mortgage in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the mortgaged property have been prepared by DP&L or on its behalf in connection with this offering. Since no appraisals have been performed in connection with this offering, DP&L cannot assure you that the proceeds of any sale of the mortgaged assets following an acceleration of maturity of the new bonds would be sufficient to satisfy amounts due on the new bonds and the other debt secured by the mortgaged assets.
DP&L may choose to redeem the new bonds prior to maturity.
Prior to December 15, 2048 (the date that is six months prior to the maturity date), DP&L may redeem the new bonds at its option, at any time in whole or from time to time in part, on at least 20 days’ prior written notice mailed to the registered holders of the new bonds, at a redemption price, together with accrued and unpaid interest to the date of redemption, equal to the greater of: (1) 100% of the principal amount of the new bonds being redeemed; or (2) the sum of the present values of the principal amount of the new bonds to be redeemed and the remaining scheduled payments of interest on the new bonds from the redemption date to December 15, 2048 (the date that is six months prior to the maturity date), discounted from their respective scheduled payment dates to the redemption date semiannually, assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the Treasury Yield plus 25 basis points. On or after    December 15, 2048 (the date that is six months prior to the maturity date), DP&L may redeem the new bonds at its option, at any time in whole or from time to time in part, on at least 20 days’ prior written notice mailed to the registered holders of the new bonds, at a redemption price equal to 100% of the principal amount of the new bonds being redeemed, together with accrued and unpaid interest to the date of redemption. If prevailing interest rates are lower at the time of redemption, holders of the new bonds may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate on the new bonds being redeemed. DP&L’s redemption right may also adversely affect holders’ ability to sell their new bonds. See “Description of the Bonds-Optional Redemption.”
Risks Related to the Business
We may not always be able to recover our costs to deliver electricity to our retail customers. The costs we can recover and the return on capital we are permitted to earn for certain aspects of our business are regulated and governed by the laws of Ohio and the rules, policies and procedures of the PUCO.
In Ohio, retail generation rates are not subject to cost-based regulation, while the transmission and distribution businesses are still regulated. Even though rate regulation is premised on full recovery of prudently incurred costs and a reasonable rate of return on invested capital, there can be no assurance that the PUCO will agree that all of our costs have been prudently incurred or are recoverable. There can be no assurance that the regulatory process in which rates are determined will always result in rates that will produce a full or timely recovery of our costs or permitted rates of return. Accordingly, the revenue DP&L receives may or may not match our expenses at any given time.
Changes in or reinterpretations of, or the unexpected application of, the laws, rules, policies and procedures that set or govern electric rates, permitted rates of return, rate structures, operation of a competitive bid structure to supply retail generation service to SSO customers, reliability initiatives, capital expenditures and investments and the recovery of these and other costs on a full or timely basis through rates, power market prices, and the frequency and timing of rate increases could have a material adverse effect on our results of operations, financial condition and cash flows.
Our increased costs due to renewable energy and energy efficiency requirements may not be fully recoverable in the future.
Ohio law contains annual targets for energy efficiency which began in 2009 and require increasing energy reductions each year compared to a baseline energy usage, up to 22.3% by 2027. Peak demand reduction targets began in 2009 with increases in required percentages each year, up to 7.75% by 2020. The renewable energy standards have increased our costs and are expected to continue to increase (and could materially increase) these costs. DP&L is currently entitled to recover costs associated with its renewable energy compliance costs, as well as its energy efficiency and demand response programs. If, in the future, we are unable to timely or fully recover these costs, it could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, if we were found not to be in compliance with these standards, monetary penalties could apply. These penalties are not permitted to be recovered from customers and significant penalties could have a material adverse effect on our results of operations, financial condition and cash flows. The demand reduction and energy efficiency standards by design result in reduced energy and demand that could have a material adverse effect on our results of operations, financial condition and cash flows.
We may be negatively affected by a lack of growth or a decline in the number of customers.
Customer growth is affected by a number of factors outside our control, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity. A lack of growth, or a decline, in the number of customers in our service territory could have a material adverse effect on our results of operations, financial condition and cash flows and may cause us to fail to fully realize anticipated benefits from investments and expenditures.
We are subject to numerous environmental laws, rules and regulations that require capital expenditures, increase our cost of operations, and may expose us to environmental liabilities.
We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the remediation of retired generation and other facilities, storage, handling, use, storage, disposal and transportation of coal combustion residuals and other materials, some of which may be defined as hazardous materials, the emission and discharge of hazardous and other materials into the environment; and the health and safety of our employees. Such laws, rules and regulations can become stricter over time, and we could also become subject to additional environmental laws, rules and regulations and other requirements in the future. Environmental laws, rules and regulations also require us to comply with inspections and obtain and comply with a wide variety of environmental licenses, permits, inspections and other governmental authorizations. These laws, rules and regulations often require a lengthy and complex process of obtaining and renewing licenses, permits and other governmental authorizations from federal, state and local agencies. If we are not able to timely comply with inspections and obtain, maintain or comply with all environmental laws, rules and regulations and all licenses, permits and other government authorizations required to operate our business, then our operations could be prevented, delayed or subject to additional costs. A violation of environmental laws, rules, regulations, licenses, permits or other requirements can result in substantial fines, penalties, other sanctions, permit revocation, facility shutdowns, the imposition of stricter environmental standards and controls or other injunctive measures affecting operating assets. In addition, any actual or alleged violation of these laws, rules or regulations and other requirements may require us to expend significant resources to defend against any such actual or alleged violations. We have an ownership interest in OVEC, which operates generating stations. We generally are responsible for our respective pro rata share of expenditures for complying with environmental laws, rules, regulations, licenses, permits and other requirements at this generating station, but have limited control over the compliance measures taken by the operator. Under certain environmental laws, we could also be held strictly, jointly and severally responsible for costs relating to contamination at our past or present facilities and at third-party waste disposal sites. We could also be held liable for human exposure to such hazardous substances or for other environmental damage.

In particular, we are subject to potentially significant remediation expenses, enforcement initiatives, private-party lawsuits and reputational risk associated with CCR, which consists of bottom ash, fly ash and air pollution control wastes generated at our current coal-fired generation plant sites. CCR currently remains onsite at our Conesville EGU and at OVEC’s EGUs, including in CCR ponds. Compliance with the CCR rule, amendments to the federal CCR rule, or other federal, state, or foreign rules or programs addressing CCR may require us to incur substantial costs. In addition, CCR, particularly with respect to its beneficial use and regulation as nonhazardous solid waste, has been the subject of interest from environmental non-governmental organizations and the media. Any of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.
From time to time we are subject to enforcement and litigation actions for claims of noncompliance with environmental laws, rules and regulations or other environmental requirements. We cannot assure that we will be successful in defending against any claim of noncompliance. Any actual or alleged violation of these laws, rules, regulations and other requirements may require us to expend significant resources to defend against any such actual or alleged violations and expose us to unexpected costs. Our costs and liabilities relating to environmental matters could have a material adverse effect on our results of operations, financial condition and cash flows.
The use of non-derivative and derivative instruments in the normal course of business could result in losses that could negatively impact our results of operations, financial position and cash flows.
From time to time, we use non-derivative and derivative instruments, such as swaps, options, futures and forwards, to manage financial risks. These trades are affected by a range of factors, including fluctuations in interest rates and optimization opportunities. We have attempted to manage our risk exposure by establishing and enforcing risk limits and risk management policies. Despite our efforts, however, these risk limits and risk management policies may not work as planned and fluctuating prices and other events could adversely affect our results of operations, financial condition and cash flows. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these instruments can involve management’s judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of some of these contracts. We could also recognize financial losses as a result of volatility in the market values of these contracts, a counterparty failing to perform or the underlying transactions which the instruments are intended to hedge failing to materialize, which could result in a material adverse effect on our results of operations, financial condition and cash flows.
The Dodd-Frank Act contains significant requirements related to derivatives that, among other things, could reduce the cost effectiveness of entering into derivative transactions.
In July 2010, The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act contains significant requirements relating to derivatives, including, among others, a requirement that certain transactions be cleared on exchanges that would necessitate the posting of cash collateral for these transactions. We are considered an end-user under the Dodd-Frank Act and therefore are exempt from most of the collateral and margining requirements. We are required to report our bilateral derivative contracts, unless our counterparty is a major swap participant or has elected to report on our behalf. Even though we qualify for an exception from these requirements, our counterparties that do not qualify for the exception may pass along any increased costs incurred by them through higher prices and reductions in unsecured credit limits or be unable to enter into certain transactions with us. The occurrence of any of these events could have a material adverse effect on our results of operations, financial condition and cash flows.
Our business is sensitive to weather and seasonal variations.
Weather conditions significantly affect the demand for electric power and, accordingly, our business is affected by variations in general weather conditions and unusually severe weather. As a result of these factors, our operating revenues and associated operating expenses are not generated evenly by month during the year. We forecast electric sales based on normal weather, which represents a long-term historical average. In addition, severe or unusual weather, such as floods, tornadoes and ice or snowstorms, may cause outages and property damage that may require us to incur additional costs that may not be insured or recoverable from customers. While DP&L is permitted to seek recovery of storm damage costs, if DP&L is unable to fully recover such costs in a timely manner, it could have a material adverse effect on our results of operations, financial condition and cash flows.

Our membership in a regional transmission organization presents risks that could have a material adverse effect on our results of operations, financial condition and cash flows.
On October 1, 2004, in compliance with Ohio law, DP&L turned over control of its transmission functions and fully integrated into PJM, a regional transmission organization.
The rules governing the various regional power markets may also change from time to time which could affect our costs and revenues and have a material adverse effect on our results of operations, financial condition and cash flows. We may be required to expand our transmission system according to decisions made by PJM rather than our internal planning process. Various proposals and proceedings before the Federal Energy Regulatory Commission (the “FERC”) may cause transmission rates to change from time to time. In addition, PJM developed and continues to refine rules associated with the allocation and methodology of assigning costs associated with improved transmission reliability, reduced transmission congestion and firm transmission rights that may have a financial effect on us. We also incur fees and costs to participate in PJM.
Non-market-based RTO-related charges are being recovered from all retail customers through the Transmission Rider. If in the future, however, we are unable to recover all of these costs in a timely manner this could have a material adverse effect on our results of operations, financial condition and cash flows.
As a member of PJM, DP&L is also subject to certain additional risks including those associated with the allocation of losses caused by unreimbursed defaults of other participants in PJM markets among PJM members and those associated with complaint cases filed against PJM that may seek refunds of revenues previously earned by PJM members including DP&L. These amounts could be significant and have a material adverse effect on our results of operations, financial condition and cash flows.
Costs associated with new transmission projects could have a material adverse effect on our results of operations, financial condition and cash flows.
Annually, PJM performs a review of the capital additions required to provide reliable electric transmission services throughout its territory. PJM traditionally allocated the costs of constructing these facilities to those entities that benefited directly from the additions. Over the last several years, however, some of the costs of constructing new large transmission facilities have been “socialized” across PJM without a direct relationship between the costs assigned to and benefits received by particular PJM members. To date, the additional costs charged to DP&L for new large transmission approved projects have not been material. Over time, as more new transmission projects are constructed and if the allocation method is not changed, the annual costs could become material. DP&L is recovering the Ohio retail jurisdictional share of these allocated costs from its retail customers through the Transmission Rider. To the extent that any costs in the future are material and we are unable to recover them from our customers, such costs could have a material adverse effect on our results of operations, financial condition and cash flows.
If we were found not to be in compliance with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties.
As an owner of a bulk power transmission system, DP&L is subject to mandatory reliability standards promulgated by the North American Electric Reliability Corporation (the “NERC’) and enforced by the FERC. The standards are based on the functions that need to be performed to ensure the bulk power system operates reliably and is guided by reliability and market interface principles. In addition, DP&L is subject to Ohio reliability standards and targets. Compliance with reliability standards may subject us to higher operating costs or increased capital expenditures. Although we expect to recover costs and expenditures from customers through regulated rates, there can be no assurance that the PUCO will approve full recovery in a timely manner. If we were found not to be in compliance with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties, which could have a material adverse effect on our results of operations, financial condition and cash flows.
We rely on access to the financial markets. General economic conditions and disruptions in the financial markets could adversely affect our ability to raise capital on favorable terms, or at all, and cause increases in our interest expense.
From time to time we rely on access to the capital and credit markets as a source of liquidity for capital requirements not satisfied by operating cash flows. These capital and credit markets experience volatility and disruption from time to time and the ability of corporations to raise capital can be negatively affected. Disruptions in the capital and credit markets make it harder and more expensive to raise capital. Our ability to raise capital on favorable terms, or at all, can be adversely affected by unfavorable market conditions or declines in our creditworthiness, and we may be unable to access adequate funding to refinance our debt as it becomes due or finance capital expenditures. The extent of any impact will depend on several factors, including our operating cash flows, financial condition and prospects, the overall supply and demand in the credit markets, our credit ratings, credit capacity, the cost of financing, the financial condition, performance and prospects of other companies in our industry or with similar financial circumstances and other general economic and business conditions. It may also depend on the performance of credit counterparties and financial institutions with which we do business. Access to funds under our existing financing arrangements is also dependent on the ability of our counterparties to meet their financing commitments and our satisfying conditions to borrowing. Our inability to obtain financing on reasonable terms, or at all, with creditworthy counterparties could adversely affect our results of operations, financial condition and cash flows. If our available funding is limited or we are forced to fund our operations at a higher cost, these conditions may require us to curtail our business activities and increase our cost of funding, both of which would adversely impact our profitability.
Our transmission and distribution system is subject to operational, reliability and capacity risks.
The ongoing reliable performance of our transmission and distribution system is subject to risks due to, among other things, weather damage, intentional or unintentional damage, equipment or process failure, catastrophic events, such as fires and/or explosions, facility outages, labor disputes, accidents or injuries, operator error or inoperability of key infrastructure internal or external to us and events occurring on third party systems that interconnect to and affect our system. The failure of our transmission and distribution system to fully operate and deliver the energy demanded by customers could have a material adverse effect on our results of operations, financial condition and cash flows, and if such failures occur frequently and/or for extended periods of time, could result in adverse regulatory action. In addition, the advent and quick adoption of new products and services that require increased levels of electrical energy cannot be predicted and could result in insufficient transmission and distribution system capacity. Also, as a result of the above risks and other potential risks and hazards associated with transmission and distribution operations, we may from time to time become exposed to significant liabilities for which we may not have adequate insurance coverage. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. Further, any increased costs or adverse changes in the insurance markets may cause delays or inability in maintaining insurance coverage on terms similar to those presently available to us or at all. A successful claim for which we are not fully insured could have a material adverse effect on our results of operations, financial condition and cash flows.
Current and future conditions in the economy may adversely affect our customers, suppliers and other counterparties, which may adversely affect our results of operations, financial condition and cash flows.
Our business, results of operations, financial condition and cash flows have been and will continue to be affected by general economic conditions. Slowing economic growth, credit market conditions, fluctuating consumer and business confidence, fluctuating commodity prices and other challenges currently affecting the general economy, have caused and may continue to cause some of our customers to experience deterioration of their businesses, cash flow shortages and difficulty obtaining financing. As a result, existing customers may reduce their electricity consumption and may not be able to fulfill their payment obligations to us in a normal, timely fashion. In addition, some existing commercial and industrial customers may discontinue their operations. Sustained downturns, recessions or a sluggish economy generally affect the markets in which we operate and negatively influence our energy operations. A contracting, slow or sluggish economy could reduce the demand for energy in areas in which we are doing business. For example, during economic downturns, our commercial and industrial customers may see a decrease in demand for their products, which in turn may lead to a decrease in the amount of energy they require. Furthermore, projects which may result in potential new customers may be delayed until economic conditions improve. Some of our suppliers, customers, other counterparties and others with whom we transact business experience financial difficulties, which may impact their ability to fulfill their obligations to us or result in their declaring bankruptcy or similar insolvency-type proceedings. For example, our counterparties on forward purchase contracts and financial institutions involved in our credit facility may become unable to fulfill their contractual obligations. We may not be able to enter into replacement agreements on terms as favorable as our existing agreements. Reduced demand for our electric services, failure by our customers to timely remit full payment owed to us and supply delays or unavailability could have a material adverse effect on our results of operations, financial condition and cash flows. In particular, the projected economic growth and total employment in DP&L’s service territory are important to the realization of our forecasts for annual energy sales.

The level of our indebtedness, and the security provided for this indebtedness, could adversely affect our financial flexibility, and a material change in market interest rates could adversely affect our results of operations, financial condition and cash flows.
As of December 31, 2019, the carrying value of DP&L’s debt was $614.4 million. Of DP&L’s indebtedness, there was $565.0 million of First Mortgage Bonds and tax-exempt bonds as of December 31, 2019, which are secured by the pledge of substantially all of the assets of DP&L under the terms of DP&L’s First & Refunding Mortgage. This level of indebtedness and related security could have important consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•
requiring us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund other corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	limiting, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds, as needed.
If DP&L issues additional debt in the future, we will be subject to the terms of such debt agreements and be required to obtain regulatory approvals. To the extent we increase our leverage, the risks described above would also increase. Further, actual cash requirements in the future may be greater than expected. Accordingly, our cash flows from operations may not be sufficient to repay all of the outstanding debt as it becomes due and, in that event, we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt as it becomes due. Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default thereunder.
DP&L has variable rate debt that bears interest based on a prevailing rate that is reset based on a market index that can be affected by market demand, supply, market interest rates and other market conditions. We also maintain both cash on deposit and investments in cash equivalents from time to time that could be impacted by interest rate fluctuations. As such, any event which impacts market interest rates could have a material effect on our results of operations, financial condition and cash flows. In addition, rating agencies issue ratings on our credit and our debt that affect our borrowing costs under our financial arrangements and affect our potential pool of investors and funding sources. Credit ratings also govern the collateral provisions of certain of our contracts. If the rating agencies were to downgrade our credit ratings further, our borrowing costs would likely further increase, our potential pool of investors and funding resources could be reduced, and we could be required to post additional collateral under select contracts. These events would likely reduce our liquidity and profitability and could have a material adverse effect on our results of operations, financial condition and cash flows.
Economic conditions relating to the asset performance and interest rates of our pension and postemployment benefit plans could materially and adversely impact our results of operations, financial condition and cash flows.
Pension costs are based upon a number of actuarial assumptions, including an expected long-term rate of return on pension plan assets, level of employer contributions, the expected life span of pension plan beneficiaries and the discount rate used to determine the present value of future pension obligations. Any of these assumptions could prove to be wrong, resulting in a shortfall of our pension and postemployment benefit plan assets compared to obligations under our pension and postemployment benefit plans. Further, the performance of the capital markets affects the values of the assets that are held in trust to satisfy future obligations under our pension and postemployment benefit plans. These assets are subject to market fluctuations and will yield uncertain returns, which may fall below our projected return rates. A decline in the market value of the pension and postemployment benefit plan assets will increase the funding requirements under our pension and postemployment benefit plans if the actual asset returns do not recover these declines in value in the foreseeable future. Future pension funding requirements, and the timing of funding payments, may also be subject to changes in legislation. We are responsible for funding any shortfall of our pension and postemployment benefit plans’ assets compared to obligations under the pension and postemployment benefit plans, and a significant increase in our pension liabilities could materially and adversely impact our results of operations, financial condition, and cash flows. We are subject to the Pension Protection Act of 2006, which requires underfunded pension plans to improve their funding ratios within prescribed intervals based on the level of their underfunding. As a result, our required contributions to these plans, at times, have increased and may increase in the future. In addition, our pension and postemployment benefit plan liabilities are sensitive to changes in interest rates. When interest rates decrease, the discounted liabilities increase benefit expense and funding requirements. Further, changes in demographics, including increased numbers of retirements or changes in life expectancy assumptions, may also increase the funding requirements for the obligations related to the pension and other postemployment benefit plans. Declines in market values and increased funding requirements could have a material adverse effect on our results of operations, financial condition and cash flows.
Counterparties providing materials or services may fail to perform their obligations, which could harm our results of operations, financial condition and cash flows.
We enter into transactions with and rely on many counterparties in connection with our business, including for purchased power, for our capital improvements and additions and to provide professional services, such as actuarial calculations, payroll processing and various consulting services. If any of these counterparties fails to perform its obligations to us or becomes unavailable, our business plans may be materially disrupted, we may be forced to discontinue certain operations if a cost-effective alternative is not readily available or we may be forced to enter into alternative arrangements at then-current market prices that may exceed our contractual prices and cause delays. Although our agreements are designed to mitigate the consequences of a potential default by the counterparty, our actual exposure may be greater than relief provided by these mitigation provisions. Any of the foregoing could result in regulatory actions, cost overruns, delays or other losses, any of which (or a combination of which) could have a material adverse effect on our results of operations, financial condition and cash flows.
Further, from time to time our construction program may call for extensive expenditures for capital improvements and additions, including the installation of upgrades, improvements to transmission and distribution facilities, as well as other initiatives. As a result, we may engage contractors and enter into agreements to acquire necessary materials and/or obtain required construction related services. In addition, some contracts may provide for us to assume the risk of price escalation and availability of certain metals and key components. This could force us to enter into alternative arrangements at then-current market prices that may exceed our contractual prices and cause construction delays. It could also subject us to enforcement action by regulatory authorities to the extent that such a contractor failure resulted in a failure by DP&L to comply with requirements or expectations, particularly with regard to the cost of the project. If these events were to occur, we might incur losses or delays in completing construction.
Accidental improprieties and undetected errors in our internal controls and information reporting could result in the disallowance of cost recovery, noncompliant disclosure or incorrect payment processing.
Our internal controls, accounting policies and practices and internal information systems are designed to enable us to capture and process transactions and information in a timely and accurate manner in compliance with GAAP in the United States of America, laws and regulations, taxation requirements and federal securities laws and regulations in order to, among other things, disclose and report financial and other information in connection with the recovery of our costs and with our reporting requirements under federal securities, tax and other laws and regulations and to properly process payments. We have also implemented corporate governance, internal control and accounting policies and procedures in connection with the Sarbanes-Oxley Act of 2002. Our internal controls and policies have been and continue to be closely monitored by management and our board of directors. While we believe these controls, policies, practices and systems are adequate to verify data integrity, unanticipated and unauthorized actions of employees, temporary lapses in internal controls due to shortfalls in oversight or resource constraints could lead to improprieties and undetected errors that could result in the disallowance of cost recovery, noncompliant disclosure and reporting or incorrect payment processing. The consequences of these events could have a material adverse effect on our results of operations, financial condition and cash flows.
New accounting standards or changes to existing accounting standards could materially affect how we report our results of operations, financial condition and cash flows.
Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The SEC, Financial Accounting Standards Board or other authoritative bodies or governmental entities may issue new pronouncements or new interpretations of existing accounting standards that may require us to change our accounting policies. These changes are beyond our control, can be difficult to predict and could materially affect how we report our results of operations, financial condition and cash flows. We could be required to apply a new or revised standard retroactively, which could adversely affect our financial condition. In addition, in preparing our financial statements, management is required to make estimates and assumptions. Actual results could differ significantly from those estimates.
We are subject to extensive laws and local, state and federal regulation, as well as litigation and other proceedings that could affect our operations and costs.
As an electric utility, DP&L is subject to extensive regulation at both the federal and state level. For example, at the federal level, DP&L is regulated by the FERC and the NERC and, at the state level, by the PUCO. The regulatory power of the PUCO over us is both comprehensive and typical of the traditional form of regulation generally imposed by state public utility commissions. We face the risk of unexpected or adverse regulatory action. Regulatory discretion is reasonably broad in Ohio. DP&L is subject to regulation by the PUCO as to our services and facilities, the valuation of property, the construction, purchase, or lease of electric facilities, the classification of accounts, rates of depreciation, the increase or decrease in retail rates and charges, the issuance of securities and incurrence of debt, the acquisition and sale of some public utility properties or securities and certain other matters. As a result of the Energy Policy Act of 2005 and subsequent legislation affecting the electric utility industry, we have been required to comply with rules and regulations in areas including mandatory reliability standards, cybersecurity, transmission expansion and energy efficiency. Complying with the regulatory environment to which we are subject requires us to expend a significant amount of funds and resources. The failure to comply with this regulatory environment could subject us to substantial financial costs and penalties and changes, either forced or voluntary, in the way we operate our business that could have a material adverse effect on our results of operations, financial condition and cash flows.
We are subject to litigation, regulatory proceedings, administrative proceedings, audits, settlements, investigations and claims from time to time that require us to expend significant funds to address. There can be no assurance that the outcome of these matters will not have a material adverse effect on our business, results of operations, financial condition and cash flows. Asbestos and other regulated substances are, and may continue to be, present at our facilities, and we have been named as a defendant in asbestos litigation. The continued presence of asbestos and other regulated substances at these facilities could result in additional litigation being brought against us, which could have a material adverse effect on our results of operations, financial condition and cash flows.
Tax legislation initiatives or challenges to our tax positions could adversely affect our operations and financial condition.
We are subject to the tax laws and regulations of the U.S. federal, state and local governments. From time to time, legislative measures may be enacted that could adversely affect our overall tax positions regarding income or other taxes. There can be no assurance that our effective tax rate or tax payments will not be adversely affected by these legislative measures.
For example, the United States federal government recently enacted tax reform that, among other things, reduces U.S. federal corporate income tax rates, imposes limits on tax deductions for interest expense and changes the rules related to capital expenditure cost recovery. There are a number of uncertainties and ambiguities as to the interpretation and application of many of the provisions of the newly enacted tax reform measure. Given the unpredictability of these possible changes and their potential interdependency, it remains difficult to assess the overall effect such tax changes will have on our earnings and cash flow, and the extent to which such changes could adversely impact our results of operations. As the impacts of the new law are determined, and as yet-to-be-released regulations and other guidance interpreting the new law are issued and finalized, our financial results could be materially impacted.
In addition, U.S. federal, state and local tax laws and regulations are extremely complex and subject to varying interpretations. There can be no assurance that our tax positions will be sustained if challenged by relevant tax authorities and if not sustained, there could be a material adverse effect on our results of operations, financial condition and cash flows.
If we are unable to maintain a qualified and properly motivated workforce, it could have a material adverse effect on our results of operations, financial condition and cash flows.
One of the challenges we face is to retain a skilled, efficient and cost-effective workforce while recruiting new talent to replace losses in knowledge and skills due to resignations, terminations or retirements. This undertaking could require us to make additional financial commitments and incur increased costs. If we are unable to successfully attract and retain an appropriately qualified workforce, it could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, we have employee compensation plans that reward the performance of our employees. We seek to ensure that our compensation plans encourage acceptable levels for risk and high performance through pay mix, performance metrics and timing. We may not be able to successfully train new personnel as current workers with significant knowledge and expertise retire. We also may be unable to staff our business with qualified personnel in the event of significant absenteeism related to a pandemic illness. Excessive risk-taking by our employees to achieve performance targets, though mitigated by policies and procedures, could result in events that have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to collective bargaining agreements that could adversely affect our business, results of operations, financial condition and cash flows.
We are subject to collective bargaining agreements with employees who are members of a union. Over half of our employees are represented by a collective bargaining agreement. While we believe that we maintain a satisfactory relationship with our employees, it is possible that labor disruptions affecting some or all of our operations could occur during the period of the collective bargaining agreement or at the expiration of the collective bargaining agreement before a new agreement is negotiated. Work stoppages by, or poor relations or ineffective negotiations with, our employees or other workforce issues could have a material adverse effect on our results of operations, financial condition and cash flows.
Potential security breaches (including cybersecurity breaches) and terrorism risks could adversely affect our businesses.
We operate in a highly regulated industry that requires the continued operation of sophisticated systems and network infrastructure at our generation stations, fuel storage facilities and transmission and distribution facilities. We also use various financial, accounting and other systems in our businesses. These systems and facilities are vulnerable to unauthorized access due to hacking, viruses, other cybersecurity attacks and other causes. In particular, given the importance of energy and the electric grid, there is the possibility that our systems and facilities could be targets of terrorism or acts of war. We have implemented measures to help prevent unauthorized access to our systems and facilities, including network and system monitoring, identification and deployment of secure technologies and certain other measures to comply with mandatory regulatory reliability standards. Pursuant to NERC requirements, we have a robust cybersecurity plan in place and are subject to regular audits by an independent auditor approved by the NERC. We routinely test our systems and facilities against these regulatory requirements in order to measure compliance, assess potential security risks and identify areas for improvement. In addition, we provide cybersecurity training for our employees and perform exercises designed to raise employee awareness of cyber risks on a regular basis. To date, cyber-attacks on our business and operations have not had a material impact on our operations or financial results. Despite these efforts, if our systems or facilities were to be breached or disabled, we may be unable to recover them in a timely manner to fulfill critical business functions, including the supply of electric services to our customers, and we could experience decreases in revenues and increases in costs that could have a material adverse effect on our results of operations, financial condition and cash flows.
In the course of our business, we also store and use customer, employee and other personal information and other confidential and sensitive information, including personally identifiable information and personal financial information. If our or our third-party vendors’ systems were to be breached or disabled, sensitive and confidential information and other data could be compromised, which could result in negative publicity, remediation costs and potential litigation, damages, consent orders, injunctions, fines and other relief.
To help mitigate these risks, we maintain insurance coverage against some, but not all, potential losses, including coverage for illegal acts against us. However, insurance may not be adequate to protect us against all costs and liabilities associated with these risks.
Our ownership by AES subjects us to potential risks that are beyond our control.
All of our common stock of is owned by DPL, which is a wholly-owned indirect subsidiary of AES. Due to our relationships with DPL and AES, any adverse developments and announcements concerning them may impair our ability to access the capital markets and to otherwise conduct business. In particular, downgrades in DPL or AES’s credit ratings could likely result in our credit ratings of being downgraded. Our common stock is pledged to secure certain indebtedness of DPL.
Impairment of long-lived assets would negatively affect our results of operations and net worth.
Long-lived assets are amortized or depreciated over their estimated useful lives. Long-lived assets are evaluated for impairment only when impairment indicators are present. The recoverability assessment of long-lived assets requires making estimates and assumptions to determine fair value, as described above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes certain “forward-looking statements” that involve many risks and uncertainties. Forward-looking statements express an expectation or belief and contain a projection, plan or assumption with regard to, among other things, our future revenues, income, expenses or capital structure. Such statements of future events or performance are not guarantees of future performance and involve estimates, assumptions and uncertainties. The words “could,” “may,” “predict,” “anticipate,” “would,” “believe,” “estimate,” “expect,” “forecast,” “project,” “objective,” “intend,” “continue,” “should,” “plan,” and similar expressions, or the negatives thereof, are intended to identify forward-looking statements unless the context requires otherwise. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter the forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

•	growth in our service territory and changes in demand and demographic patterns;

•	weather-related damage to our electrical system;

•	performance of our suppliers;

•	transmission and distribution system reliability and capacity;

•	regulatory actions and outcomes, including, but not limited to, the review and approval of our rates and charges by the PUCO;

•	federal and state legislation and regulations;

•	changes in our credit ratings or the credit ratings of AES;

•	fluctuations in the value of pension plan assets, fluctuations in pension plan expenses and our ability to fund defined benefit pension plans;

•	changes in financial or regulatory accounting policies;

•	environmental matters, including costs of compliance with, and liabilities related to, current and future environmental laws and requirements;

•	interest rates and the use of interest rate hedges, inflation rates and other costs of capital;

•	the availability of capital;

•	level of creditworthiness of counterparties to contracts and transactions;

•	labor strikes or other workforce factors, including the ability to attract and retain key personnel;

•	facility or equipment maintenance, repairs and capital expenditures;

•	significant delays or unanticipated cost increases associated with construction projects;

•	the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material;

•	local economic conditions;

•	costs and effects of legal and administrative proceedings, audits, settlements, investigations and claims and the ultimate disposition of litigation;

•	industry restructuring, deregulation and competition;

•
issues related to our participation in PJM, including the cost associated with membership, allocation of costs, costs associated with transmission expansion, the recovery of costs incurred and the risk of default of other PJM participants;

•	changes in tax laws and the effects of our tax strategies;

•	product development, technology changes and changes in prices of products and technologies;

•	cyberattacks and information security breaches;

•	the use of derivative contracts;

•
catastrophic events such as fires, explosions, terrorist acts, acts of war, pandemic events, or natural disasters such as floods, earthquakes, tornadoes, severe winds, ice or snowstorms, droughts or other similar occurrences; and

•	the risks and other factors discussed elsewhere in this prospectus.
All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and many are beyond our control. See “Risk Factors” for a more detailed discussion of the foregoing and certain other factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the new bonds. The new bonds will be exchanged for old bonds as described in this prospectus upon our receipt of old bonds. We will cancel all of the old bonds surrendered in exchange for the new bonds.

CAPITALIZATION
The following table sets forth a summary of DP&L’s capitalization as of December 31, 2019:
This table should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the financial statements and related notes included herein.

As of December 31, 2019
(in millions)
Outstanding balance on revolving line of credit	$40.0
Long-term debt:
First Mortgage Bonds	425.0
Tax-exempt First Mortgage Bonds - rates from: 2.49% - 2.93% (a)	140.0
U.S. Government note	17.5
Unamortized deferred financing costs	(5.4)
Unamortized debt discounts and premiums, net	(2.7)
Total long-term debt at DP&L	574.4

Common shareholder’s equity:
50,000,000 shares authorized, 41,172,173 shares issued and outstanding	0.4
Other paid-in capital	617.0
Accumulated other comprehensive loss	(36.9)
Accumulated deficit	(107.1)
Total common shareholder’s equity	473.4

Total capitalization	$1,087.8

(a)	Range of interest rates for the year ended December 31, 2019.

SELECTED FINANCIAL AND OTHER DATA
The table below presents our selected historical financial and other data for the periods presented, which should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included herein.
The selected historical statement of operations data and balance sheet data for each of the years ended December 31, 2019, 2018 and 2017 are derived from our audited financial statements included herein. Our historical results for any prior period are not necessarily indicative of results to be expected for any future period.
DP&L
Other information that management believes is important in understanding trends in our business is also included in this table. The total electric sales and Balance Sheet Data for DP&L for 2015 are not comparable to the total electric sales and Balance Sheet Data for 2016 - 2019, respectively, as these periods have not been adjusted to reflect the Generation Separation and its reclassification as a discontinued operation.

DP&L
	Years ended December 31,
$ in millions except per share amounts or as indicated	2019	2018	2017	2016	2015
Total electric sales (millions of kWh)	14,628	15,194	14,401	15,008	26,394
Statements of Operations Data
Revenues	$735.4	$738.7	$720.0	$808.0	$857.0
Operating income	$150.7	$135.1	$122.1	$169.0	$222.2
Income from continuing operations	$124.9	$86.7	$57.4	$97.6	$130.0
Loss from discontinued operations, net of tax (a)	$—	$—	$(40.4)	$(870.3)	$(23.6)
Net income / (loss) attributable to common stock	$124.9	$86.7	$17.0	$(773.4)	$105.5
Capital expenditures	$167.1	$93.1	$101.7	$128.3	$127.0

Balance Sheet Data (end of period):
Total assets	$1,883.2	$1,819.6	$1,695.9	$2,035.1	$3,359.6
Long-term debt (b)	$434.6	$581.5	$642.0	$731.5	$313.6
Redeemable preferred stock	$—	$—	$—	$—	$22.9
Total common shareholder's equity	$473.4	$445.3	$330.7	$362.3	$1,212.7

Number of shareholders - preferred stock	—	—	—	—	180

(a)	Fixed-asset impairments of $66.3 million and $1,353.5 million in 2017 and 2016, respectively, have been reclassified to discontinued operations.

(b)	Excluded from this line are the current maturities of long-term debt.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements. Our actual results may differ materially from the results suggested by these forward-looking statements. Please see “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in this prospectus.
Throughout this discussion and analysis, the terms “we”, “us”, “our” and “ours” are used to refer to both DPL and DP&L, respectively and altogether, unless the context indicates otherwise. Discussions or areas of this section that apply only to DPL or DP&L will clearly be noted.
Business Overview
DP&L is a public utility incorporated in 1911 under the laws of Ohio. DP&L offers retail SSO electric service to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio and has the exclusive right to provide distribution and transmission services to approximately 526,000 customers in that service area. In addition to DP&L’s electric transmission and distribution businesses, DP&L has a 4.9% interest in OVEC, an electric generating company. OVEC has two electric generating stations located in Cheshire, Ohio and Madison, Indiana with a combined generation capacity of 2,109 MW. DP&L’s share of this generation capacity is 103 MW.
The principal industries located in DP&L’s service territory include automotive, food processing, paper, plastic, manufacturing and defense. DP&L’s sales reflect general economic and competitive conditions, seasonal weather patterns of the area and the growth of energy efficiency initiatives, however, DP&L’s distribution revenues were decoupled from weather and energy efficiency variations from January 1, 2019 through December 18, 2019. In the first quarter of 2020, DP&L filed a petition to continue to accrue the impacts of decoupling for recovery through a future rate proceeding, but it is unknown at this time how the PUCO will rule on that petition.
DP&L strives to achieve stable, long-term growth through efficient operations and strong customer and regulatory relations. More specifically, DP&L’s strategy is to utilize the transmission and distribution assets that transfer electricity at the most efficient cost, and to maintain the highest level of customer service and reliability. DP&L’s total revenue and net income for the year ended December 31, 2019 were $735.4 million and $124.9 million, respectively. In addition, as of December 31, 2019, DP&L had total assets of approximately $1.9 billion. DP&L’s business is not dependent on any single customer or group of customers.
DP&L’s electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, DP&L applies the accounting standards for regulated operations to its electric transmission and distribution businesses and records regulatory assets when incurred costs are expected to be recovered in future customer rates, and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.
Additional information relating to our risks is contained in “Risk Factors” elsewhere in this prospectus.
The following discussion should be read in conjunction with the accompanying financial statements and related notes included elsewhere in this prospectus.
Financial Overview
The results of operations for DP&L are discussed in more detail in the following pages.

RESULTS OF OPERATIONS – DP&L

Statement of Operations Highlights – DP&L

	Years ended December 31,
$ in millions	2019	2018	2017
Revenues:
Retail	$667.3	$657.9	$642.6
Wholesale	17.2	29.9	23.6
RTO ancillary	43.5	43.1	47.2
Capacity revenues	6.2	7.8	6.6
Miscellaneous revenues	1.2	—	—
Total revenues	735.4	738.7	720.0

Operating costs and expenses:
Net fuel cost	2.5	2.4	0.5
Purchased power:
Purchased power	227.6	243.5	230.6
RTO charges	23.0	55.6	57.2
RTO capacity charges	—	2.2	2.0
Net purchased power cost	250.6	301.3	289.8
Operation and maintenance	183.0	139.7	156.5
Depreciation and amortization	70.8	74.5	75.3
Taxes other than income taxes	77.7	73.1	76.3
Loss / (gain) on asset disposal	0.1	0.2	(0.5)
Loss on disposal of business (Note 15)	—	12.4	—
Total operating costs and expenses	584.7	603.6	597.9

Operating income	150.7	135.1	122.1

Other expense, net:
Interest expense	(26.0)	(27.3)	(30.5)
Loss on early extinguishment of debt	—	(0.6)	(1.1)
Other expense	(0.4)	(2.8)	(2.0)
Other expense, net	(26.4)	(30.7)	(33.6)

Income from continuing operations before income tax (a)	$124.3	$104.4	$88.5

(a)
For purposes of discussing operating results, we present and discuss Income from continuing operations before income tax. This format is useful to investors because it allows analysis and comparability of operating trends and includes the same information that is used by management to make decisions regarding our financial performance.

The following review of results of operations compares the results for the year ended December 31, 2019 to the results for the year ended December 31, 2018. For discussion around results of operations for the year ended December 31, 2017, see Item 7.-Management's Discussion and Analysis of Financial Condition and Results of Operations of our 2018 Annual Report on Form 10-K, filed with the SEC on February 26, 2019.

DP&L – Revenues
Retail customers, especially residential and commercial customers, consume more electricity on warmer and colder days. Therefore, our retail sales demand is affected by the number of heating and cooling degree-days occurring during a year. Cooling degree-days typically have a more significant effect than heating degree-days since some residential customers do not use electricity to heat their homes. Because of the impact of the Decoupling Rider (effective January 1, 2019 through December 18, 2019), weather had a minimal impact on our 2019 net operating results.

DP&L's electric sales and billed customers were as follows:

ELECTRIC SALES AND CUSTOMERS (a)
	DP&L
	Years ended December 31,
	2019	2018
Retail electric sales (b)	14,049	14,439
Wholesale electric sales (c)	579	755
Total electric sales	14,628	15,194

Billed electric customers (end of period)	525,801	525,166

(a)	Electric sales are presented in millions of kWh.

(b)
DP&L retail electric sales represent the total transmission and distribution retail sales for the periods presented. SSO sales were 3,913 million kWh and 3,977 million kWh for the years ended December 31, 2019 and 2018, respectively.

(c)	Included within wholesale electric sales is DP&L's 4.9% share of the generation output of OVEC.

During the year ended December 31, 2019, Revenues decreased $3.3 million to $735.4 million from $738.7 million in the same period of the prior year. This decrease was a result of:

$ in millions	2019 vs. 2018
Retail
Rate
Increase in Energy Efficiency and USF Revenue Rate Riders	$39.9
Increase in base distribution rates due to the DRO	18.8
Increase due to the DIR, which was effective with the DRO (a)	16.5
Increase due to the Decoupling Rider, which was effective with the DRO and designed to eliminate the impacts of weather and demand from certain customer classes (a)	9.4
Decrease in the TCRR due to lower transmission costs and the impact of DP&L passing back the benefits of the PJM Transmission Enhancement Settlement to customers	(32.8)
Decrease due to the deferral of revenue to adjust for the impacts of the TCJA	(14.0)
Decrease due to energy efficiency lost revenues recorded in the prior year	(13.6)
Other	(1.3)
Net change in retail rate	22.9

Volume
Decrease in volume primarily due to demand in the current year driven by a decrease in heating degree-days of 490, partially offset by an increase in cooling degree-days of 68 (excludes the decoupling impact in 2019, which is included in rates above) (a)	(15.2)

Other miscellaneous	1.7
Total retail change	9.4

Wholesale
Decrease due to lower wholesale prices and lower volumes, primarily due to no longer serving the load of other parties through their competitive bid process	(12.7)

RTO ancillary and capacity revenues
Decrease primarily due to lower capacity prices	(1.2)

Other
Miscellaneous revenues	1.2

Net change in Revenues	$(3.3)

(a)
The PUCO order approving the ESP 1 rate plan on December 18, 2019 included the removal of the DIR and Decoupling Rider. For more information, see Part II, Item 8, Note 3 – Regulatory Matters in the Notes to DP&L's Financial Statements.

DP&L – Net Purchased Power
During the year ended December 31, 2019, Net Purchased Power decreased $50.7 million compared to the prior year. This decrease was a result of:

$ in millions	2019 vs. 2018
Net purchased power
Purchased power
Rate
Increase due to pricing in the competitive bid process	$2.4
Volume
Decrease primarily due to lower retail load served due to milder weather and lower purchases as DP&L stopped purchasing power to serve the load of other parties through their competitive bid process after May of 2018	(18.3)
Total purchased power change	(15.9)
RTO charges
Decrease due to lower transmission and congestion charges, including a decrease due to benefits of the PJM Transmission Enhancement Settlement. RTO charges are incurred by DP&L as a member of PJM and primarily include transmission charges within our network, which are incurred and charged to customers in the Transmission Rider	(32.6)

RTO capacity charges	(2.2)

Net change in purchased power	$(50.7)

DP&L - Operation and Maintenance
During the year ended December 31, 2019, Operation and Maintenance expense increased $43.3 million compared to the prior year. This increase was a result of:

$ in millions	2019 vs. 2018
Increase in alternative energy and energy efficiency programs (a)	$26.7
Increase in uncollectible expenses for the low-income payment program, which is funded by the USF Revenue Rate Rider (a)	12.7
Increase in costs charged from the Service Company for services provided	6.3
Decrease due to prior year write-off of previously deferred rate case costs	(5.3)
Other, net	2.9
Net change in Operations and Maintenance expense	$43.3

(a)	There is corresponding revenue associated with these program costs resulting in minimal impact to Net income.

DP&L – Depreciation and Amortization
During the year ended December 31, 2019, Depreciation and amortization expense decreased $3.7 million compared to the prior year. The decrease was primarily due to lower software amortization in 2019.

DP&L – Taxes Other Than Income Taxes
During the year ended December 31, 2019, General taxes increased $4.6 million compared to the prior year. The increase was primarily the result of a favorable adjustment made in 2018 for 2017 Ohio property taxes to reflect actual payments.

DP&L – Loss on Disposal of Business
During the year ended December 31, 2018, DP&L recorded a loss on disposal of business of $12.4 million due to the loss on the transfer of business interests in the Beckjord facility.

DP&L – Interest Expense
During the year ended December 31, 2019, Interest expense decreased $1.3 million compared to the prior year. The decrease was primarily the result of debt repayments at DP&L in 2019 and 2018.

DP&L – Income Tax Expense
During the year ended December 31, 2019, Income tax expense of $17.7 million in 2018 changed to Income tax benefit of $0.6 million in 2019 primarily due to the impact of the September 26, 2019 PUCO order, which finalized the amount of excess deferred tax balances allocable to DP&L’s utility customers. This change was partially offset by higher pre-tax income in the current year compared to the prior year.

KEY TRENDS AND UNCERTAINTIES

Following the issuance of the DRO in September 2018 and the resulting changes to the Decoupling Rider effective January 1, 2019, our financial results were not driven by retail demand and weather but were impacted by customer growth within our service territory. However, the Decoupling Rider was removed with the withdrawal of the 2017 ESP and approved ESP 1 rates. and weather may impact future results. In addition, DP&L's financial results are likely to be driven by other factors including, but not limited to:

•	regulatory outcomes;

•	the passage of new legislation, implementation of regulations or other changes in regulations; and

•	timely recovery of transmission and distribution expenditures.

Operational
As part of our announced plan to exit our generation businesses, we retired the Stuart and Killen EGUs in May 2018, and closed on the transfer of these facilities to a third party in December 2019. In addition, we closed on a sale of our Peaker assets in March 2018. In October 2018, AEP, the operator of the co-owned Conesville EGU, announced that Unit 4 would close by May 2020.

Macroeconomic and Political

United States Tax Law Reform

Federal Taxes - In December 2017, the United States enacted the TCJA. The legislation significantly revised the U.S. corporate income tax system by, among other things, lowering the corporate income tax rate, introducing new limitations on interest expense deductions in 2018. These changes impacted our 2018 and 2019 effective tax rates and will materially impact our effective tax rate in future periods. Our interpretation of the TCJA may change as the U.S. Treasury and the Internal Revenue Service issue additional guidance. Such changes may be material.
State Taxes - The local taxing authorities in Ohio have largely conformed to the TCJA.

Reference Rate Reform
In July 2017, the U.K. Financial Conduct Authority announced that it intends to phase out LIBOR by the end of 2021. In the U.S., the Alternative Reference Rate Committee at the Federal Reserve identified the Secured Overnight Financing Rate ("SOFR") as its preferred alternative rate for LIBOR; alternative reference rates in other key markets are under development. We maintain financial instruments that use LIBOR as an interest rate benchmark and have begun to engage with our counterparties to discuss specific action items to be undertaken in order to prepare for amendments when they become due.
Regulatory Environment
For a comprehensive discussion of the market structure and regulation of DP&L, see Note 3 of Notes to DP&L's Financial Statements and the "Business" section of this prospectus.

On November 21, 2019, the PUCO issued an order modifying DP&L's Electric Security Plan ("ESP") by removing the DMR. On December 18, 2019, the PUCO partially approved DP&L's subsequent request to revert to the prior ESP 1 rates and maintain several other riders that were previously in effect; however, certain of those riders were disallowed. In the first quarter of 2020, DP&L filed a petition seeking authority to record regulatory assets to accrue revenues that would have otherwise been collected under the ESP through the Decoupling Rider. The outcome of this petition is pending.

On March 3, 2020, DP&L filed an application before the FERC seeking to change its existing stated transmission rates to formula transmission rates that would be updated each calendar year. The proposed rate changes, if fully approved, would increase revenues by approximately $4.1 million through the end of 2020. It is currently expected that the FERC will allow the rate to go into effect May 3, 2020, subject to further proceedings and possible refund to the extent some aspects of the filing are not approved. DP&L is unable to predict the ultimate outcome of this proceeding at this time.

For more information regarding DP&L's ESP, see Note 3 – Regulatory Matters of Notes to DP&L's Consolidated Financial Statements.

CAPITAL RESOURCES AND LIQUIDITY
DP&L had unrestricted cash and cash equivalents of $21.3 million, at December 31, 2019. At that date, DP&L had no short-term investments. DP&L had aggregate principal amounts of long-term debt outstanding of $582.5 million, at December 31, 2019.
Approximately $140.2 million of DP&L's long-term debt matures within the next twelve months, which we expect to repay using a combination of cash on hand, net cash provided by operating activities and/or net proceeds from the issuance of new debt. From time to time, we may elect to repurchase our outstanding debt through cash purchases, privately negotiated transactions or otherwise when management believes such repurchases are favorable to make. The amounts involved in any such repurchases may be material.
We depend on timely and continued access to capital markets to manage our liquidity needs. The inability to raise capital on favorable terms, to refinance existing indebtedness or to fund operations and other commitments during times of political or economic uncertainty could have material adverse effects on our financial condition and results of operations. In addition, changes in the timing of tariff increases or delays in the regulatory determinations as well as unfavorable regulatory outcomes could have a material adverse effect on our results of operations, financial condition and cash flows.
DP&L must first seek approval from the PUCO to issue new stocks, bonds, notes and other evidences of indebtedness. Annually, DP&L must receive authority to issue and assume liability on short-term debt, not to exceed 12 months. DP&L received an order from the PUCO granting authority through December 31, 2020 to, among other things, issue up to $300.0 million in aggregate principal amount of short-term indebtedness. DP&L must also receive authority to issue and assume liability on long-term debt, in excess of 12 months. DP&L last received approval in 2019 to, among other things, issue up to $425.0 million in aggregate principal amount of long-term indebtedness for a term not to exceed 40 years. DP&L also has restrictions on the amount of new debt that may be issued due to contractual obligations of AES and by financial covenant restrictions under existing debt obligations. DP&L does not believe such restrictions will be a limiting factor in our ability to issue debt in the ordinary course of prudent business operations.
CASH FLOWS
Cash Flow Analysis - DP&L:

DP&L	Years ended December 31,
$ in millions	2019	2018	2017
Net cash provided by operating activities	$199.9	$195.8	$135.4
Net cash used in investing activities	(170.6)	(96.9)	(89.5)
Net cash used in financing activities	(74.2)	(38.3)	(68.9)
Increase in cash and restricted cash of discontinued operations and held-for-sale businesses	—	—	27.0

Net increase / (decrease) in cash, cash equivalents and restricted cash	(44.9)	60.6	4.0
Balance at beginning of year	66.2	5.6	1.6
Cash, cash equivalents and restricted cash at end of year	$21.3	$66.2	$5.6
Fiscal year 2019 versus 2018:
DP&L – Net cash from operating activities

	For the years ended December 31,		$ change
$ in millions	2019	2018	2019 vs. 2018
Net income	$124.9	$86.7	$38.2
Depreciation and amortization	74.5	77.6	(3.1)
Other adjustments to Net income	(9.7)	28.9	(38.6)
Net income, adjusted for non-cash items	189.7	193.2	(3.5)
Net change in operating assets and liabilities	10.2	2.6	7.6
Net cash provided by operating activities	$199.9	$195.8	$4.1
Net operating assets and liabilities for the year ended December 31, 2019 did not change significantly compared to the year ended December 31, 2018.
DP&L – Net cash from investing activities
During the year ended December 31, 2019, net cash used in investing activities was $(170.6) million compared to net cash used in investing activities of $(96.9) million for the year ended December 31, 2018. This $73.7 million increase in cash used primarily relates to an increase in capital expenditures of $74.0 million, which was driven by significant storm restoration costs and increased spending on transmission projects in 2019, and proceeds of $10.6 million related to the transmission asset swap with Duke and AEP in 2018. These were partially offset by the payment on the disposal of Beckjord of $14.5 million in 2018.
DP&L – Net cash from financing activities
During the year ended December 31, 2019, net cash used in financing activities was $(74.2) million compared to net cash used in financing activities of $(38.3) million during the year ended December 31, 2018. This $35.9 million increase in cash used primarily relates to an $80.0 million capital contribution from DPL in 2018 and a $51.2 million increase in returns of capital paid to DPL in 2019. These items were partially offset by a $50.7 million decrease in net repayments on long-term debt, including early payment premiums, and a $50.0 million increase in net draws on revolving credit facilities in 2019.

Liquidity
We expect our existing sources of liquidity to remain sufficient to meet our anticipated operating needs. Our business is capital intensive, requiring significant resources to fund operating expenses, construction expenditures, scheduled debt maturities and carrying costs, taxes and dividend payments. For 2020 and subsequent years, we expect to satisfy these requirements with cash from operations, funds from debt financing and/or equity capital contributions as our internal liquidity needs and market conditions warrant. We also expect that the borrowing capacity under bank credit facilities will continue to be available to manage working capital requirements during those periods.
At December 31, 2019, DP&L has access to the following revolving credit facility:

$ in millions	Type	Maturity	Commitment	Amounts available as of December 31, 2019
DP&L	Revolving	June 2024	175.0	133.9
DP&L's revolving credit facility has a commitment of $175.0 million, with a $75.0 million letter of credit sublimit and a feature that provides DP&L the ability to increase the size of the facility by an additional $100.0 million. This facility expires June 2024. At December 31, 2019, DP&L had $40.0 million drawn under this facility and had one letter of credit in the amount of $1.1 million outstanding, with the remaining $133.9 million available to DP&L. Fees associated with this facility were not material during the years ended December 31, 2019, 2018 or 2017.

Capital Requirements
Construction Additions

	Actual			Projected
$ in millions	2017	2018	2019	2020	2021	2022
DP&L	$83	$82	$159	$206	$209	$198
Capital projects are subject to continuing review and are revised in light of changes in financial and economic conditions, load forecasts, legislative and regulatory developments and changing environmental laws, rules and regulations, among other factors.
DP&L is projecting to spend an estimated $613.0 million in capital projects for the period 2020 through 2022. DP&L's projection includes expected spending under DP&L's Distribution Modernization Plan filed with the PUCO in December 2018 as well as new transmission projects.
DP&L is subject to the mandatory reliability standards of NERC and ReliabilityFirst Corporation (RF), one of the six NERC regions, of which DP&L is a member. DP&L anticipates spending approximately $73.0 million within the next five years to reinforce its transmission system to comply with mandatory NERC and FERC Form 715 planning requirements. These anticipated costs are included in the overall capital projections above.
Debt Covenants
For information regarding our long-term debt covenants, see Note 7 – Long-term debt of Notes to DP&L's Financial Statements.
Debt Ratings
The following table outlines the debt ratings and outlook for DP&L, along with the effective or affirmed date of each rating.

	DP&L	Outlook	Effective or Affirmed
Fitch Ratings	BBB+ (a)	Negative	December 2019
Moody's Investors Service, Inc.	A3 (a)	Negative	December 2019
Standard & Poor's Financial Services LLC	BBB (a)	Negative	November 2019

(a)Rating relates to DP&L’s senior secured debt.

Credit Ratings
The following table outlines the credit ratings (issuer/corporate rating) and outlook for each company, along with the effective or affirmed dates of each rating and outlook for DP&L.

	DP&L	Outlook	Effective or Affirmed
Fitch Ratings	BBB-	Negative	December 2019
Moody's Investors Service, Inc.	Baa2	Negative	December 2019
Standard & Poor's Financial Services LLC	BB	Negative	November 2019
If the rating agencies reduce our debt or credit ratings, our borrowing costs may increase, our potential pool of investors and funding resources may be reduced and we may be required to post additional collateral under certain contracts. These events may have an adverse effect on our results of operations, financial condition and cash flows. In addition, any such reduction in our debt or credit ratings may adversely affect the trading price of our outstanding debt securities. Non-investment grade companies may experience higher costs to issue new securities.
Off-Balance Sheet Arrangements
For information on guarantees, commercial commitments, and contractual obligations, see Note 10 - Contractual Obligations, Commercial Commitments and Contingencies of Notes to DP&L’s Financial Statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

DP&L’s Financial Statements are prepared in accordance with GAAP. In connection with the preparation of these financial statements, our management is required to make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosure of contingent liabilities. These assumptions, estimates and judgments are based on our historical experience and assumptions that we believe to be reasonable at the time. However, because future events and their effects cannot be determined with certainty, the determination of estimates requires the exercise of judgment. Our critical accounting estimates are those which require assumptions to be made about matters that are highly uncertain. Our significant accounting policies are described in Note 1 – Overview and Summary of Significant Accounting Policies of Notes to DP&L's Financial Statements.

Different estimates could have a material effect on our financial results. Judgments and uncertainties affecting the application of these policies and estimates may result in materially different amounts being reported under different conditions or circumstances. Historically, however, recorded estimates have not differed materially from actual results. Significant items subject to such judgments include: the carrying value of property, plant and equipment; unbilled revenues; the valuation of allowances for deferred income taxes; regulatory assets and liabilities; reserves recorded for income tax exposures; litigation; contingencies; the valuation of AROs; and assets and liabilities related to employee benefits.

Revenue Recognition (including Unbilled Revenue)
Revenue is primarily earned from retail and wholesale electricity sales and electricity transmission and distribution delivery services. Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. Revenue is recorded net of any taxes assessed on and collected from customers, which are remitted to the governmental authorities. At the end of each month, amounts of energy delivered to customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is accrued. In making our estimates of unbilled revenue, we use complex models that consider various factors including daily generation volumes; known amounts of energy usage by nearly all residential, small commercial and industrial customers; estimated line losses; and estimated customer rates based on prior period billings. Given the use of these models, and that customers are billed on a monthly cycle, we believe it is unlikely that materially different results will occur in future periods when revenue is billed. The effect on 2019 revenues and ending unbilled revenues of a one percentage point change in estimated line losses for the month of December 2019 is immaterial. An allowance for potential credit losses is maintained and amounts are written off when normal collection efforts have been exhausted.

Income Taxes
We are subject to federal and state income taxes. Our income tax provision requires significant judgment and is based on calculations and assumptions that are subject to examination by the U.S. Internal Revenue Service and other tax authorities. We regularly assess the potential outcome of tax examinations when determining the adequacy of our income tax provisions by considering the technical merits of the filing position, case law and results of previous tax examinations. Accounting guidance for uncertainty in income taxes prescribes a more-likely-than-not recognition threshold and measurement requirements for financial statement reporting of our income tax positions. Tax reserves have been established which we believe to be adequate in relation to the potential for additional assessments. Once established, reserves are adjusted only when there is more information available or when an event occurs necessitating a change to the reserves. While we believe that the amount of the tax reserves is reasonable, it is possible that the ultimate outcome of current or future examinations may be materially different than the reserve amounts.

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities and their respective income tax bases. We establish a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset will not be realized.

Regulatory Assets and Liabilities
Application of the provisions of GAAP relating to regulatory accounting requires us to reflect the effect of rate regulation in DP&L’s Financial Statements. For regulated businesses subject to federal or state cost-of-service rate regulation, regulatory practices that assign costs to accounting periods may differ from accounting methods generally applied by non-regulated companies. When it is probable that regulators will permit the recovery of current costs through future rates charged to customers, we defer these costs as Regulatory assets that otherwise would be expensed by non-regulated companies. Likewise, we recognize Regulatory liabilities when it is probable that regulators will require customer refunds through future rates and when revenue is collected from customers for expenses that are not yet incurred. Regulatory assets are amortized into expense and Regulatory liabilities are amortized into income over the recovery period authorized by the regulator.

We evaluate our Regulatory assets to determine whether or not they are probable of recovery through future rates and make various assumptions in our analyses. The expectations of future recovery are generally based on orders issued by regulatory commissions or historical experience, as well as discussions with applicable regulatory authorities. If recovery of a regulatory asset is determined to be less than probable, it will be expensed in the period the assessment is made. We currently believe the recovery of our Regulatory assets is probable. See Note 3 – Regulatory Matters of Notes to DP&L's Financial Statements.

AROs
In accordance with the provisions of GAAP relating to the accounting for AROs, legal obligations associated with the retirement of long-lived assets are required to be recognized at their fair value at the time those obligations are incurred. Upon initial recognition of a legal liability, costs are capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. These GAAP provisions also require that components of previously recorded depreciation related to the cost of removal of assets upon future retirement, whether legal AROs or not, must be removed from a company’s accumulated depreciation reserve and be reclassified as a regulatory liability. We make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities and expenses as they relate to AROs. These assumptions and estimates are based on historical experience and assumptions that we believe to be reasonable at the time. See Note 4 – Property, Plant and Equipment of Notes to DP&L's Financial Statements for more information.

Impairments
In accordance with the provisions of GAAP relating to the accounting for impairments, long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset group. Impairment losses on assets held-for-sale are recognized based on the fair value of the disposal group. We determine the fair value of these assets based upon estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. In analyzing the fair value and recoverability using future cash flows, we make projections based on a number of assumptions and estimates of growth rates, future economic conditions, assignment of discount rates and estimates of terminal values. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows. The measurement of impairment loss is the difference between the carrying amount and fair value of the asset.

Pension and Postretirement Benefits
We account for and disclose pension and postemployment benefits in accordance with the provisions of GAAP relating to the accounting for pension and other postemployment plans. These GAAP provisions require the use of assumptions, such as the discount rate for liabilities and long-term rate of return on assets, in determining the obligations, annual cost and funding requirements of the plans. See Note 9 – Benefit Plans of Notes to DP&L's Financial Statements for more information.

Contingent and Other Obligations
During the conduct of our business, we are subject to a number of federal and state laws and regulations, as well as other factors and conditions that potentially subject us to environmental, litigation, insurance and other risks. We periodically evaluate our exposure to such risks and record estimated liabilities for those matters where a loss is considered probable and reasonably estimable in accordance with GAAP. In recording such estimated liabilities, we may make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities and expenses as they relate to contingent and other obligations. These assumptions and estimates are based on historical experience and assumptions and may be subject to change. We believe such estimates and assumptions are reasonable.

Recently Issued Accounting Pronouncements
A discussion of recently issued accounting pronouncements is in Note 1 – Overview and Summary of Significant Accounting Policies of Notes to DP&L's Financial Statements and such discussion is incorporated by reference in this Management's Discussion and Analysis of Financial Condition and Results of Operations and made a part hereof.

BUSINESS
DP&L is a public utility incorporated in 1911 under the laws of Ohio. DP&L offers retail SSO electric service to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio and has the exclusive right to provide distribution and transmission services to approximately 526,000 customers in that service area. In addition to DP&L’s electric transmission and distribution businesses, DP&L has a 4.9% interest in OVEC, an electric generating company. OVEC has two electric generating stations located in Cheshire, Ohio and Madison, Indiana with a combined generation capacity of 2,109 MW. DP&L’s share of this generation capacity is 103 MW.
The principal industries located in DP&L’s service territory include automotive, food processing, paper, plastic, manufacturing and defense. DP&L’s sales reflect general economic and competitive conditions, seasonal weather patterns of the area and the growth of energy efficiency initiatives, however, DP&L’s distribution revenues were decoupled from weather and energy efficiency variations from January 1, 2019 through December 18, 2019. In the first quarter of 2020, DP&L filed a petition to continue to accrue the impacts of decoupling for recovery through a future rate proceeding, but it is unknown at this time how the PUCO will rule on that petition.
DP&L strives to achieve stable, long-term growth through efficient operations and strong customer and regulatory relations. More specifically, DP&L’s strategy is to utilize the transmission and distribution assets that transfer electricity at the most efficient cost, and to maintain the highest level of customer service and reliability. DP&L’s total revenue and net income for the year ended December 31, 2019 were $735.4 million and $124.9 million, respectively. In addition, as of December 31, 2019, DP&L had total assets of approximately $1.9 billion. DP&L’s business is not dependent on any single customer or group of customers.
DP&L’s electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, DP&L applies the accounting standards for regulated operations to its electric transmission and distribution businesses and records regulatory assets when incurred costs are expected to be recovered in future customer rates, and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.
Seasonality
The power delivery business is seasonal, and weather patterns have a material effect on energy demand. In the region we serve, demand for electricity is generally greater in the summer months associated with cooling and in the winter months associated with heating compared to other times of the year. DP&L’s sales typically reflect the seasonal weather patterns and the growth of energy efficiency initiatives. However, as described previously, the impacts of weather, energy efficiency programs and economic changes in customer demand was almost entirely eliminated in 2019 by DP&L’s Decoupling Rider, which was in place from January 1, 2019 until December 18, 2019.

Subject to PUCO decision, DP&L may, in the near future, have authority to create a regulatory asset for the ongoing revenues that would have been charged in the Decoupling Rider going back to December 18, 2019.
Storm activity can also have an adverse effect on our operating performance. Severe storms often damage transmission and distribution equipment, thereby causing power outages, which increase repair costs. Partially mitigating this impact is DP&L’s ability to timely recover certain O&M repair costs related to severe storms.
Rate Regulation and Government Legislation
DP&L’s delivery service to all retail customers as well as the provisions of its SSO service are regulated by the PUCO. In addition, certain costs are considered to be non-bypassable and are therefore assessed to all DP&L retail customers, under the regulatory authority of the PUCO, regardless of the customer’s retail electric supplier. DP&L’s transmission rates are subject to regulation by the FERC under the Federal Power Act.
Ohio law establishes the process for determining SSO and non-bypassable rates charged by public utilities. Regulation of retail rates encompasses the timing of applications, the effective date of rate changes, the cost basis upon which the rates are set and other service-related matters. Ohio law also established the Office of the OCC, which has the authority to represent residential consumers in state and federal judicial and administrative rate proceedings.
Ohio legislation extends the jurisdiction of the PUCO to the records and accounts of certain public utility holding company systems, including DPL. The legislation extends the PUCO’s supervisory powers to a holding company system’s general condition and capitalization, among other matters, to the extent that such matters relate to the costs associated with the provision of public utility service. Based on existing PUCO and FERC authorization, regulatory assets and liabilities are recorded on the balance sheets of DP&L.

MARKET STRUCTURE

Retail rate regulation
DP&L's delivery service to all retail customers as well as the provisions of its SSO service are regulated by the PUCO. In addition, certain costs are considered to be non-bypassable and are therefore assessed to all DP&L retail customers, under the regulatory authority of the PUCO, regardless of the customer’s retail electric supplier. DP&L's transmission rates are subject to regulation by the FERC under the Federal Power Act.

Ohio law establishes the process for determining SSO and non-bypassable rates charged by public utilities. Regulation of retail rates encompasses the timing of applications, the effective date of rate changes, the cost basis upon which the rates are set and other service-related matters. Ohio law also established the Office of the OCC, which has the authority to represent residential consumers in state and federal judicial and administrative rate proceedings.

Based on existing PUCO and FERC authorization, regulatory assets and liabilities are recorded on the balance sheets of DP&L. See Note 3 – Regulatory Matters of Notes to DP&L's Financial Statements.

COMPETITION AND REGULATION

Ohio Retail Rates
ESP 1 establishes DP&L's framework for providing retail service on a going-forward basis including rate structures, non-bypassable charges and other specific rate recovery true-up rider mechanisms. For more information regarding DP&L's ESP, see Note 3 – Regulatory Matters of Notes to DP&L's Financial Statements.

On September 26, 2018, the PUCO issued the DRO establishing new base distribution rates for DP&L, which became effective October 1, 2018. The DRO approved, without modification, a stipulation and recommendation previously filed by DP&L, along with various intervening parties and the PUCO staff. The DRO established a revenue requirement of $248.0 million for DP&L's electric service base distribution rates which reflects an increase to distribution revenues of approximately $29.8 million per year. In addition to the increase in base distribution rates, among other matters, the DRO also provided for a return on equity of 9.999% and a cost of long-term debt of 4.8%.

In December 2018, DP&L filed a Distribution Modernization Plan with the PUCO proposing to invest $576.0 million in capital projects over the next 10 years. There are eight principal components of DP&L’s Distribution Modernization Plan: 1) Smart Meters, 2) Self-Healing Grid, 3) Customer Engagement, 4) Enhancing Sustainability

and Embracing Innovation. 5) Telecommunications, 6) Physical and Cyber Security, 7) Governance and Analytics and 8) Grid Modernization R&D. This filing is pending before the PUCO.

These initiatives will also allow DP&L to be ready to leverage and integrate Distributed Energy Resources into its grid, including demonstrations of community solar, energy storage, microgrids, as well as electric vehicle charging infrastructure. If approved, DP&L plans to implement a comprehensive grid modernization project that will deliver benefits to customers, society as a whole and to the Company.

Ohio law and the PUCO rules contain targets relating to renewable energy, peak demand reduction and energy efficiency standards. If any targets are not met, compliance penalties will apply unless the PUCO makes certain findings that would excuse performance. DP&L is currently in full compliance with energy efficiency, peak demand reduction and renewable energy targets. DP&L is required to file an energy efficiency portfolio plan to demonstrate how it plans to continue to meet the standards. On June 15, 2017, DP&L filed an energy efficiency portfolio plan for programs in years 2018 through 2020, which was settled and approved by the PUCO on December 20, 2017. DP&L recovers the costs of its compliance with Ohio energy efficiency and renewable energy standards through separate riders which are reviewed and audited by the PUCO.

As a member of PJM, DP&L receives revenues from the RTO related to DP&L’s transmission assets and incurs costs associated with its load obligations for retail customers. Ohio law includes a provision that would allow Ohio electric utilities to seek and obtain a reconcilable rider to recover RTO-related costs and credits. DP&L continues to recover non-market-based transmission and ancillary costs through its Transmission Rider.

In response to filings made by DP&L, the FERC approved on May 16, 2017 reactive power rates for the generation facilities that were owned at that time. In the same order, FERC referred to the FERC’s Office of Enforcement for investigation, an issue regarding DP&L’s reactive power charges under the previously effective rates in light of changes in DP&L’s generation portfolio between cases. As of the date of this prospectus, DP&L is unable to predict the ultimate outcome of the investigation. Several other utilities within PJM are also being investigated by FERC’s Office of Enforcement with respect to the same issue of changes in the generation portfolio that occurred in between rate proceedings.

DP&L is also subject to a retrospective SEET threshold whereby it must demonstrate its return on equity is below 12%, excluding DMR revenues. The ultimate outcome of this and the ESP v. MRO and prospective SEET could have a material adverse effect on our results of operations, financial condition and cash flows. See Note 3 – Regulatory Matters of Notes to DP&L's Financial Statements.

Ohio Competition
Since January 2001, DP&L’s electric customers have been permitted to choose their retail electric generation supplier. DP&L continues to have the exclusive right to provide delivery service in its state-certified territory and the obligation to procure and provide electricity to SSO customers that do not choose an alternative supplier. The PUCO maintains jurisdiction over DP&L’s delivery of electricity, SSO and other retail electric services.

As part of Ohio’s electric deregulation law, all of the state’s investor-owned utilities were required to join an RTO. DP&L is a member of the PJM RTO. The role of the RTO is to administer a competitive wholesale market for electricity and ensure reliability of the transmission grid. PJM ensures the reliability of the high-voltage electric power system serving more than 65 million people in all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia. PJM coordinates and directs the operation of the region’s transmission grid, administers the world’s largest competitive wholesale electricity market and plans regional transmission expansion improvements to maintain grid reliability and relieve congestion.

ENVIRONMENTAL MATTERS

DP&L's facilities and operations are subject to a wide range of federal, state and local environmental laws, rules and regulations. The environmental issues that may affect us include the following.

•	The federal CAA and state laws and regulations (including SIPs) which require compliance, obtaining permits and reporting as to air emissions;

•
Litigation with federal and certain state governments and certain special interest groups regarding whether modifications to or maintenance of certain coal-fired generating stations require additional permitting or pollution control technology, or whether emissions from coal-fired generating stations cause or contribute to global climate changes;

•
Rules and future rules issued by the USEPA, the Ohio EPA or other authorities that require or will require substantial reductions in SO2, particulates, mercury, acid gases, NOx and other air emissions;

•	Rules and future rules issued by the USEPA, the Ohio EPA or other authorities that require or will require reporting and reductions of GHGs;

•
Rules and future rules issued by the USEPA, the Ohio EPA or other authorities associated with the federal Clean Water Act, which prohibits the discharge of pollutants into waters of the United States except pursuant to appropriate permits; and

•	Solid and hazardous waste laws and regulations, which govern the management and disposal of certain waste.
In addition to imposing continuing compliance obligations, these laws, rules and regulations authorize the imposition of substantial penalties for noncompliance, including fines, injunctive relief and other sanctions. In the normal course of business, we have investigatory and remedial activities underway at our facilities to comply, or to determine compliance, with such laws, rules and regulations. We record liabilities for loss contingencies related to environmental matters when a loss is probable of occurring and can be reasonably estimated in accordance with the provisions of GAAP. Accordingly, we have immaterial accruals for loss contingencies for environmental matters. We also have a number of environmental matters for which we have not accrued loss contingencies because the risk of loss is not probable, or a loss cannot be reasonably estimated. We evaluate the potential liability related to environmental matters quarterly and may revise our estimates. Such revisions in the estimates of the potential liabilities could have a material adverse effect on our results of operations, financial condition or cash flows. See Note 11 – Contractual Obligations, Commercial Commitments and Contingencies – "Environmental Matters" of Notes to DP&L's Financial Statements for more information regarding environmental risks, laws and regulations and legal proceedings to which we are and may be subject to in the future.
In response to Executive Orders from the U.S. President, the USEPA is currently evaluating various existing regulations to be considered for repeal, replacement, or modification. We cannot predict at this time the likely outcome of the USEPA’s review of these or other existing regulations or what impact it may have on our business.
We have several pending environmental matters associated with our current and previously-owned and operated coal-fired generation units. Some of these matters could have material adverse impacts on our results of operations, financial condition or cash flows.
Environmental Matters Related to Air Quality
Litigation Involving Co-Owned Stations
As a result of a 2008 consent decree entered into with the Sierra Club and approved by the U.S. District Court for the Southern District of Ohio, DP&L and the other owners of the Stuart generating station were subject to certain specified emission targets related to NOX, SO2 and particulate matter. The consent decree also includes commitments for energy efficiency and renewable energy activities. An amendment to the consent decree was entered into and approved in 2010 to clarify how emissions would be computed during startups. Given that all of the commitments have been met and with the retirement of the Stuart generating station, DP&L and the other owners submitted a request for termination of the consent decree to the U.S. District Court.
Notices of Violation Involving Co-Owned Units
In June 2000, the USEPA issued an NOV to the then DP&L-operated Stuart generating station (co-owned by AES Ohio Generation, Dynegy and AEP Generation) for alleged violations of the CAA. The NOV contained allegations consistent with NOVs and complaints that the USEPA had brought against numerous other coal-fired utilities in the Midwest. The NOV indicated the USEPA may: (1) issue an order requiring compliance with the requirements of the Ohio SIP; or (2) bring a civil action seeking injunctive relief and civil penalties of up to $27,500 per day for each violation. Given the retirement and sale of the Stuart generating station and the fact that there has been no action to date, we do not expect any further material developments regarding this NOV.
In January 2015, DP&L received NOVs from the USEPA alleging violations in opacity at the Stuart and Killen generating stations in 2014. On February 15, 2017, the USEPA issued an NOV alleging violations in opacity at the Stuart generation station in 2016. Operations at both Stuart and Killen have ceased. Given the retirement and sale of the Stuart and Killen generating stations and the fact there has been no recent activity, we do not expect any further material developments regarding these NOVs.
Notices of Violation Involving Wholly-Owned Stations
On November 18, 2009, the USEPA issued an NOV to DP&L for alleged NSR violations of the CAA at the Hutchings EGU, which was closed in 2013, relating to capital projects performed in 2001 involving Unit 3 and Unit 6. We do not believe that the two projects described in the NOV were modifications subject to NSR. Given the fact there has been no recent activity, we do not expect any further material developments regarding this NOV.
Environmental Matters Related to Water Quality, Waste Disposal and Ash Ponds
As a result of DP&L transferring its generation assets to AES Ohio Generation in 2017, the following environmental matters, regulations and requirements are now not expected to have a material impact on DP&L with respect to these generating stations (although certain other requirements related to water quality, waste disposal and CCR are discussed further below):

•	water intake regulations, including those finalized by the USEPA on May 19, 2014;

•	the appeal of the NPDES permit governing the discharge of water from the Stuart Station which was dismissed by the Ohio Environmental Review Appeals Commission on August 8, 2019;

•	revised technology-based regulations governing water discharges from steam electric generating facilities, finalized by the USEPA on November 3, 2015 and commonly referred to as the ELG rules; and

•	CWA rules for selenium.

Clean Water Act rules for Selenium
On July 13, 2016, the USEPA published the final updated chronic aquatic life criterion for the pollutant selenium in freshwater per section 304(a) of the CWA. The rule will be implemented after state rulemaking occurs, and requirements will be incorporated into NPDES permits with compliance schedules in some cases. It is too early in the rulemaking process to determine the impact, if any, on our operations, financial position or results of operations.
Notice of Potential Liability for Third Party Disposal Site
In December 2003, DP&L and other parties received notices that the USEPA considered DP&L and other parties PRPs for the Tremont City Landfill site, located near Dayton, Ohio. On October 16, 2019, DP&L received another notice from the USEPA claiming that DP&L is a PRP for the portion of the site known as the barrel fill. While a review by DP&L of its records indicates that it did not contribute hazardous materials to the site, DP&L is currently unable to predict the outcome of this matter. If DP&L were required to contribute to the clean-up of the site, it could have an adverse effect on our business, financial condition or results of operations.
Regulation of Waste Disposal
In 2002, DP&L and other parties received a special notice that the USEPA considered DP&L to be a PRP for the clean-up of hazardous substances at a third-party landfill known as the South Dayton Dump (“Landfill”). Several of the parties voluntarily accepted some of the responsibility for contamination at the Landfill and, in May 2010, three of those parties, Hobart Corporation, Kelsey-Hayes Company and NCR Corporation (“PRP Group”), filed a civil complaint in Ohio federal court (the “District Court”) against DP&L and numerous other defendants, alleging that the defendants contributed to the contamination at the landfill and were liable for contribution to the PRP group for costs associated with the investigation and remediation of the site.
While DP&L was able to get the initial case dismissed, the PRP Group subsequently, in 2013, entered into an additional Administrative Settlement Agreement and Order on Consent (“ASAOC”) with the USEPA relating to vapor intrusion and again filed suit against DP&L and other defendants. Plaintiffs also added an additional ASAOC they entered into in 2016 pertaining to the investigation and remediation of all hazardous substances present in the Landfill - potentially including undefined areas outside the original dump footprint - to the vapor intrusion trial proceeding. The 2013 vapor intrusion ASAOC settled in early 2020, but the 2016 ASAOC remains to be adjudicated after completion of the remedial investigation feasibility study. While DP&L is unable to predict the outcome of these matters, if DP&L were required to contribute to the clean-up of the site, it could have a material adverse effect on our results of operations, financial condition and cash flows.

Regulation of CCR
On October 19, 2015, a USEPA rule regulating CCR under the Resource Conservation and Recovery Act as nonhazardous solid waste became effective. The rule established nationally applicable minimum criteria for the disposal of CCR in new and currently operating landfills and surface impoundments, including location restrictions, design and operating criteria, groundwater monitoring, corrective action and closure requirements and post-closure care. The primary enforcement mechanisms under this regulation would be actions commenced by the states and private lawsuits. On December 16, 2016, President Obama signed into law the Water Infrastructure Improvements for the Nation Act ("WIIN Act"), which includes provisions to implement the CCR rule through a state permitting program, or if the state chooses not to participate, a possible federal permit program. The USEPA has indicated that they will implement a phased approach to amending the CCR Rule which is in process.
It is too early to determine whether the CCR rule or any revisions to or reconsideration of the rule may have a material impact on our business, financial condition or results of operations.
Notice of Violation Involving Co-Owned Units
On September 9, 2011, DP&L received an NOV from the USEPA with respect to its previously co-owned Stuart generating station based on a compliance evaluation inspection conducted by the USEPA and the Ohio EPA in 2009. The notice alleged non-compliance by DP&L with certain provisions of the RCRA, the CWA NPDES permit program and the station’s storm water pollution prevention plan. The notice requested that DP&L respond with the actions it has subsequently taken or plans to take to remedy the USEPA’s findings and ensure that further violations will not occur. Based on its review of the findings, although there can be no assurance, we believe that the notice will not result in a material adverse effect on our results of operations, financial condition and cash flows.

DESCRIPTION OF THE BONDS
In this Description of the Bonds, references to the “Company,” “we,” “us,” and “our” refer to DP&L.
General
The new bonds are to be issued under the First and Refunding Mortgage, dated as of October 1, 1935, between us and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by all supplemental indentures prior to the date hereof and as amended and supplemented by a Fifty-Second Supplemental Indenture relating to the new bonds (collectively referred to as the “Mortgage”).
The statements herein concerning the new bonds and the Mortgage are a summary and do not purport to be complete. The statements make use of defined terms and are qualified in their entirety by express reference to the definitions in, and the appropriate sections and articles of, the Mortgage, a copy of which will be made available upon request to the Trustee.
Maturity, Interest and Payment
The new bonds will mature on June 15, 2049, and will bear interest from the date of original issuance thereof at the rate per annum set forth in their title, payable semi-annually on June 15 and December 15 of each year to bondholders of record at the close of business on the June 1 and December 1 immediately preceding the interest payment date, the first interest payment date being December 15, 2019. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which principal or interest is payable on the new bonds is not a business day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. The term “business day” means any day, other than a Saturday or Sunday, or which is not a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed (or which is not a day on which the corporate trust office of the Trustee is closed for business). We have agreed to pay interest on any overdue principal and, if such payment is enforceable under applicable law, on any overdue installment of interest on the new bonds at the rate per annum set forth in its title.
The new bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will make principal, premium, if any, and interest payments on the new bonds, other than certificated new bonds, to Cede & Co. (as nominee of The Depository Trust Company (“DTC”)) so long as Cede & Co. is the registered owner. Disbursement of such payments to DTC’s participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners of the new bonds is the responsibility of DTC participants and indirect participants in DTC, all as described below under “-Book-Entry, Delivery and Form.”
The new bonds will not have the benefit of any sinking fund.
Optional Redemption
Prior to December 15, 2048 (the date that is six months prior to the maturity date), we may redeem the new bonds at our option, at any time in whole or from time to time in part, on at least 20 days’ prior written notice mailed to the registered holders of the new bonds, at a redemption price, together with accrued and unpaid interest to the date of redemption, equal to the greater of:

•	100% of the principal amount of the new bonds being redeemed; or

•
the sum of the present values of the principal amount of the new bonds to be redeemed and the remaining scheduled payments of interest on the new bonds from the redemption date to December 15, 2048 (the date that is six months prior to the maturity date), discounted from their respective scheduled payment dates to the redemption date semiannually, assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the Treasury Yield plus 25 basis points.

On or after December 15, 2048 (the date that is six months prior to the maturity date), we may redeem the new bonds at our option, at any time in whole or from time to time in part, on at least 20 days’ prior written notice mailed to the registered holders of the new bonds, at a redemption price equal to 100% of the principal amount of the new bonds being redeemed, together with accrued and unpaid interest to the date of redemption.
“Treasury Yield” means, with respect to any redemption date, the annual rate equal to the semiannual equivalent yield to maturity (to December 15, 2048) of the Comparable Treasury Issue, assuming a price for the Comparable

Treasury Issue expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (to December 15, 2048) of the new bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term (to December 15, 2048) of the new bonds.
“Comparable Treasury Price” means, with respect to any date of redemption:

•
the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or

•	if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.
“Quotation Agent” means the Reference Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount and quoted in writing to us by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.
“Reference Treasury Dealer” means a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”) appointed by BofA Securities, Inc. or J.P. Morgan Securities LLC and their successors or any other Primary Treasury Dealer appointed by us.
Notice of redemption will be mailed by first class mail or electronically transmitted through the facilities of DTC at least 20 days before the redemption date to each holder of the new bonds to be redeemed at its registered address.
If fewer than all the new bonds are to be redeemed, selection of new bonds for redemption will be made by the trustee in the manner specified in the mortgage.
Unless we default in payment of the redemption price, from and after the date of redemption, the new bonds or portions thereof called for redemption will cease to bear interest, and the holders of the new bonds will have no right in respect of the new bonds except the right to receive the redemption price.
Notwithstanding the foregoing, upon the notice and in the manner and with the effect provided in the mortgage, the new bonds shall be redeemable by us prior to the maturity of the new bonds out of monies deposited with the trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in the mortgage, at the principal amount of the new bonds to be redeemed and accrued interest to the date of redemption.
Priority and Security
The new bonds will rank equally and ratably with all other First Mortgage Bonds at any time outstanding under the Mortgage. As of December 31, 2019, we had approximately $565.0 million aggregate principal amount of First Mortgage Bonds outstanding.
All outstanding First Mortgage Bonds will be secured, equally and ratably, by the lien of the Mortgage on substantially all properties owned by us (other than property excepted from such lien and such property as may be released from such lien in accordance with the terms of the Mortgage), and improvements, extensions and additions to, and renewals and replacements of, such properties.
The lien under the Mortgage is subject to certain exclusions, including liens for taxes assessed but not then due or payable, vendor’s liens, liens of purchase money mortgages, liens for paving, conservancy or other assessments, any mortgage or other lien on any property hereafter acquired by us which may exist on the date of such acquisition, prior liens and excepted encumbrances. “Excepted encumbrances” include the following:

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any liens, neither assumed by us nor on which we customarily pay interest charges, existing upon real estate or rights in or relating to real estate we acquired for substation, transmission line, distribution line or right of way purposes;

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rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, permit or by any provision of law to purchase or recapture or to designate a purchaser of any of our property;

•	rights reserved to or vested in others to take or receive any part of the power developed or generated by any of our property;

•	easements or reservation in any of our property created at or before the time we acquired that property for the purpose of roads, pipe lines, transmission lines and other like purposes;

•	rights reserved to or vested in any municipality or public authority to use or control or regulate any of our properties; or

•	any obligations or duties affecting our property to any municipality or public authority with respect to any franchise, grant, license or permit.
The Mortgage provides that we will maintain the mortgaged property in working order and condition and equipped with suitable equipment and appliances; that we will make regular charges to expense for the establishment of reasonably adequate reserves for depreciation and will make all needed and proper repairs, retirements, renewals and replacements of the mortgaged property; that we will not charge to our property, plant and equipment accounts any expenditures that are properly chargeable to maintenance or repairs or to any other permitted expense account; and that we may promptly retire property that has permanently ceased to be used or useful in our business.
Release of Property
When not in default, we may obtain the release of any of the mortgaged and pledged property, including, without limiting the generality of the foregoing, any one or more of our heating, gas or water properties substantially as an entirety (provided, however, that our electric property shall not in any event be released substantially as an entirety (other than the assets and operations which formed part of our generation business that were transferred by us in connection with the separation of our generation business from our transmission and distribution assets in 2017 in compliance with an order of the PUCO) and, further, that prior lien bonds deposited with the Trustee shall not be released except as provided by the Mortgage) upon deposit with the Trustee of cash equivalent to the amount (if any) by which the value of the property to be released exceeds certain credits, including the cost or fair value, whichever is less, to us of any Property Additions acquired or constructed prior to or concurrently with such release that have not been used as a basis to issue additional First Mortgage Bonds. Money received by the Trustee upon any release may be withdrawn against Property Additions or against the deposit of bonds or prior lien bonds, or at our request, may be applied to purchase First Mortgage Bonds or to redeem First Mortgage Bonds that are redeemable by their terms at that time.
“Property Additions” means property acquired or constructed after September 30, 1945, to be used in the electric, natural gas, steam or water business.
“Funded Property” includes Property Additions used to satisfy requirements of bond issuances and obligations or bond retirements.
Issuance of Additional First Mortgage Bonds
The Mortgage permits us to issue an unlimited amount of First Mortgage Bonds from time to time in one or more series. All First Mortgage Bonds of one series need not be issued at the same time, and a series may be reopened for issuances of additional First Mortgage Bonds of such series. This means that we may from time to time, without the consent of the existing holders of the new bonds, create and issue additional First Mortgage Bonds having the same terms and conditions as the new bonds in all respects, except for issue date, issue price and, if applicable, the initial interest payment on the new bonds. Additional First Mortgage Bonds issued in this manner will be consolidated with, and will form a single series with, the previously outstanding First Mortgage Bonds of such series, including, if applicable, the new bonds.
Additional First Mortgage Bonds, including additional First Mortgage Bonds of an existing series, may be issued:

•
upon the basis of Property Additions which are not then Funded Property in a principal amount which, together with any prior lien bonds outstanding on such Property Additions, will not exceed 60% of the cost or fair value to us of such Property Additions, whichever is less;

•	against deposits or retirement of prior lien bonds deducted in determining the amount of First Mortgage Bonds issuable upon the basis of Property Additions;

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upon payment, retirement, redemption, cancellation or surrender to the Trustee for cancellation (except when canceled pursuant to certain provisions of the Mortgage as amended) of other First Mortgage Bonds issued under the Mortgage or upon deposit with the Trustee of the money necessary for their purchase or payment, in principal amount equivalent to the First Mortgage Bonds paid, retired, redeemed, canceled or surrendered or for which money has been so deposited; or

•
upon deposit with the Trustee of cash equal to the principal amount of the First Mortgage Bonds to be issued; such cash may be withdrawn in lieu of First Mortgage Bonds, which we may be entitled to have authenticated and delivered to us.

The issuance of additional First Mortgage Bonds (other than bonds issued on the basis of prior bond retirements, as described above) is also limited by a net earnings test, under which no First Mortgage Bonds may be issued upon the basis of Property Additions or under certain other circumstances unless our adjusted net earnings for 12 consecutive calendar months in the 18 calendar months preceding the application for the issue of such First Mortgage Bonds shall be at least two times annual interest charges on all First Mortgage Bonds outstanding (except any for the payment of which the First Mortgage Bonds applied for are to be issued), on the additional First Mortgage Bonds and on the principal amount of all other indebtedness (except indebtedness for the payment of which the First Mortgage Bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the lien of the Mortgage upon property subject to the lien of the Mortgage with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public and secured by a lien prior to the lien of the Mortgage upon property subject to the lien of the Mortgage, if said indebtedness has been assumed by us or if we customarily pay the interest upon the principal thereof.
As of December 31, 2019, approximately $319.4 million of First Mortgage Bonds was permitted to be issued as a result of prior bond retirements. The new bonds will be issued upon the basis of prior bond retirements.
Modification of Mortgage
Our rights and obligations and those of the holders of the First Mortgage Bonds may be modified upon the written consent of the holders of at least a majority of the First Mortgage Bonds then outstanding, but no such modification shall extend the maturity of or reduce the rate of interest on or otherwise modify the terms of payment of principal of or interest on First Mortgage Bonds or permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property. If any proposed modification shall affect the rights of holders of the First Mortgage Bonds of one or more, but not all, series, then only holders of First Mortgage Bonds of the series to be affected shall be required to consent to or shall have authority to approve such modification. Any waiver of a completed default shall be deemed to affect the First Mortgage Bonds of all series, and, subject to the foregoing, any modification of the provisions of any sinking fund established in respect of a particular series shall be deemed to affect only the First Mortgage Bonds of that series. The determination of the Trustee as to what series of First Mortgage Bonds are affected by any modification shall be conclusive.
Events of Default
Among the events which constitute a “completed default” by us under the Mortgage are the following: (a) default in the payment of the principal of any First Mortgage Bond; (b) default for 90 days in the payment of interest on any First Mortgage Bond; (c) default for 90 days in the payment of amounts required for any sinking fund established in respect of a particular series; (d) certain events in bankruptcy, insolvency or reorganization; and (e) default, for 90 days after notice to us from the Trustee, in the performance of any other covenant, agreement or condition contained in the Mortgage. Upon the occurrence of any such completed default, the Trustee or the holders of not less than 25% in principal amount of the First Mortgage Bonds of all series outstanding under the Mortgage may declare the principal of, and any accrued interest on, all such First Mortgage Bonds immediately due and payable, subject to the right of the holders of a majority in principal amount of all such First Mortgage Bonds to annul such declaration if before any sale of the mortgaged property the default is cured. We are not required to furnish periodically to the Trustee evidence as to the absence of default or as to compliance with the terms of the Mortgage, but such evidence is required in connection with the issuance of any additional First Mortgage Bond under the Mortgage and in certain other circumstances. In addition, we are required by law to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.
No bondholder may institute any action, suit or proceeding for any remedy under the Mortgage unless it shall have previously given to the Trustee written notice of a default by us and, in addition, (i) the holders of not less than 25% in principal amounts of the First Mortgage Bonds outstanding under the Mortgage shall have made a written request to the Trustee to exercise its powers under the Mortgage or to institute such action, suit or proceeding in its own name, (ii) such holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby and (iii) the Trustee shall have refused to exercise such powers or to institute such action in its own name or shall have failed to do so for an unreasonable time. Bondholders, however, have an absolute and unconditional right, without such notice to the Trustee, to enforce the payment of the principal of and the interest on their First Mortgage Bonds at and after the maturity thereof.
No personal liability of directors, officers, employees, managers and stockholders
No personal liability whatever shall attach to, or be incurred by, any incorporator or any past, present or future subscriber to capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, or any of them, because of the incurring of the indebtedness authorized by the Mortgage, or under or by reason of any of the obligations, covenants or agreements contained in the Mortgage or in any indenture supplemental thereto or in any of the First Mortgage Bonds, or implied therefrom. Each holder of First Mortgage Bonds by accepting a First Mortgage Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Bonds. The waiver may not be effective to waive liabilities under the federal securities laws.
Satisfaction and Discharge of the Mortgage
Upon our making due provision for the payment of all First Mortgage Bonds and paying all other sums due under the Mortgage, the Mortgage shall cease to be of further effect and may be satisfied and discharged of record.
Merger, Consolidation and Sale
Subject to the conditions listed in the next paragraph, we may consolidate with or merge into any corporation having corporate authority to carry on any of the businesses of generating, manufacturing, transmitting, distributing or supplying (i) electricity or gas for light, heat, power or other purposes, (ii) steam or hot water for power or heat or other purposes or (iii) water for domestic or public use and consumption. The Mortgage also allows conveyance or transfer of all of the mortgaged and pledged property substantially as an entirety to any corporation that is lawfully entitled to acquire and operate such property.
The consolidation, merger, conveyance or transfer of all of the mortgaged and pledged property substantially as an entirety must satisfy the following conditions: (i) it must be upon such terms as to preserve and in no respect impair the lien or security of the Mortgage, or any rights or powers of the Trustee or the holders of First Mortgage Bonds; and (ii) the person formed by such consolidation, or into which we shall have been merged, or acquiring all the mortgaged and pledged property substantially as an entirety must expressly assume in writing the due and punctual payment of the principal and interest of all First Mortgage Bonds and the due and punctual performance and observance of all covenants and conditions of the Mortgage.
After such consolidation, merger, conveyance or transfer, the lien of the Mortgage will generally not cover the property of the successor corporation, other than the property that it acquires from us with certain exceptions.
Dividend Covenant
The Mortgage does not restrict our ability to pay dividends on our common stock.
Defeasance
Any new bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the Mortgage, and the entirety of our indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any paying agent (other than us) for such purpose, in trust:

•	money (including funded cash not otherwise applied pursuant to the Mortgage, to the extent permitted by the Mortgage) in an amount which will be sufficient; or

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in the case of a deposit made prior to the date on which principal is due, eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent pursuant to the first bullet point, will be sufficient; or

•	a combination of options in the preceding bullet points,
which in each case, will be sufficient, without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the

Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such new bonds or portions thereof. For this purpose, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments, which may be issued by the Trustee that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.
Notwithstanding the foregoing, no new bond shall be deemed to have been paid as aforesaid unless we shall have delivered to the Trustee either:

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an opinion of counsel in the United States who is reasonably acceptable to the Trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Mortgage, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding new bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

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an instrument wherein we, notwithstanding the satisfaction and discharge of our indebtedness in respect of new bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional eligible obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or eligible obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such new bonds or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by a holder of a Bond of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and

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an opinion of tax counsel in the United States who is reasonably acceptable to the Trustee to the effect that the holders of the outstanding new bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Regarding the Trustee
The Trustee under the Mortgage is The Bank of New York Mellon. We, DPL, AES and their other subsidiaries also maintain various banking, lending, trust and other relationships with The Bank of New York Mellon and its affiliates.
The Mortgage provides that our obligations to compensate the Trustee and reimburse the Trustee for expenses (including any indemnity obligations) will be secured by a lien generally prior to that of the First Mortgage Bonds on the Mortgage trust estate and the proceeds thereof.
Book-Entry, Delivery and Form
The new bonds will be issued in the form of fully registered securities in global form (the “global securities”). The global securities will be deposited with, or on behalf of, DTC, or the depositary, and registered in the name of the depositary or its nominee.
Upon issuance of the global securities, the depositary or its nominee will credit, on its book entry registration and transfer system, the number of new bonds exchanged to the account of institutions that have accounts with the depositary or its nominee participants (the “DTC participants”), including indirectly to the accounts of institutions that have accounts with the Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System and Clearstream Banking, S.A. (“Clearstream”), or their respective nominee participants (the “Euroclear and Clearstream participants” and, collectively with the DTC participants, the “participants”). The accounts to be credited shall be designated by the Exchange Agent. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to the participants’ interests) for such global securities, or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities. Investors may hold their interests in a Regulation S global security directly through Clearstream or Euroclear, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests in the Regulation S global securities on behalf of their participants through the depositary.

So long as the depositary, or its nominee, is the registered holder of any global securities, the depositary or such nominee, as the case may be, will be considered the sole legal owner of such securities for all purposes under the Mortgage and the new bonds. Except as set forth below, owners of beneficial interests in global securities will not be entitled to have such global securities registered in their names, will not receive or be entitled to receive physical delivery in exchange therefor and will not be considered to be the owners or holders of such global securities for any purpose under the new bonds or the Mortgage. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any action that the depositary, as the holder of such global security, is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any payment of principal, premium, if any, or interest due on the new bonds on any interest payment date, redemption date, or at maturity will be made available by us to the Trustee by such date. As soon as possible thereafter, the Trustee will make such payments to the depositary or its nominee, as the case may be, as the registered owner of the global securities representing such new bonds in accordance with existing arrangements between the Trustee and the depositary.
We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest in respect of the global securities, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants.
Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and will be settled in same-day funds. Transfers between Euroclear and Clearstream participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
None of us, the Trustee, or any paying agent for the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owning through such participants.
Unless and until exchanged in whole or in part for securities in definitive form in accordance with the terms of the new bonds, the global securities may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary of any such nominee to a successor of the depositary or a nominee of each successor.
Settlement for the new bonds will be made by the initial purchasers in immediately available funds. So long as the depositary continues to make its settlement system available to us, all payments of principal of, premium, if any, and interest on the global securities will be made by us in immediately available funds.
Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by the depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the depositary for all purposes.
The global securities shall be exchangeable for corresponding certificated new bonds registered in the name of persons other than the depositary or its nominee only if (a) the depositary (i) notifies us that it is unwilling or unable to continue as depositary for any of the global securities or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (b) there shall have occurred and be continuing an event of default under the Mortgage with respect to the related series of new bonds or (c) we execute and deliver to the Trustee, an order that the global securities shall be so exchangeable. Any certificated new bonds will be issued only in fully registered form and shall be issued without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Any certificated new bonds so issued will be registered in such names as the depositary shall request.
Principal, premium, if any, and interest on all certificated new bonds in registered form will be payable at the office or agency of the Trustee in The City of New York, except that, at our option, payment of any interest (except interest due at maturity) may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register.
The depositary has advised us as follows: The depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “a clearing agency” registered under the Exchange Act. The depositary was created to hold securities of institutions that have accounts with the depositary and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to the depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

THE EXCHANGE OFFER
General
We hereby offer to exchange a like principal amount of new bonds for any or all outstanding old bonds on the terms and subject to the conditions set forth in this prospectus. We often refer to this offer as the “exchange offer.” You may tender some or all of your outstanding old bonds pursuant to this exchange offer. As of the date of this prospectus, $425,000,000 aggregate principal amount of the old bonds are outstanding. Our obligation to accept old bonds for exchange pursuant to the exchange offer is subject to certain conditions set forth hereunder.
Purpose and Effect of the Exchange Offer
In connection with the offering of the old bonds, which was consummated on June 6, 2019, we entered into a registration rights agreement with the initial purchasers of the old bonds, under which we agreed:

(1)
to use our reasonable best efforts to cause to be filed a registration statement with respect to an offer to exchange the old bonds for a new issue of securities, with terms substantially the same as of the old bonds but registered under the Securities Act;

(2)	to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC and remain effective until the closing of the exchange offer; and

(3)	to use our reasonable best efforts to consummate the exchange offer and issue the new bonds within 390 days after the closing of the old bonds offering.
The registration rights agreement provides that, if (a) we do not consummate the exchange offer registration on or prior to the date that is 390 days following the issuance of the old bonds (the “exchange offer closing deadline”) or (b) we have not caused to become effective a shelf registration statement by the 90th day after such obligation arises (the “shelf effectiveness deadline”) (which in no event, however, shall be earlier than the exchange offer closing deadline), the interest rate for the bonds will increase by a rate of 0.25% per annum from the exchange offer closing deadline or the shelf effectiveness deadline, as applicable, during the first 90 day period, and shall further increase by 0.25% per annum beginning on the 91st day following either of the foregoing, until the exchange offer is completed, in the case of an exchange offer, or the shelf registration statement is declared effective. The additional interest rate for the old bonds will not at any time exceed 0.50% per annum notwithstanding our failure to meet more than one of these requirements.
The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old bonds in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction. Furthermore, each holder of old bonds that wishes to exchange their old bonds for new bonds in this exchange offer will be required to make certain representations as set forth herein.
Terms of the Exchange Offer; Period for Tendering Old Bonds
This prospectus contains the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus, we will accept for exchange old bonds which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

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When you tender to us old bonds as provided below, our acceptance of the old bonds will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus.

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For each $2,000 principal amount of old bonds (and $1,000 principal amount of old bonds in excess thereof) surrendered to us in the exchange offer, we will give you $2,000 principal amount of new bonds (and $1,000 principal amount of new bonds in excess thereof). Outstanding bonds may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•
We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the old bonds. We are sending this prospectus on or about the date of this prospectus to all of the registered holders of old bonds at their addresses listed in the trustee’s security register with respect to the old bonds.

•
The exchange offer expires at 5:00 P.M., New York City time, on ; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term “expiration date” means or, if extended by us, the latest time and date to which the exchange offer is extended.

•
As of the date of this prospectus, $425,000,000 aggregate principal amount of the old bonds were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old bonds being tendered.

•	Our obligation to accept old bonds for exchange in the exchange offer is subject to the conditions that we describe in the section called “Conditions to the Exchange Offer” below.

•
We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old bonds, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old bonds previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old bonds not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the exchange offer.

•
We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old bonds that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer” are not satisfied. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

•
We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old bonds promptly. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to Dow Jones and Company News Agency and/or other similar news service.

•	Holders of old bonds do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•
Old bonds which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.
Important rules concerning the exchange offer
You should note that:

•
All questions as to the validity, form, eligibility, time of receipt and acceptance of old bonds tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•
We reserve the absolute right to reject any and all tenders of any particular old bonds not properly tendered or to not accept any particular old bonds which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•
We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old bonds either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old bonds in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old bonds for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular old bonds either before or after the expiration date shall be final and binding on all parties.

•
Neither DP&L, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old bonds for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Old Bonds
What to submit and how

If you, as the registered holder of an old bonds, wish to tender your old bonds for exchange in the exchange offer, you must contact a DTC participant to complete the book-entry transfer procedures described below on or prior to the expiration date.
In addition,

(1)
a timely confirmation of a book-entry transfer of old bonds, if such procedure is available, into the exchange agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or

(2)	you must comply with the guaranteed delivery procedures described below.
The method of delivery of notices of guaranteed delivery is at your election and risk. In all cases, sufficient time should be allowed to assure timely delivery.
How to sign your documents
Signatures on a notice of withdrawal must be guaranteed unless the old bonds being surrendered for exchange are tendered for the account of an eligible institution.
If signatures on a notice of withdrawal are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

•	a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or

•	a commercial bank or trust company having an office or correspondent in the United States.
Acceptance of Old Bonds for Exchange; Delivery of New Bonds
Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old bonds properly tendered and will issue the new bonds promptly after the expiration of the exchange offer. See “Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.
In all cases, we will issue new bonds in exchange for old bonds that are accepted for exchange only after timely receipt by the exchange agent of a timely book-entry confirmation of transfer of old bonds into the exchange agent’s account at DTC using the book-entry transfer procedures described below.
If we do not accept any tendered old bonds for any reason included in the terms and conditions of the exchange offer, non-exchanged old bonds will be credited to an account maintained with DTC promptly following the expiration or termination of the exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account with respect to the old bonds at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of old bonds by causing DTC to transfer old bonds into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, the exchange for the old bonds so tendered will only be made after timely confirmation of book-entry transfer of old bonds into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent’s message must state that DTC has received an express acknowledgment from the participant tendering old bonds that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the prospectus, and that we may enforce the agreement against that participant.
Although delivery of old bonds may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under “¯Exchange Agent” on or prior to the expiration date.
If your old bonds are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your securities of your intention to tender your old bonds or not tender your old bonds. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of bonds until the exchange agent receives an agent’s message and a book-entry confirmation from DTC with respect to your bonds. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures
If you are a registered holder of old bonds and you want to tender your old bonds but your old bonds are not immediately available, or time will not permit an agent’s message or your old bonds to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution,

•
prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, stating:

•	the name and address of the holder of old bonds;

•	the amount of old bonds tendered;

•	the tender is being made by delivering that notice; and

•
guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation will be deposited by that eligible institution with the exchange agent, and

•	a book-entry confirmation is received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.
Withdrawal Rights
You can withdraw your tender of old bonds at any time on or prior to the expiration date.
For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under “Exchange Agent.” Any notice of withdrawal must specify:

•	the name of the person having tendered the old bonds to be withdrawn

•	the old bonds to be withdrawn

•	the principal amount of the old bonds to be withdrawn; and

•	any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old bonds and otherwise comply with the procedures of that facility.
Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old bonds so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. If you have properly withdrawn old bonds and wish to re-tender them, you may do so by following one of the procedures described under “Procedures for Tendering Old Bonds” above at any time on or prior to the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new bonds in exchange for, any old bonds and may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer:

•	that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC; or

•
any holder of the old bonds exchanged in the exchange offer has not represented that all new bonds to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the exchange offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new bonds and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available.

The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old bonds tendered, and no new bonds will be issued in exchange for any old bonds, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.
Exchange Agent
The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:
Deliver To:
By Registered, Regular or Certified Mail or Overnight Delivery:
The Bank of New York Mellon
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Corporate Trust Reorg - Eric Herr
Facsimile Transmissions:
732-667-9408
To Confirm by Email:
ct_reorg_unit_inquiries@bnymellon.com
To Confirm by Telephone or for Information:
315-414-3362
Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.
Fees and Expenses
The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.
The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be $270,000.
Accounting Treatment
We will record the new bonds in our accounting records at the same carrying value as the old bonds, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of this exchange offer. We will capitalize the expenses of this exchange offer and amortize them over the life of the bonds.
Transfer Taxes
Holders who tender their old bonds for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new bonds in the name of, or request that old bonds not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.
Resale of the New Bonds
Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new bonds would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of old bonds who is an “affiliate” of DP&L or who intends to participate in the exchange offer for the purpose of distributing the new bonds

(1)	will not be able to rely on the interpretation of the staff of the SEC,

(2)	will not be able to tender its old bonds in the exchange offer and

(3)
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

In addition, in connection with any resales of new bonds, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new bonds, other than a resale of an unsold allotment from the original sale of the old bonds, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new bonds.
Failure to Exchange
Holders of old bonds who do not exchange their old bonds for new bonds under the exchange offer will remain subject to the restrictions on transfer of such old bonds as set forth in the legend printed on the bonds as a consequence of the issuance of the old bonds pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and otherwise set forth in the confidential offering memorandum distributed in connection with the private offering of the old bonds.
Other
Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are strongly urged to consult your financial, legal and tax advisors in making your own decision on what action to take.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The exchange of old bonds for new bonds in the exchange offer will not be a taxable event for holders. When a holder exchanges an old bond for a new bond in the exchange offer, the holder will have the same adjusted tax basis and holding period in the new bond as in the old bond immediately before the exchange.
Persons considering the exchange of old bonds for new bonds should consult their own tax advisers concerning the U.S. federal income tax consequences in light of their particular situations as well as any tax consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION
Each broker-dealer that receives new bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new bonds received in exchange for old bonds where old bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new bonds received by it in exchange for old bonds.
We will not receive any proceeds from any sale of new bonds by broker-dealers.
New bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new bonds; or

•	a combination of those methods of resale,
at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.
Any resale may be made:

•	directly to purchasers; or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new bonds.
Any broker-dealer that resells new bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new bonds may be considered to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those new bonds and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act.
We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES
Davis Polk & Wardwell LLP will opine for us on whether the new bonds are valid and binding obligations of The Dayton Power and Light Company and will rely on the opinion of Brian Hylander, Assistant General Counsel of The Dayton Power and Light Company with respect to certain matters under the laws of the State of Ohio.

EXPERTS
The financial statements of The Dayton Power and Light Company at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, and the related notes and schedule appearing in this registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-4 under the Securities Act with respect to our offering of the new bonds. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the company and the new bonds, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including exhibits and schedules thereto, is available to the public on the SEC’s website at https://www.sec.gov.
If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or we do not otherwise report on an annual or quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we are still required under the indenture to deliver (which may be accomplished through posting on the internet) to the trustee and to holders of the bonds, without any cost to any holder: (1) within 90 days after the end of each fiscal year, audited financial statements and (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly unaudited financial statements. We are also required under the indenture to provide without charge upon the written request of (1) a holder of any bonds or (2) a prospective holder of any of the bonds who is a “qualified institutional buyer” within the meaning of Rule 144A and is designated by an existing holder of any of the bonds with the information with respect to the Company required to be delivered under Rule 144A(d)(f) under the Securities Act to enable resales of the bonds to be made pursuant to Rule 144A.

Any such requests should be directed to us at: The Dayton Power and Light Company, 1065 Woodman Drive, Dayton, Ohio 45432, Phone: (937) 259-7215, Attention: Treasurer.
We also maintain an Internet site at https://www.dpandl.com. Our website and the information contained therein or connected thereto shall not be deemed to be a part of this prospectus or the registration statement of which it forms a part.

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors of The Dayton Power & Light Company
Opinion on the Financial Statements
We have audited the accompanying balance sheets of The Dayton Power & Light Company (the Company) as of December 31, 2019 and 2018, the related statements of operations, comprehensive income/(loss), cash flows and shareholder’s equity for each of the three years in the period ended December 31, 2019, and the related notes and schedule (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019 in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2012.

Indianapolis, Indiana
February 27, 2020

THE DAYTON POWER AND LIGHT COMPANY
Statements of Operations
	Years ended December 31,
$ in millions	2019	2018	2017
Revenues	$735.4	$738.7	$720.0

Operating costs and expenses
Net fuel costs	2.5	2.4	0.5
Net purchased power cost	250.6	301.3	289.8
Operation and maintenance	183.0	139.7	156.5
Depreciation and amortization	70.8	74.5	75.3
Taxes other than income taxes	77.7	73.1	76.3
Loss / (gain) on asset disposal	0.1	0.2	(0.5)
Loss on disposal of business (Note 15)	—	12.4	—
Total operating costs and expenses	584.7	603.6	597.9

Operating income	150.7	135.1	122.1

Other income / (expense), net
Interest expense	(26.0)	(27.3)	(30.5)
Loss on early extinguishment of debt	—	(0.6)	(1.1)
Other expense	(0.4)	(2.8)	(2.0)
Other expense, net	(26.4)	(30.7)	(33.6)

Income from continuing operations before income tax	124.3	104.4	88.5

Income tax expense / (benefit) from continuing operations	(0.6)	17.7	31.1

Net income from continuing operations	124.9	86.7	57.4

Discontinued operations (Note 14)
Loss from discontinued operations before income tax	—	—	(56.3)
Income tax benefit from discontinued operations	—	—	(15.9)
Net loss from discontinued operations	—	—	(40.4)

Net income	$124.9	$86.7	$17.0
See Notes to Financial Statements.

THE DAYTON POWER AND LIGHT COMPANY
Statements of Comprehensive Income
	Years ended December 31,
$ in millions	2019	2018	2017
Net income	$124.9	$86.7	$17.0
Equity securities activity:
Change in fair value of equity securities, net of income tax expense of $0.0, $0.0 and ($0.2) for each respective period	—	—	0.5
Reclassification to earnings, net of income tax benefit of $0.0, $0.0 and $0.0 for each respective period	—	—	(0.1)
Net change in fair value of equity securities	—	—	0.4
Derivative activity:
Change in derivative fair value, net of income tax benefit / (expense) of $0.3, $0.1 and ($7.2) for each respective period	(0.8)	(0.1)	12.4
Reclassification to earnings, net of income tax expense of $0.0, $0.4 and $0.2 for each respective period	(0.2)	(0.7)	(0.7)
Reclassification of earnings related to discontinued operations, net of income tax expense of $0.0, $0.0 and $3.0 for each respective period	—	—	(5.5)
Net change in fair value of derivatives	(1.0)	(0.8)	6.2
Pension and postretirement activity:
Prior service cost for the period, net of income tax benefit of $0.0, $0.6 and $1.0 for each respective period	—	(2.2)	(1.9)
Net gain / (loss) for the period, net of income tax benefit / (expense) of $0.6, ($0.4) and $0.4 for each respective period	(3.6)	1.7	(0.8)
Reclassification to earnings, net of income tax benefit of ($0.5), ($1.0) and ($2.3) for each respective period	3.0	3.3	4.5
Net change in unfunded pension and postretirement obligations	(0.6)	2.8	1.8

Other comprehensive income / (loss)	(1.6)	2.0	8.4

Net comprehensive income	$123.3	$88.7	$25.4
See Notes to Financial Statements.

THE DAYTON POWER AND LIGHT COMPANY
Balance Sheets
$ in millions	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10.8	$45.0
Restricted cash	10.5	21.2
Accounts receivable, net (Note 2)	70.9	90.4
Inventories (Note 2)	10.4	7.7
Taxes applicable to subsequent years	77.4	72.4
Regulatory assets, current (Note 3)	19.7	41.1
Taxes receivable	35.7	19.6
Prepayments and other current assets	10.8	13.3
Total current assets	246.2	310.7

Property, plant and equipment:
Property, plant & equipment	2,333.6	2,274.4
Less: Accumulated depreciation and amortization	(1,012.7)	(988.0)
	1,320.9	1,286.4
Construction work in process	104.5	31.7
Total net property, plant & equipment	1,425.4	1,318.1
Other non-current assets:
Regulatory assets, non-current (Note 3)	173.8	152.6
Intangible assets, net of amortization	18.2	17.2
Other non-current assets	19.6	21.0
Total other non-current assets	211.6	190.8
Total assets	$1,883.2	$1,819.6

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Short-term and current portion of long-term debt (Note 7)	$179.8	$4.6
Accounts payable	74.4	55.8
Accrued taxes	79.4	75.7
Accrued interest	1.4	0.4
Customer deposits	20.6	21.3
Regulatory liabilities, current (Note 3)	27.9	34.9
Accrued and other current liabilities	16.3	17.5
Total current liabilities	399.8	210.2

Non-current liabilities:
Long-term debt (Note 7)	434.6	581.5
Deferred income taxes (Note 8)	158.1	131.7
Taxes payable	82.3	77.1
Regulatory liabilities, non-current (Note 3)	243.6	278.3
Accrued pension and other post-retirement benefits (Note 9)	79.9	83.2
Other non-current liabilities	11.5	12.3
Total non-current liabilities	1,010.0	1,164.1

Commitments and contingencies (Note 11)

Common shareholder's equity:
Common stock, par value of $0.01 per share	0.4	0.4
50,000,000 shares authorized, 41,172,173 shares issued and outstanding
Other paid-in capital	617.0	711.8
Accumulated other comprehensive loss	(36.9)	(35.3)
Accumulated deficit	(107.1)	(231.6)
Total common shareholder's equity	473.4	445.3

Total liabilities and shareholder's equity	$1,883.2	$1,819.6
See Notes to Financial Statements.

THE DAYTON POWER AND LIGHT COMPANY
Statements of Cash Flows
	Years ended December 31,
$ in millions	2019	2018	2017
Cash flows from operating activities:
Net income	$124.9	$86.7	$17.0
Adjustments to reconcile Net income to Net cash from operating activities
Depreciation and amortization	70.8	74.5	87.2
Amortization of deferred financing costs	3.7	3.1	1.1
Deferred income taxes	(9.7)	16.3	8.1
Fixed-asset impairment	—	—	66.3
Loss on disposal of business	—	12.4	—
Loss on asset disposal	—	0.2	15.7
Changes in certain assets and liabilities:
Accounts receivable, net	19.6	13.5	14.6
Inventories	(2.8)	(0.3)	10.3
Taxes applicable to subsequent years	(5.0)	(1.3)	6.4
Deferred regulatory costs, net	(2.2)	(9.2)	(23.7)
Accounts payable	12.9	3.8	(48.7)
Accrued taxes payable / receivable	(7.2)	(12.7)	(17.5)
Accrued interest	0.9	(0.4)	(1.3)
Accrued pension and other post-retirement benefits	(8.8)	(2.4)	4.8
Other	2.8	11.6	(4.9)
Net cash provided by operating activities	199.9	195.8	135.4
Cash flows from investing activities:
Capital expenditures	(167.1)	(93.1)	(101.7)
Payments on disposal of business	—	(14.5)	—
Proceeds from sale of property	—	10.6	—
Insurance proceeds	—	0.4	12.5
Other investing activities, net	(3.5)	(0.3)	(0.3)
Net cash used in investing activities	(170.6)	(96.9)	(89.5)
Cash flows from financing activities
Dividends and returns of capital paid to parent	(95.0)	(43.8)	(39.0)
Capital contribution from parent	—	80.0	70.0
Retirement of long-term debt	(436.1)	(64.5)	(104.5)
Issuance of long-term debt	422.3	—	—
Payments of deferred financing costs	(5.2)	—	—
Borrowings from revolving credit facilities	60.0	30.0	40.0
Repayment of borrowings from revolving credit facilities	(20.0)	(40.0)	(30.0)
Borrowings from related party	—	—	30.0
Repayment of borrowings from related party	—	—	(35.0)
Other financing activities, net	(0.2)	—	(0.4)
Net cash used in financing activities	(74.2)	(38.3)	(68.9)
Increase in cash and restricted cash of discontinued operations and held-for-sale businesses	—	—	27.0
Cash, cash equivalents and restricted cash:			.
Net increase / (decrease) in cash, cash equivalents and restricted cash	(44.9)	60.6	4.0
Balance at beginning of year	66.2	5.6	1.6
Cash, cash equivalents and restricted cash at end of year	$21.3	$66.2	$5.6
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$20.3	$22.9	$28.4
Income taxes paid, net	$24.3	$13.1	$28.1
Non-cash financing and investing activities:
Accruals for capital expenditures	$16.5	$10.8	$19.7
Distribution of generation assets to subsidiary of parent	$—	$(10.0)	$(86.2)
See Notes to Financial Statements.

THE DAYTON POWER AND LIGHT COMPANY
Statements of Shareholder's Equity
	Common Stock (a)
$ in millions	Outstanding Shares	Amount	Other Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
Year ended December 31, 2017
Beginning balance	41,172,173	$0.4	$810.7	$(42.5)	$(406.3)	$362.3
Net comprehensive income				8.4	17.0	25.4
Common stock dividends and returns of capital			(39.0)			(39.0)
Transfer of generation assets to subsidiary of parent			(86.2)	(2.1)		(88.3)
Capital contribution from parent			70.0			70.0
Other (b)			(69.7)		70.0	0.3
Ending balance	41,172,173	0.4	685.8	(36.2)	(319.3)	330.7
Year ended December 31, 2018
Net comprehensive income				2.0	86.7	88.7
Common stock dividends and returns of capital			(43.8)			(43.8)
Transfer of generation assets to subsidiary of parent (c)			(10.0)			(10.0)
Capital contribution from parent			80.0			80.0
Other (d)			(0.2)	(1.1)	1.0	(0.3)
Ending balance	41,172,173	0.4	711.8	(35.3)	(231.6)	445.3
Year ended December 31, 2019
Net comprehensive income				(1.6)	124.9	123.3
Common stock dividends and returns of capital			(95.0)			(95.0)
Other			0.2		(0.4)	(0.2)
Ending balance	41,172,173	$0.4	$617.0	$(36.9)	$(107.1)	$473.4

(a)	$0.01 par value, 50,000,000 shares authorized.

(b)
In 2017, we reclassified the presentation of the December 2016 dividend payment of $70.0 million. This was originally recorded as a charge to Accumulated deficit but was reclassified as a charge to Other paid-in capital as it represented a return of capital.

(c)	In 2018, DP&L transferred additional deferred taxes to AES Ohio Generation under the provisions of SAB 118 through an equity transaction with DPL. See Note 8 – Income Taxes for additional information.

(d)
ASU 2016-01 “Recognition and Measurement of Financial Assets and Financial Liabilities” was effective as of January 1, 2018. This ASU requires the change in the fair value of equity instruments to be recorded in income rather than in OCI. Equity Instruments were defined to include all mutual funds, regardless of the underlying investments.

See Notes to Financial Statements.

The Dayton Power and Light Company
Notes to Financial Statements
For the years ended December 31, 2019, 2018 and 2017

Note 1 – Overview and Summary of Significant Accounting Policies

Description of Business
DP&L is a public utility incorporated in 1911 under the laws of Ohio. Beginning in 2001, Ohio law gave consumers the right to choose the electric generation supplier from whom they purchase retail generation service, however transmission and distribution services are still regulated. DP&L has the exclusive right to provide such service to its approximately 526,000 customers located in West Central Ohio. DP&L provides retail SSO electric service to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio. DP&L sources all of the generation for its SSO customers through a competitive bid process. Through September 30, 2017, DP&L owned undivided interests in multiple coal-fired power stations and multiple peaking electric generating facilities as well as numerous transmission facilities. On October 1, 2017, the DP&L-owned generating facilities, excluding the Beckjord Facility and Hutchings EGU, were transferred to AES Ohio Generation, an affiliate of DP&L and wholly-owned subsidiary of DPL, through an asset contribution agreement to a subsidiary that was merged into AES Ohio Generation. Principal industries located in DP&L’s service territory include automotive, food processing, paper, plastic, manufacturing and defense. DP&L's sales reflect the general economic conditions, seasonal weather patterns of the area and the market price of electricity. Through the date of Generation Separation, DP&L sold energy and capacity into the wholesale market. As a result of Generation Separation, DP&L now only has one reportable segment, the Utility segment. In addition to DP&L's electric transmission and distribution businesses, the Utility segment includes revenues and costs associated with DP&L's investment in OVEC and the historical results of DP&L’s Beckjord and Hutchings Coal generating facilities, which were either closed or sold in prior periods.

DP&L’s electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, DP&L applies the accounting standards for regulated operations to its electric transmission and distribution businesses and records regulatory assets when incurred costs are expected to be recovered in future customer rates and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.

DP&L employed 630 people at January 31, 2020. Approximately 59% of all employees are under a collective bargaining agreement that expires on October 31, 2020.

Financial Statement Presentation
DP&L does not have any subsidiaries.

Through June 2018, DP&L had undivided ownership interests in numerous transmission facilities. These undivided interests in jointly-owned facilities were accounted for on a pro rata basis in the Financial Statements. In June 2018, DP&L closed on a transmission asset transaction with Duke and AEP, where ownership stakes in certain previously co-owned transmission assets were exchanged to eliminate co-ownership. Each previously co-owned transmission asset became wholly-owned by one of DP&L, Duke or AEP after the transaction. See Note 4 – Property, Plant and Equipment for more information.

We have evaluated subsequent events through the date this report is issued.

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

Use of Management Estimates
The preparation of financial statements in conformity with GAAP requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the revenues and expenses of the periods reported. Actual results could differ from these estimates. Significant items subject to such estimates and judgments include: the carrying value of Property, plant and equipment; unbilled revenues; the valuation of derivative instruments; the valuation of insurance and claims liabilities; the valuation of allowances for receivables and deferred income taxes; regulatory assets and liabilities; reserves recorded for income tax exposures; litigation; contingencies; the valuation of AROs; and assets and liabilities related to employee benefits.

Cash and Cash Equivalents
Cash and cash equivalents are stated at cost, which approximates fair value. All highly liquid short-term investments with original maturities of three months or less are considered cash equivalents.

Restricted Cash
Restricted cash includes cash which is restricted as to withdrawal or usage. The nature of the restriction includes an agreement related to cash collected under the DMR, which is restricted to pay debt obligations at DPL and DP&L and position DP&L to modernize and/or maintain its transmission and distribution infrastructure.

The following table summarizes cash, cash equivalents and restricted cash amounts reported on the Balance Sheet that reconcile to the total of such amounts as shown on the Statements of Cash Flows:

$ in millions	December 31, 2018	December 31, 2017
Cash and cash equivalents	$10.8	$45.0
Restricted cash	10.5	21.2
Cash, Cash Equivalents and Restricted Cash, End of Period	$21.3	$66.2

Allowance for Uncollectible Accounts
We establish provisions for uncollectible accounts by using both historical average loss percentages to project future losses and by establishing specific provisions for known credit issues. Amounts are written off when reasonable collections efforts have been exhausted.

Inventories
Inventories are carried at average cost, net of reserves, and include materials and supplies used for utility operations.

Regulatory Accounting
As a regulated utility, DP&L applies the provisions of FASC 980 “Regulated Operations”, which gives recognition to the ratemaking and accounting practices of the PUCO and the FERC. Regulatory assets generally represent incurred costs that have been deferred because such costs are probable of future recovery in customer rates. Regulatory assets can also represent performance incentives permitted by the regulator. Regulatory assets have been included as allowable costs for ratemaking purposes, as authorized by the PUCO or established regulatory practices. Regulatory liabilities generally represent obligations to make refunds or future rate reductions to customers for previous over collections or the deferral of revenues collected for costs that DP&L expects to incur in the future.

The deferral of costs (as regulatory assets) is appropriate only when the future recovery of such costs is probable. In assessing probability, we consider such factors as specific orders from the PUCO or FERC, regulatory precedent and the current regulatory environment. To the extent recovery of costs is no longer deemed probable, related regulatory assets would be required to be expensed in current period earnings. Our regulatory assets and liabilities have been created pursuant to a specific order of the PUCO or FERC or established regulatory practices, such as other utilities under the jurisdiction of the PUCO or FERC being granted recovery of similar costs. It is probable, but not certain, that these regulatory assets will be recoverable, subject to PUCO or FERC approval. Regulatory assets and liabilities are classified as current or non-current based on the term in which recovery is expected. See Note 3 – Regulatory Matters for more information.

Property, Plant and Equipment
We record our ownership share of our undivided interest in jointly-owned transmission and distribution property as an asset in property, plant and equipment. New property, plant and equipment additions are stated at cost. For regulated transmission and distribution property, cost includes direct labor and material, allocable overhead expenses and an allowance for funds used during construction (AFUDC). AFUDC represents the cost of borrowed funds and equity used to finance regulated construction projects. Capitalization of AFUDC and interest ceases at either project completion or at the date specified by regulators. AFUDC and capitalized interest was $3.2 million, $0.5 million and $1.5 million in the years ended December 31, 2019, 2018 and 2017, respectively.

For substantially all depreciable property, when a unit of property is retired, the original cost of that property less any salvage value is charged to Accumulated depreciation and amortization, consistent with composite depreciation practices.

Property is evaluated for impairment when events or changes in circumstances indicate that its carrying amount may not be recoverable.

Depreciation
Depreciation expense is calculated using the straight-line method, which allocates the cost of property over its estimated useful life. For DP&L’s transmission and distribution assets, straight-line depreciation is applied monthly on an average composite basis using group rates that approximated 2.9% in 2019, 3.0% in 2018 and 3.4% in 2017. Depreciation expense was $66.5 million, $68.2 million and $69.6 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Intangibles
Intangibles include software, emission allowances and renewable energy credits. Emission allowances are carried on a first-in, first-out (FIFO) basis for purchased emission allowances. Net gains or losses on the sale of excess emission allowances, representing the difference between the sales proceeds and the cost of emission allowances, are recorded as a component of our fuel costs and are reflected in Operating income when realized. Emission allowances are amortized as they are used in our operations on a FIFO basis. Renewable energy credits are carried on a weighted average cost basis and amortized as they are used or retired.

Software is amortized over seven years. Amortization expense was $4.3 million, $6.3 million and $5.7 million for the years ended December 31, 2019, 2018 and 2017, respectively. The estimated amortization expense of this internal-use software over the next five years is $11.1 million ($3.5 million in 2020, $3.3 million in 2021, $3.2 million in 2022, $1.0 million in 2023 and $0.1 million in 2024).

Debt Issuance Costs
Costs incurred in connection with the issuance of long-term debt are deferred and presented as a direct reduction from the face amount of that debt and amortized over the related financing period using the effective interest method. Debt issuance costs related to a line-of-credit or revolving credit facility are deferred and presented as an asset and amortized over the related financing period. Make-whole payments in connection with early debt retirements are classified as cash flows used in financing activities.

Financial Instruments
Our Master Trust investments in debt and equity financial instruments of publicly traded entities are classified as equity investments. These equity securities are carried at fair value and unrealized gains and losses on these securities are recorded in Other income. As these financial instruments are held to be used for the benefit of employees participating in employee benefit plans and are not used for general operating purposes, they are classified as non-current in Other non-current assets on the Balance Sheets.

Financial Derivatives
All derivatives are recognized as either assets or liabilities in the balance sheets and are measured at fair value. Changes in the fair value are recorded in earnings unless the derivative is designated as a cash flow hedge of a forecasted transaction or it qualifies for the normal purchases and sales exception.

We use interest rate hedges to manage the interest rate risk of our variable rate debt. We use cash flow hedge accounting when the hedge or a portion of the hedge is deemed to be highly effective, which results in changes in fair value being recorded within accumulated other comprehensive income / (loss), a component of shareholder’s equity. We have elected not to offset net derivative positions in the financial statements. Accordingly, we do not offset such derivative positions against the fair value of amounts recognized for the right to reclaim cash collateral or the obligation to return cash collateral under master netting agreements. See Note 6 – Derivative Instruments and Hedging Activities for additional information.

Insurance and Claims Costs
In addition to insurance obtained from third-party providers, MVIC, a wholly-owned captive subsidiary of DPL, provides insurance coverage solely to us and other DPL subsidiaries for workers’ compensation, general liability and property damage on an ongoing basis. DP&L is responsible for claims costs below certain coverage thresholds of MVIC and third-party insurers for the insurance coverage noted above. DP&L has estimated liabilities for medical, life, disability and other reserves for claims costs below certain coverage thresholds of third-party providers of approximately $3.3 million and $4.3 million at December 31, 2019 and 2018, respectively, within Accrued and other current liabilities and Other non-current liabilities on the balance sheets. The estimated liabilities for workers’ compensation, medical, life and disability costs at DP&L are actuarially determined using certain assumptions.

There is uncertainty associated with these loss estimates, and actual results may differ from the estimates. Modification of these loss estimates based on experience and changed circumstances is reflected in the period in which the estimate is re-evaluated.

Revenue Recognition
Revenues are recognized from retail and wholesale electricity sales and electricity transmission and distribution delivery services. Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. Energy sales to customers are based on the reading of their meters that occurs on a systematic basis throughout the month. We recognize the revenues on our Consolidated Statements of Operations using an accrual method for retail and other energy sales that have not yet been billed, but where electricity has been consumed. This is termed “unbilled revenues” and is a widely recognized and accepted practice for utilities. At the end of each month, unbilled revenues are determined by the estimation of unbilled energy provided to customers since the date of the last meter reading, estimated line losses, the assignment of unbilled energy provided to customer classes and the average rate per customer class.

The power sales and purchases within DP&L’s service territory are reported on a net hourly basis as revenues or purchased power on our Consolidated Statements of Operations. All of the power produced at the generation station is sold to an RTO. We record expenses when purchased electricity is received and when expenses are incurred. For additional information, see Note 13 – Revenue.

Accounting for Taxes Collected from Customers and Remitted to Governmental Authorities
DP&L collects certain excise taxes levied by state or local governments from its customers. DP&L’s excise taxes and certain other taxes are accounted for on a net basis and recorded as a reduction in revenues in the accompanying Statements of Operations. The amounts for the years ended December 31, 2019, 2018 and 2017, were $50.1 million, $51.7 million and $49.4 million, respectively.

Repairs and Maintenance
Costs associated with maintenance activities are recognized at the time the work is performed. These costs, which include labor, materials and supplies and outside services required to maintain equipment and facilities, are capitalized or expensed based on defined units of property.

Pension and Postretirement Benefits
We recognize in our Balance Sheets an asset or liability reflecting the funded status of pension and other postretirement plans with current-year changes from actuarial gains or losses related to our regulated operations, that would otherwise be recognized in AOCI, recorded as a regulatory asset as this can be recovered through future rates. Such changes that are not related to our regulated operations are recognized in AOCI. All plan assets are recorded at fair value. We follow the measurement date provisions of the accounting guidance, which require a year-end measurement date of plan assets and obligations for all defined benefit plans.

We account for and disclose pension and postretirement benefits in accordance with the provisions of GAAP relating to the accounting for pension and other postretirement plans. These GAAP provisions require the use of assumptions, such as the discount rate for liabilities and long-term rate of return on assets, in determining the obligations, annual cost and funding requirements of the plans. Consistent with the requirements of FASC 715, we apply a disaggregated discount rate approach for determining service cost and interest cost for our defined benefit pension plans and postretirement plans.

See Note 9 – Benefit Plans for more information.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities and their respective income tax bases. We establish an allowance when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Our tax positions are evaluated under a more likely than not recognition threshold and measurement analysis before they are recognized for financial statement reporting. Uncertain tax positions have been classified as noncurrent income tax liabilities unless expected to be paid within one year. Our policy for interest and penalties is to recognize interest and penalties as a component of the provision for income taxes in the Statement of Operations.

Income taxes payable, which are includable in allowable costs for ratemaking purposes in future years, are recorded as regulatory assets or liabilities with a corresponding deferred tax liability or asset. Investment tax credits that reduced federal income taxes in the years they arose have been deferred and are being amortized to income over the useful lives of the properties in accordance with regulatory treatment. See Note 3 – Regulatory Matters for additional information.

DP&L files U.S. federal income tax returns as part of the consolidated U.S. income tax return filed by AES. The consolidated tax liability is allocated to each subsidiary based on the separate return method which is specified in our tax allocation agreement and which provides a consistent, systematic and rational approach. See Note 8 – Income Taxes for additional information.

Related Party Transactions
In the normal course of business, DP&L enters into transactions with other subsidiaries of DPL or AES. See Note 12 – Related Party Transactions for more information on Related Party Transactions.

Held-for-sale Businesses
A business classified as held-for-sale is reflected on the balance sheet at the lower of its carrying amount or estimated fair value less cost to sell. A loss is recognized if the carrying amount of the business exceeds its estimated fair value less cost to sell. This loss is limited to the carrying value of long-lived assets until the completion of the sale, at which point, any additional loss is recognized. If the fair value of the business subsequently exceeds the carrying amount while the business is still held-for-sale, any impairment expense previously recognized will be reversed up to the lower of the previously recognized expense or the subsequent excess.

Assets and liabilities related to a business classified as held-for-sale are segregated in the current balance sheet in the period in which the business is classified as held-for-sale. Assets and liabilities of held-for-sale businesses are classified as current when they are expected to be disposed of within twelve months. Transactions between the business held-for-sale and businesses that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held-for-sale. See Note 14 – Generation Separation for further information.

Discontinued Operations
Discontinued operations reporting occurs only when the disposal of a business or a group of assets represents a strategic shift that has (or will have) a major effect on our operations and financial results. We report financial results for discontinued operations separately from continuing operations to distinguish the financial impact of disposal transactions from ongoing operations. Prior period amounts in the statement of operations and balance sheet are retrospectively revised to reflect the businesses determined to be discontinued operations. The cash flows of businesses that are determined to be discontinued operations are included within the relevant categories within operating, investing and financing activities on the face of the Consolidated Statements of Cash Flows.

Transactions between the businesses determined to be discontinued operations and businesses that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held-for-sale. The results of discontinued operations include any gain or loss recognized on closing or adjustment of the carrying amount to fair value. See Note 14 – Generation Separation for further information.

Generation Separation
With the transfer of DP&L's generation assets to an affiliate (see Note 14 – Generation Separation), DP&L's generation business is presented as a discontinued operation and the operating activities have been reclassified to "Discontinued operations" in the Statements of Operations for the year ended December 31, 2017 and in the notes to the financial statements.

New accounting pronouncements
The following table provides a brief description of recent accounting pronouncements that had an impact on our financial statements. Accounting pronouncements not listed below were assessed and determined to be either not applicable or did not have a material impact on our financial statements.

Accounting Standard	Description	Date of Adoption	Effect on the financial statements upon adoption
New Accounting Standards Adopted
2017-12, Derivatives and Hedging (Topic 815): Targeted improvements to Accounting for Hedging Activities
The standard updates the hedge accounting model to expand the ability to hedge nonfinancial and financial risk components, reduce complexity and ease certain documentation and assessment requirements. When facts and circumstances are the same as at the previous quantitative test, a subsequent quantitative effectiveness test is not required. The standard also eliminates the requirement to separately measure and report hedge ineffectiveness. For cash flow hedges, this means that the entire change in the fair value of a hedging instrument will be recorded in other comprehensive income and amounts deferred will be reclassified to earnings in the same income statement line as the hedged item in the period in which it settles.
Transition method: modified retrospective with the cumulative effect adjustment recorded to the opening balance of retained earnings as of the initial application date. Prospective for presentation and disclosures.
		January 1, 2019.	The adoption of this standard had no material effect on our financial statements.
2018-02, Income Statement - Reporting Comprehensive Income (Topic 220), Reclassification of Certain Tax Effects from AOCI
This amendment allows a reclassification of the stranded tax effects resulting from the implementation of the Tax Cuts and Jobs Act from AOCI to retained earnings. Because this amendment only relates to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected.
		January 1, 2019.	The adoption of this standard had no material effect on our financial statements.
2016-02, 2018-01, 2018-10, 2018-11, 2018-20 Leases (Topic 842)	See discussion of the ASU below.	January 1, 2019.	The adoption of this standard had no material effect on our financial statements.

Adoption of FASC Topic 842, "Leases"
On January 1, 2019, we adopted FASC 842 Leases and its subsequent corresponding updates (“FASC 842”). Under this standard, lessees are required to recognize assets and liabilities for most leases on the balance sheet and recognize expenses in a manner similar to the prior accounting method. For lessors, the guidance modifies the lease classification criteria and the accounting for sales-type and direct financing leases. The guidance eliminates previous real estate-specific provisions.

Under FASC 842, it is expected that fewer contracts will contain a lease. However, due to the elimination of the real estate-specific guidance and changes to certain lessor classification criteria, more leases will qualify as sales-type leases and direct financing leases. Under these two models, a lessor will derecognize the asset and will recognize a net investment in a lease. According to FASC 842, the net investment in the lease includes the fair value of the plant after the contract period but does not include variable payments such as margin on the sale of energy. Therefore, the net investment in the lease could be significantly different than the carrying amount of the underlying asset at lease commencement. In such circumstances, the difference between the initially recognized net investment in the lease and the carrying amount of the underlying asset is recognized as a gain/loss at lease commencement.

During the course of adopting FASC 842, we applied various practical expedients including:

•	The package of practical expedients (applied to all leases) that allowed lessees and lessors not to reassess:

a.	whether any expired or existing contracts are or contain leases,

b.	lease classification for any expired or existing leases, and

c.	whether initial direct costs for any expired or existing leases qualify for capitalization under FASC 842.

•	The transition practical expedient related to land easements, allowing us to carry forward our accounting treatment for land easements on existing agreements, and

•
The transition practical expedient for lessees that allowed businesses to not separate lease and non-lease components. We applied the practical expedient to all classes of underlying assets when valuing right-of-use assets and lease liabilities. Contracts where we are the lessor were separated between the lease and non-lease components.

We applied the modified retrospective method of adoption and elected to continue to apply the guidance in FASC 840 Leases to the comparative periods presented in the year of adoption. Under this transition method, we applied the transition provisions starting at the date of adoption.

The adoption of FASC 842 did not have a material impact on our financial statements.

New accounting pronouncements issued but not yet effective - The following table provides a brief description of recent accounting pronouncements that could have a material impact on our financial statements. Accounting pronouncements not listed below were assessed and determined to be either not applicable or are expected to have no material impact on our financial statements.

Accounting Standard	Description	Date of Adoption	Effect on the financial statements upon adoption
New Accounting Standards Issued but Not Yet Effective
2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
The standard removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. It also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group.

Transition Method: various
		January 1, 2021. Early adoption is permitted.	We are currently evaluating the impact of adopting the standard on our financial statements
2016-13, 2018-19, 2019-04, 2019-05, 2019-10, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments	See discussion of the ASUs below.	January 1, 2020. Early adoption is permitted only as of January 1, 2019.	We will adopt the standard on January 1, 2020; see below for the evaluation of the impact of the adoption on the financial statements.

ASU 2016-13 and its subsequent corresponding updates will update the impairment model for financial assets measured at amortized cost, known as the Current Expected Credit Loss (“CECL”) model. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking "expected loss" model that generally will result in the earlier recognition of allowance for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses as it is done today, except that unrealized losses due to credit-related factors will be recognized as an allowance on the balance sheet with a corresponding adjustment to earnings in the income statement. There are various transition methods available upon adoption.

We are currently evaluating the impact of adopting the standard on our financial statements. We expect that the new current expected credit loss model will primarily impact the calculation of expected credit losses on $71.3 million in gross trade accounts receivable. We do not expect a material impact to result from the application of CECL on our trade accounts receivable.

Note 2 – Supplemental Financial Information

	December 31,
$ in millions	2019	2018
Accounts receivable, net
Customer receivables	$45.0	$53.3
Unbilled revenue	19.4	16.8
Amounts due from affiliates	3.9	2.3
Due from PJM transmission enhancement settlement (a)	1.8	16.5
Other	1.2	2.4
Provisions for uncollectible accounts	(0.4)	(0.9)
Total accounts receivable, net	$70.9	$90.4

Inventories, at average cost
Materials and supplies	$10.4	$7.1
Other	—	0.6
Total inventories, at average cost	$10.4	$7.7

(a)	See Note 3 – Regulatory Matters for more information.

Accumulated Other Comprehensive Income / (Loss)
The amounts reclassified out of Accumulated Other Comprehensive Income / (Loss) by component during the years ended December 31, 2019, 2018 and 2017 are as follows:

Details about Accumulated Other Comprehensive Income / (Loss) Components	Affected line item in the Statements of Operations	Years ended December 31,
$ in millions		2019	2018	2017
Gains and losses on equity securities activity (Note 5):
	Other deductions	$—	$—	$(0.1)
	Income tax expense	—	—	—
	Net of income taxes	—	—	(0.1)

Gains and losses on cash flow hedges (Note 6):
	Interest expense	(0.2)	(1.1)	(0.9)
	Income tax expense	—	0.4	0.2
	Net of income taxes	(0.2)	(0.7)	(0.7)

	Gain from discontinued operations	—	—	(8.5)
	Income tax expense from discontinued operations	—	—	3.0
	Net of income taxes	—	—	(5.5)

Amortization of defined benefit pension items (Note 9):
	Other expense	3.5	4.3	6.8
	Income tax benefit	(0.5)	(1.0)	(2.3)
	Net of income taxes	3.0	3.3	4.5

Total reclassifications for the period, net of income taxes		$2.8	$2.6	$(1.8)

The changes in the components of Accumulated Other Comprehensive Income / (Loss) during the years ended December 31, 2019 and 2018 are as follows:

$ in millions	Gains / (losses) on equity securities	Gains / (losses) on cash flow hedges	Change in unfunded pension obligation	Total
Balance at December 31, 2017	$1.1	$1.4	$(38.7)	$(36.2)

Other comprehensive loss before reclassifications	—	(0.1)	(0.5)	(0.6)
Amounts reclassified from accumulated other comprehensive income / (loss) to earnings	—	(0.7)	3.3	2.6
Net current period other comprehensive income / (loss)	—	(0.8)	2.8	2.0

Amounts reclassified from accumulated other comprehensive income to accumulated deficit (a)	(1.1)	—	—	(1.1)

Balance at December 31, 2018	—	0.6	(35.9)	(35.3)

Other comprehensive loss before reclassifications	—	(0.8)	(3.6)	(4.4)
Amounts reclassified from accumulated other comprehensive loss to earnings	—	(0.2)	3.0	2.8
Net current period other comprehensive loss	—	(1.0)	(0.6)	(1.6)

Balance at December 31, 2019	$—	$(0.4)	$(36.5)	$(36.9)

(a)
ASU 2016-01 “Recognition and Measurement of Financial Assets and Financial Liabilities” was effective as of January 1, 2018. This ASU requires the change in the fair value of equity instruments to be recorded in income rather than in OCI. Equity Instruments were defined to include all mutual funds, regardless of the underlying investments.

Note 3 – Regulatory Matters

Distribution Rate Order
On September 26, 2018 the PUCO issued the DRO establishing new base distribution rates for DP&L, which became effective October 1, 2018. The DRO approved, without modification, a stipulation and recommendation previously filed by DP&L, along with various intervening parties and the PUCO staff. The DRO established a revenue requirement for DP&L's electric service base distribution rates of $248.0 million, reflecting an increase to distribution revenues of approximately $29.8 million per year. The DRO, in conjunction with the 2017 ESP, provided for the following items (among other matters):

•
DIR - The DRO authorized DP&L to earn amounts through a Distribution Investment Rider ("DIR") set initially at $12.2 million annually, effective October 1, 2018. The DIR revenue cap for 2019 was $22.0 million. The DIR was removed on December 18, 2019 when the 2017 ESP was modified.

•
Decoupling Rider - The DRO authorized a revenue requirement methodology that attempts to eliminate the impacts of weather and demand on DP&L’s revenues for residential and commercial distribution customers beginning January 1, 2019 by providing for certain distribution revenues to be collected through a Decoupling Rider. DP&L collected revenues under the Decoupling Rider until it was removed on December 18, 2019 when the 2017 ESP was modified.

DP&L ESP Orders
Ohio law requires utilities to file either an ESP or MRO plan to establish SSO rates. From November 1, 2017 through December 18, 2019, DP&L operated pursuant to an approved ESP plan, which DP&L initially filed on March 13, 2017 (the “2017 ESP”). The 2017 ESP included the following:

•	A bypassable standard offer energy rider for DP&L’s customers based on competitive bid auctions;

•
The establishment of a three-year non-bypassable DMR to collect $105.0 million in revenue per year to pay debt obligations at DPL and DP&L and position DP&L to modernize and/or maintain its transmission and distribution infrastructure;

•	The establishment of the DIR, a non-bypassable Distribution Investment Rider to recover distribution capital investments incremental to the amount included in rate base in the DP&L DRO;

•	A non-bypassable Reconciliation Rider, which allowed DP&L to recover its net ongoing costs from its investment in OVEC;

•
Implementation, effective November 1, 2017, of a Smart Grid Rider, Economic Development Rider, Economic Development Fund, Regulatory Compliance Rider and certain other new, or changes to existing rates and riders and competitive retail market enhancements, with tariffs consistent with the 2017 ESP;

•
A commitment to commence a sale process to sell our ownership interests in the Miami Fort, Zimmer and Conesville coal-fired generation plants, with all sales proceeds used to pay debt of DPL and DP&L, and

•	Restrictions on DPL making dividend or tax sharing payments and an obligation to convert then existing tax payments owed by DPL to AES into equity investments in DPL.

On November 21, 2019, the PUCO issued a supplemental order modifying the 2017 ESP Stipulation by, among other matters, removing the DMR, which reduced DP&L’s annual revenues by $105.0 million beginning November 29, 2019. As a result, DP&L filed a Notice of Withdrawal of its 2017 ESP Application and requested to revert to rates based on its ESP 1. On December 18, 2019, the PUCO approved DP&L’s Notice of Withdrawal and reversion to its ESP 1 rate plan. Among other items, the PUCO Order approving the ESP 1 rate plan includes:

•	Reinstating the non-bypassable RSC Rider, which provides annual revenues of approximately $79.0 million;

•	Continuation of DP&L’s Transmission Cost Recovery Rider, Storm Rider and the bypassable standard offer energy rate for DP&L’s customers based on competitive bid auctions;

•	A placeholder rider to recover grid modernization costs, called the Infrastructure Investment Rider;

•	A requirement to conduct both an ESP v. MRO Test and a prospective SEET no later than April 1, 2020; and

•	Removal of the DIR, Reconciliation Rider, Decoupling Rider, Regulatory Compliance rider, and the Uncollectible rider.

DP&L is also subject to a retrospective SEET threshold whereby it must demonstrate its return on equity is below 12%, excluding DMR revenues. The ultimate outcome of this and the ESP v. MRO and prospective SEET could have a material adverse effect on our results of operations, financial condition and cash flows.

Separate from the ESP process, DP&L filed a petition seeking recovery of ongoing OVEC costs through a Legacy Generation Rider and was granted approval effective January 1, 2020. Additionally, in the first quarter of 2020, DP&L filed a separate petition seeking authority to record a regulatory asset to accrue revenues that would have otherwise been collected under the 2017 ESP through the Decoupling Rider. The outcome of this petition is pending.

Certain parties which intervened in the ESP proceedings have filed petitions for rehearing of the recent PUCO ESP orders; some of which seek to eliminate DP&L’s RSC from the ESP 1 rates that are currently in place and others seek to re-implement the 2017 ESP, but without the DMR. We are unable to predict the outcomes of these petitions, but if these result in terms that are more adverse than DP&L's current ESP rate plan, it could have a material adverse effect on our results of operations, financial condition and cash flows.

Regulatory Impact of Tax Reform
On January 10, 2018 the PUCO initiated a proceeding to consider the impacts of the TCJA to determine the appropriate course of action to pass benefits resulting from the legislation on to ratepayers. The PUCO also directed Ohio utilities to record deferred liabilities for the estimated reduction in federal income tax resulting from the TCJA beginning January 1, 2018. Under the terms of the stipulation in the distribution rate case mentioned above, DP&L filed an application at the PUCO to refund eligible excess accumulated deferred income taxes (ADIT) and any related regulatory liability over a 10-year period with a minimum reversal of $4.0 million per year over the first five years. Excess ADIT related to depreciation life and method differences will be returned to customers in accordance with federal tax law and related regulations. DP&L’s rates were set using the new tax rate as a result of the distribution rate case. Consistent with the DRO requirement, DP&L filed an application on March 1, 2019 and subsequently entered into a stipulation to resolve all remaining TCJA items related to its distribution rates. That stipulation was approved by the PUCO on September 26, 2019. In accordance with terms of that stipulation, DP&L will return a total of $65.1 million ($83.2 million when including taxes associated with the refunds). In connection with this stipulation, we reduced our long-term regulatory liability related to deferred income taxes by $23.4 million. See Note 8 – Income Taxes for additional information.

FERC Proceedings
On May 8, 2018, DP&L filed to adjust its FERC jurisdictional transmission rates to reflect the effects of the decrease in federal income tax rates on the current portion of income tax expense as part of the TCJA, resulting in a decrease of approximately $2.4 million annually. The revised rates are in effect and all DP&L over and undercollections dating back to the March 21st effective date were settled in December 2018.

On November 15, 2018 FERC issued a Notice of Proposed Rulemaking to address amortization of excess accumulated deferred income taxes resulting from the TCJA and their impact on transmission rates. Such notice requires all public utility transmission providers with stated transmission rates under an Open Access Transmission Tariff (OATT) to determine the amount of excess deferred income taxes caused by the TCJA. DP&L is unable to predict the outcome of this notice or the impact it may have on our Financial Statements

PJM Transmission Enhancement Settlement
On May 31, 2018, the FERC issued an Order on Contested Settlement regarding the cost allocation method for existing and new transmission facilities contained in the PJM Interconnection’s OATT. The FERC order approved the settlement which reduces DP&L’s transmission costs through PJM beginning in August 2018, including credits to reimburse DP&L for amounts overcharged in prior years. DP&L estimates the prior overcharge by PJM to be $41.1 million, of which approximately $30.4 million has been repaid to DP&L through December 31, 2019 and $1.8 million is classified as current in "Accounts receivable, net" and $8.9 million is classified as non-current in "Other non-current assets" on the accompanying Balance Sheet. All of the transmission charges and credits impacted by this FERC order are items that are included for full recovery in DP&L’s non-bypassable TCRR. Accordingly, DP&L has also established offsetting regulatory liabilities. While this development will have a temporary cash flow benefit to DP&L, there is no impact to operating income or net income as all credits will be passed to DP&L’s customers through the TCRR, which began in November 2018.

Regulatory Assets and Liabilities
In accordance with FASC 980, we have recognized total regulatory assets of $193.5 million and $193.7 million at December 31, 2019 and 2018, respectively, and total regulatory liabilities of $271.5 million and $313.2 million at December 31, 2019 and 2018, respectively. Regulatory assets and liabilities are classified as current or non-current based on the term in which recovery is expected. See Note 1 – Overview and Summary of Significant Accounting Policies for accounting policies regarding Regulatory Assets and Liabilities.

The following table presents DP&L’s Regulatory assets and liabilities:

	Type of Recovery	Amortization Through	December 31,
$ in millions			2019	2018
Regulatory assets, current:
Undercollections to be collected through rate riders	A/B	2020	$19.1	$40.5
Rate case expenses being recovered in base rates	B	2020	0.6	0.6
Total regulatory assets, current			19.7	41.1

Regulatory assets, non-current:
Pension benefits	B	Ongoing	83.9	87.5
Unrecovered OVEC charges	C	Undetermined	29.1	28.7
Fuel costs	B		—	3.3
Regulatory compliance costs	B	Undetermined	6.3	6.1
Smart grid and AMI costs	B	Undetermined	8.5	8.5
Unamortized loss on reacquired debt	B	Various	10.0	6.0
Deferred storm costs	A	Undetermined	5.1	4.7
Deferred vegetation management and other	A/B	Undetermined	12.7	7.8
Decoupling deferral	C	Undetermined	13.8	—
Uncollectible deferral	C	Undetermined	4.4	—
Total regulatory assets, non-current			173.8	152.6

Total regulatory assets			$193.5	$193.7

Regulatory liabilities, current:
Overcollection of costs to be refunded through rate riders	A/B	2020	$27.9	$34.9
Total regulatory liabilities, current			27.9	34.9

Regulatory liabilities, non-current:
Estimated costs of removal - regulated property		Not Applicable	143.6	139.1
Deferred income taxes payable through rates		Various	73.6	116.3
TCJA regulatory liability	B	Ongoing	12.9	—
PJM transmission enhancement settlement	A	2025	8.9	16.9
Postretirement benefits	B	Ongoing	4.6	6.0
Total regulatory liabilities, non-current			243.6	278.3

Total regulatory liabilities			$271.5	$313.2

A – Recovery of incurred costs plus rate of return.
B – Recovery of incurred costs without a rate of return.
C – Recovery not yet determined, but recovery is probable of occurring in future rate proceedings.

Current regulatory assets and liabilities primarily represent costs that are being recovered per specific rate order; recovery for the remaining costs is probable, but not certain. DP&L is earning a net return on $5.5 million of this net deferral. These items include undercollection of: (i) Energy Efficiency Rider, (ii) Alternative Energy Rider, (iii) unrecovered OVEC costs and (iv) Economic Development Rider. It also includes the current portion of deferred fuel costs and deferred storm costs, which are described in greater detail below. As current liabilities, this includes overcollection of competitive bidding energy and auction costs and certain transmission related costs including the current portion of the PJM transmission enhancement settlement (see above).

Pension benefits represent the qualifying FASC 715 “Compensation - Retirement Benefits” costs of our regulated operations that for ratemaking purposes are deferred for future recovery. We recognize an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, and recognize, as a component of OCI, the changes in the funded status of the plan that arise during the year that are not recognized as a component of net periodic benefit cost. This regulatory asset represents the regulated portion that would otherwise be charged as a loss to OCI. As per PUCO and FERC precedents, these costs are probable of future rate recovery.

Unrecovered OVEC charges includes the portion of charges from OVEC that were not recoverable through DP&L’s Fuel Rider from October 2014 through October 2017. Additionally, it includes net OVEC costs from December 19, 2019 through December 31, 2019. DP&L expects to recover these costs through a future rate proceeding. Beginning on November 1, 2017, through December 18, 2019, current OVEC costs were being recovered through DP&L’s reconciliation rider which was authorized as part of the 2017 ESP. Beginning January 1, 2020, DP&L began recovering its current net OVEC costs through its Legacy Generation Rider, established pursuant to ORC 4928.148.

Fuel costs represent unrecovered fuel costs related to DP&L’s Fuel Rider from 2010 through 2015 resulting from a declining SSO customer base. DP&L was granted recovery of these costs without a return through the SSO as approved in the 2017 ESP; this authorization continued in the approval of ESP 1. These costs are being recovered over the three-year period that began November 1, 2017.

Regulatory compliance costs represent the long-term portion of the regulatory compliance costs which include the following costs: (i) Consumer Education Campaign, (ii) Retail Settlement System, (iii) Generation Separation, (iv) Bill Format Redesign, (v) Green Pricing Tariff and (vi) Supplier Consolidated Billing. All of these costs except for Generation Separation earn a return. These costs were being recovered over a three-year period that began November 1, 2017 through a rider approved in the 2017 ESP. That rider was eliminated with the approval of the ESP 1 rate plan, so the balance as of December 18, 2019 remains a regulatory asset for future recovery.

Rate case costs represents costs associated with preparing a distribution rate case. DP&L was granted recovery of these costs which do not earn a return, as part of the DRO.

Smart Grid and AMI costs represent costs incurred as a result of studying and developing distribution system upgrades and implementation of AMI. In a PUCO order on January 5, 2011, the PUCO indicated that it expects DP&L to continue to monitor other utilities’ Smart Grid and AMI programs and to explore the potential benefits of investing in Smart Grid and AMI programs and that DP&L will, when appropriate, file new Smart Grid and/or AMI business cases in the future. DP&L requested recovery of these costs as part of the December 2018 Distribution Modernization Plan filing with the PUCO described in Item 1 Business - COMPETITION AND REGULATION.

Unamortized loss on reacquired debt represents losses on long-term debt reacquired or redeemed in prior periods that have been deferred. These deferred losses are being amortized over the lives of the original issues in accordance with the rules of the FERC and the PUCO.

Deferred storm costs represent the long-term portion of deferred costs for major storms which occurred during 2017, 2018 and 2019. The 2017 ESP granted DP&L approval to establish a rider by which to seek recovery of these types of costs with a return. This authorization continued in the approval of ESP 1. DP&L plans to file petitions seeking recovery of each calendar year of storm costs in the following calendar year. Recovery of these costs is probable, but not certain.

Vegetation management costs represents costs incurred from outside contractors for tree trimming and other vegetation management services. Calculation terms were agreed to in the stipulation approved in the DRO. The terms were an annual baseline of $10.7 million in 2018 and $15.7 million thereafter. Amounts over the baseline will be deferred subject to an annual deferral maximum of $4.6 million. Annual spending less than the vegetation management baseline amount will result in a reduction to the regulatory asset or creation of a regulatory liability. A future filing will be made to determine how this cost will be collected from or returned to customers.

Decoupling deferral represents the change in the revenue requirement based on a per customer methodology in the stipulation approved in the DRO and includes deferrals through December 18, 2019. These costs were previously recovered through a Decoupling Rider; however, DP&L withdrew its application in the 2017 ESP and in doing so, the PUCO ordered on December 18, 2019 in the ESP 1 order, that DP&L no longer has a Decoupling Rider. As described above, DP&L recently filed a petition seeking authority to record a regulatory asset to accrue revenues that would have otherwise been collected through the Decoupling Rider.

Uncollectible deferral represents deferred uncollectible expense associated with the nonpayment of electric service, less the revenues associated with the bypassable uncollectible portion of the standard offer rate. The DRO established that these costs would be recovered in a rider outside of base rates, thus no uncollectible expense is included in base rates. A future filing will be made to determine how these expenses will be collected from customers.

Estimated costs of removal - regulated property reflect an estimate of amounts collected in customer rates for costs that are expected to be incurred in the future to remove existing transmission and distribution property from service when the property is retired.

Deferred income taxes payable through rates represent deferred income tax liabilities recognized from the normalization of flow-through items as the result of taxes previously charged to customers. A deferred income tax asset or liability is created from a difference in income recognition between tax laws and accounting methods. As a regulated utility, DP&L includes in ratemaking the impacts of current income taxes and changes in deferred income tax liabilities or assets. Accordingly, this liability reflects the estimated deferred taxes DP&L expects to return to customers in future periods.

TCJA regulatory liability represents the long-term portion of both protected and unprotected excess ADIT for both transmission and distribution portions, grossed up to reflect the revenue requirement. As a part of the DRO, DP&L agreed that savings from the TCJA attributable to distribution facilities, including the excess ADIT and the regulatory liability, constitute amounts that will be returned to customers. As a result of the TCJA and subsequent DRO, DP&L entered into a stipulation to resolve all remaining TCJA items related to its distribution rates, including a proposal to return no less than $4.0 million per year for the first five years unless fully returned in the first five years via a tax savings cost rider for the distribution portion of the balance. On September 26, 2019, an order approved the stipulation in its entirety.

Transmission rates are regulated by FERC and DP&L has reduced its stated transmission rate to reflect the effects of the lower current tax rate. With respect to the transmission portion of amortization of excess ADIT, on November 15, 2018, FERC issued a Notice of Proposed Rulemaking entitled, “Public Utility Transmission Rate Changes to Address Accumulated Deferred Income Taxes.” Among other things, this notice proposes “to require all public utilities with transmission stated rates to determine the amount of excess and deferred income tax caused by the Tax Cuts and Jobs Act’s reduction to the federal corporate income tax rate and return or recover this amount to or from customers.” DP&L is a public utility with transmission stated rates and will make a filing in conformance to the requirements once the proposed rule is finalized.

Postretirement benefits represent the qualifying FASC 715 “Compensation – Retirement Benefits” gains related to our regulated operations that, for ratemaking purposes, are probable of being reflected in future rates. We recognize an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, and recognize, as a component of OCI, the changes in the funded status of the plan that arise during the year that are not recognized as a component of net periodic benefit cost. This regulatory liability represents the regulated portion that would otherwise be reflected as a gain to OCI.

Note 4 – Property, Plant and Equipment

The following is a summary of DP&L’s Property, plant and equipment with corresponding composite depreciation rates at December 31, 2019 and 2018:

	December 31, 2019		December 31, 2018
$ in millions		Composite Rate		Composite Rate
Regulated:
Transmission	$391.7	2.3%	$386.7	2.4%
Distribution	1,851.2	3.0%	1,796.4	3.2%
General	30.0	4.9%	30.9	3.6%
Non-depreciable	60.7	N/A	60.4	N/A
Total property, plant and equipment in service	$2,333.6	2.9%	$2,274.4	3.0%

In June 2018, DP&L closed on a transmission asset transaction with Duke and AEP, where ownership stakes in certain previously co-owned transmission assets were exchanged to eliminate co-ownership. Each previously co-owned transmission asset became wholly-owned by one of DP&L, Duke or AEP after the transaction. This transaction also resulted in cash proceeds to DP&L of $10.6 million and no gain or loss was recorded on the transaction.

AROs
We recognize AROs in accordance with GAAP which requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time those obligations are incurred. Upon initial recognition of a legal liability, costs are capitalized as part of the related long-lived asset and depreciated over the useful life of the related asset. The DP&L AROs are for our retired Hutchings EGU and relate primarily to asbestos removal. These AROs are recorded within Other non-current liabilities on the balance sheets.

Estimating the amount and timing of future expenditures of this type requires significant judgment. Management routinely updates these estimates as additional information becomes available.

Changes in the Liability for Generation AROs

	2019	2018
Balance at beginning of year	$4.7	$8.0
Settlements (a)	—	(3.3)
Balance at end of year	$4.7	$4.7

(a)	Primarily includes settlement related to transfer of Beckjord Facility. See Note 15 – Dispositions for additional information.

Asset Removal Costs
We continue to record costs of removal for our regulated transmission and distribution assets through our depreciation rates and recover those amounts in rates charged to our customers. There are no known legal AROs associated with these assets. We have recorded $143.6 million and $139.1 million in estimated costs of removal at December 31, 2019 and 2018, respectively, as regulatory liabilities for our transmission and distribution property. These amounts represent the excess of the cumulative removal costs recorded through depreciation rates versus the cumulative removal costs actually incurred. See Note 3 – Regulatory Matters for additional information.

Changes in the Liability for Transmission and Distribution Asset Removal Costs

	2019	2018
Balance at beginning of year	$139.1	$132.8
Additions	14.8	14.3
Settlements	(10.3)	(8.0)
Balance at end of year	$143.6	$139.1

Note 5 – Fair Value

The fair values of our financial instruments are based on published sources for pricing when possible. We rely on valuation models only when no other method is available to us. The fair value of our financial instruments represents estimates of possible value that may or may not be realized in the future.

The table below presents the fair value and cost of our non-derivative instruments at December 31, 2019 and 2018. See also Note 6 – Derivative Instruments and Hedging Activities for the fair values of our derivative instruments.

	December 31, 2019		December 31, 2018
$ in millions	Cost	Fair Value	Cost	Fair Value
Assets
Money market funds	$0.3	$0.3	$0.4	$0.4
Equity securities	2.3	4.2	2.4	3.5
Debt securities	4.0	4.1	4.1	4.0
Hedge funds	0.1	0.1	0.1	0.1
Tangible assets	0.1	0.1	0.1	0.1
Total assets	$6.8	$8.8	$7.1	$8.1

	Carrying Value	Fair Value	Carrying Value	Fair Value
Liabilities
Long-term debt	$574.4	$600.5	$586.1	$593.8

Fair Value Hierarchy
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. These inputs are then categorized as:

•	Level 1 (quoted prices in active markets for identical assets or liabilities);

•	Level 2 (observable inputs such as quoted prices for similar assets or liabilities or quoted prices in markets that are not active); or

•	Level 3 (unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability).

Valuations of assets and liabilities reflect the value of the instrument including the values associated with counterparty risk. We include our own credit risk and our counterparty’s credit risk in our calculation of fair value using global average default rates based on an annual study conducted by a large rating agency.

We did not have any transfers of the fair values of our financial instruments among Level 1, Level 2 or Level 3 of the fair value hierarchy during the years ended December 31, 2019 and 2018.

Debt
The fair value of debt is based on current public market prices for disclosure purposes only. Unrealized gains or losses are not recognized in the financial statements as debt is presented at the carrying value, net of unamortized premium or discount, in the financial statements. The debt amounts include the current portion payable in the next twelve months and have maturities that range from 2020 to 2061.

Master Trust Assets
DP&L established a Master Trust to hold assets that could be used for the benefit of employees participating in employee benefit plans and these assets are not used for general operating purposes. ASU 2016-01 “Recognition and Measurement of Financial Assets and Financial Liabilities” was effective as of January 1, 2018. This ASU requires the change in the fair value of equity instruments to be recorded in income rather than in OCI. Equity Instruments were defined to include all mutual funds, regardless of the underlying investments. Therefore, as of January 1, 2018, AOCI of $1.7 million ($1.1 million net of tax) was reversed to Accumulated Deficit and all future changes to fair value on the Master Trust Assets will be included in income in the period that the changes occur. These changes to fair value were not material for the years ended December 31, 2019 or 2018. These assets are primarily comprised of open-ended mutual funds, which are valued using the net asset value per unit. These investments are recorded at fair value within Other deferred assets on the consolidated balance sheets and classified as available for sale.

During the year ended December 31, 2019, $0.3 million ($0.2 million after tax) of various investments were sold to facilitate the distribution of benefits.

The fair value of assets and liabilities at December 31, 2019 and 2018 and the respective category within the fair value hierarchy for DP&L was determined as follows:

$ in millions	Fair Value at December 31, 2019 (a)				Fair Value at December 31, 2018 (a)
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets
Master trust assets
Money market funds	$0.3	$—	$—	$0.3	$0.4	$—	$—	$0.4
Equity securities	—	4.2	—	4.2	—	3.5	—	3.5
Debt securities	—	4.1	—	4.1	—	4.0	—	4.0
Hedge funds	—	0.1	—	0.1	—	0.1	—	0.1
Tangible assets	—	0.1	—	0.1	—	0.1	—	0.1
Total Master trust assets	0.3	8.5	—	8.8	0.4	7.7	—	8.1
Derivative assets
Interest rate hedges	—	0.1	—	0.1	—	1.5	—	1.5
Total derivative assets	—	0.1	—	0.1	—	1.5	—	1.5

Total assets	$0.3	$8.6	$—	$8.9	$0.4	$9.2	$—	$9.6

Liabilities
Long-term debt	$—	$583.0	$17.5	$600.5	$—	$576.1	$17.7	$593.8

Total liabilities	$—	$583.0	$17.5	$600.5	$—	$576.1	$17.7	$593.8

(a)	Includes credit valuation adjustment

Our financial instruments are valued using the market approach in the following categories:

•
Level 1 inputs are used for money market accounts that are considered cash equivalents. The fair value is determined by reference to quoted market prices and other relevant information generated by market transactions.

•
Level 2 inputs are used to value derivatives such as interest rate hedge contracts which are valued using a benchmark interest rate. Other Level 2 assets include open-ended mutual funds in the Master Trust, which are valued using the end of day NAV per unit.

•	Level 3 inputs such as certain debt balances are considered a Level 3 input because the notes are not publicly traded. Our long-term debt is fair valued for disclosure purposes only.

All of the inputs to the fair value of our derivative instruments are from quoted market prices.

Our long-term debt is fair valued for disclosure purposes only and most of the fair values are determined using quoted market prices in inactive markets. These fair value inputs are considered Level 2 in the fair value hierarchy. As the Wright-Patterson Air Force Base note is not publicly traded, fair value is assumed to equal carrying value. These fair value inputs are considered Level 3 in the fair value hierarchy as there are no observable inputs. Additional Level 3 disclosures are not presented since our long-term debt is not recorded at fair value.

Note 6 – Derivative Instruments and Hedging Activities

In the normal course of business, DP&L enters into various financial instruments, including derivative financial instruments. We use derivatives principally to manage the interest rate risk associated with our long-term debt. The derivatives that we use to economically hedge these risks are governed by our risk management policies for forward and futures contracts. Our net positions are continually assessed within our structured hedging programs to determine whether new or offsetting transactions are required. We monitor and value derivative positions monthly as part of our risk management processes. We use published sources for pricing, when possible, to mark positions to market. All of our derivative instruments are used for risk management purposes and are designated as cash flow hedges if they qualify under FASC 815 for accounting purposes.

DP&L's interest rate swaps are designated as a cash flow hedge and have a combined notional amount of $140.0 million as of December 31, 2019 and 2018.

Cash Flow Hedges
As part of our risk management processes, we identify the relationships between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. The fair values of cash flow hedges determined by current public market prices will continue to fluctuate with changes in market prices up to contract expiration. With the adoption of ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted improvements to Accounting for Hedging Activities effective January 1, 2019, we will no longer be required to calculate effectiveness and thus the entire change in the fair value of a hedging instrument will be recorded in other comprehensive income and amounts deferred will be reclassified to earnings in the same income statement line as the hedged item in the period in which it settles.

We have two interest rate swaps to hedge the variable interest on our $140.0 million variable interest rate tax-exempt First Mortgage Bonds due August 2020. The interest rate swaps have a combined notional amount of $140.0 million and will settle monthly based on a one-month LIBOR. The original notional amount was $200.0 million, but on March 29, 2018, we settled $60.0 million of these interest rate swaps due to the partial repayment of the underlying debt and a gain of $0.8 million was recorded as a reduction to interest expense. Since the swap was partially settled, the remaining swaps were de-designated and then re-designated with a new hypothetical derivative. The AOCI associated with the remaining swaps will be amortized out of AOCI into interest expense over the remaining life of the underlying debt.

We use the income approach to value the swaps, which consists of forecasting future cash flows based on contractual notional amounts and applicable and available market data as of the valuation date. The most common market data inputs used in the income approach include volatilities, spot and forward benchmark interest rates (LIBOR). Forward rates with the same tenor as the derivative instrument being valued are generally obtained from published sources, with these forward rates being assessed quarterly at a portfolio-level for reasonableness versus comparable published rates. We reclassify gains and losses on the swaps out of AOCI and into earnings in those periods in which hedged interest payments occur.

The following tables provide information on gains or losses recognized in AOCI for the cash flow hedges for the periods indicated:

	Years ended December 31,
	2019	2018	2017
$ in millions (net of tax)	Interest Rate Hedges	Interest Rate Hedges	Power	Interest Rate Hedges
Beginning accumulated derivative gain / (loss) in AOCI	$0.6	$1.4	$(4.3)	$1.6

Net (gains) / losses associated with current period hedging transactions	(0.8)	(0.1)	11.9	0.5
Net gains reclassified to earnings:
Interest expense	(0.2)	(0.7)	—	(0.7)
Loss from discontinued operations	—	—	(5.5)	—
Transfer of generation assets to subsidiary of parent	—	—	(2.1)	—
Ending accumulated derivative gain / (loss) in AOCI	$(0.4)	$0.6	$—	$1.4

Portion expected to be reclassified to earnings in the next twelve months	$(0.2)
Maximum length of time that we are hedging our exposure to variability in future cash flows related to forecasted transactions (in months)	8

Net gains or losses associated with the ineffective portion of the hedging transactions were immaterial for the years ended December 31, 2018 and 2017.

When applicable, DP&L has elected not to offset derivative assets and liabilities and not to offset net derivative positions against the right to reclaim cash collateral pledged (an asset) or the obligation to return cash collateral received (a liability) under derivative agreements. As of December 31, 2019 and 2018, DP&L did not have any offsetting positions.

The following table summarizes the fair value, balance sheet classification and hedging designation of DP&L’s derivative instruments.:

			December 31,
	Hedging Designation	Balance sheet classification	2019	2018
Interest rate hedges in a current asset position	Cash Flow Hedge	Prepayments and other current assets	$0.1	$0.9
Interest rate hedges in a non-current asset position	Cash Flow Hedge	Other non-current assets	$—	$0.6

Note 7 – Long-term debt

Long-term debt is as follows:

Long-term debt
$ in millions	Interest Rate	Maturity	December 31, 2019	December 31, 2018
First Mortgage Bonds	3.95%	2049	$425.0	$—
Term loan - rates from: 3.57% - 4.82% (a) and 4.00% - 4.60% (b)		2022	—	436.1
Tax-exempt First Mortgage Bonds - rates from: 2.49% - 2.93% (a) and 1.29% - 1.42% (b)		2020	140.0	140.0
U.S. Government note	4.2%	2061	17.5	17.7
Unamortized deferred financing costs			(5.4)	(6.3)
Unamortized debt discount			(2.7)	(1.4)
Total long-term debt			574.4	586.1
Less: current portion			(139.8)	(4.6)
Long-term debt, net of current portion			$434.6	$581.5

(a)	Range of interest rates for the year ended December 31, 2019.

(b)	Range of interest rates for the year ended December 31, 2018.

At December 31, 2019, maturities of long-term debt are summarized as follows:

Due during the years ending December 31,
$ in millions
2020	$140.2
2021	0.2
2022	0.2
2023	0.2
2024	0.2
Thereafter	441.5
582.5
Unamortized discounts and premiums, net	(2.7)
Deferred financing costs, net	(5.4)
Total long-term debt	$574.4

Revolving Credit Facility
At December 31, 2019 DP&L had outstanding borrowings on its revolving credit facility of $40.0 million and at December 31, 2018 there were no outstanding borrowings on its revolving credit facility.

Significant Transactions
On June 19, 2019, DP&L amended and restated its unsecured revolving credit facility. The revolving credit facility has a $175.0 million borrowing limit, with a $75.0 million letter of credit sublimit, a feature that provides DP&L the ability to increase the size of the facility by an additional $100.0 million, a maturity date of June 2024, and a provision that provides DP&L the option to request up to two one-year extensions of the maturity date.

On June 6, 2019, DP&L closed on a $425.0 million issuance of First Mortgage Bonds due 2049. These new bonds carry an interest rate of 3.95%. The proceeds of this issuance were used to repay in full the outstanding principal of $435.0 million of DP&L's variable rate Term Loan B credit agreement.

On March 30, 2018, DP&L commenced a redemption of $60.0 million of outstanding tax exempt First Mortgage Bonds due 2020 at par value (plus accrued and unpaid interest). These bonds were redeemed at par plus accrued interest on April 30, 2018 with cash on hand.

On January 3, 2018, DP&L and its lenders amended DP&L's Term Loan B credit agreement. The amendment (a) modified the definition of "applicable rate", from 2.25% per annum to 1.00% per annum - in the case of the Base Rate and from 3.25% per annum to 2.00% per annum - in the case of the Eurodollar Rate and (b) included a "call protection" provision which stated that in the event the loan was repriced or any portion of the loans were prepaid, repaid, refinanced, substituted, or replaced on or prior July 3, 2018, such prepayment, acceleration, repayment, refinancing, substitution or replacement would be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. After July 3, 2018 any such transaction would occur at 100% of the principal amount of the then outstanding loans. There were no such transactions prior to July 3, 2018.

Debt Covenants and Restrictions
DP&L’s Bond Purchase and Covenants Agreement (financing document entered into in connection with the sale of $200.0 million of variable rate tax-exempt First Mortgage Bonds, dated as of August 1, 2015) has two financial covenants. The first measures Total Debt to Total Capitalization and is calculated, at the end of each fiscal quarter, by dividing total debt at the end of the quarter by total capitalization at the end of the quarter. DP&L’s Total Debt to Total Capitalization ratio shall not be greater than 0.65 to 1.00; except that the ratio is suspended as DP&L’s long-term indebtedness is less than or equal to $750.0 million. This financial covenant was met with a ratio of 0.57 to 1.00 as of December 31, 2019.

The second financial covenant measures EBITDA to Interest Expense. The Total Consolidated EBITDA to Consolidated Interest Charges ratio is calculated, at the end of each fiscal quarter, by dividing consolidated EBITDA for the four prior fiscal quarters by the consolidated interest charges for the same period. The ratio, per the agreement, is to be not less than 2.50 to 1.00. This covenant was met with a ratio of 8.51 to 1.00 as of December 31, 2019.

DP&L's unsecured revolving credit facility has one financial covenant. The covenant measures Total Debt to Total Capitalization and is calculated, at the end of each fiscal quarter, by dividing total debt at the end of the quarter by total capitalization at the end of the quarter. DP&L’s Total Debt to Total Capitalization ratio shall not be greater than 0.67 to 1.00. This financial covenant was met with a ratio of 0.57 to 1.00 as of December 31, 2019.

DP&L does not have any meaningful restrictions in its debt financing documents prohibiting dividends to its parent, DPL. As of December 31, 2019, DP&L was in compliance with all debt covenants, including the financial covenants described above.

Substantially all property, plant & equipment of DP&L is subject to the lien of the mortgage securing DP&L’s First and Refunding Mortgage. All generation assets were released from the lien of DP&L's first and refunding mortgage in connection with the completion of Generation Separation on October 1, 2017.

Note 8 – Income Taxes

DP&L’s components of income tax expense were as follows:

	Years ended December 31,
$ in millions	2019	2018	2017
Components of tax expense / (benefit)
Federal - current	$8.6	$1.4	$13.5
State and Local - current	0.6	—	0.2
Total current	9.2	1.4	13.7

Federal - deferred	(10.9)	15.5	17.0
State and local - deferred	1.1	0.8	0.4
Total deferred	(9.8)	16.3	17.4
Tax expense / (benefit)	$(0.6)	$17.7	$31.1

Effective and Statutory Rate Reconciliation
The following table summarizes a reconciliation of the U.S. statutory federal income tax rate to DP&L's effective tax rate, as a percentage of income before taxes for the years ended December 31, 2019, 2018 and 2017:

	Years ended December 31,
	2019	2018	2017
Statutory Federal tax rate	21.0%	21.0%	35.0%
State taxes, net of Federal tax benefit	1.3%	0.6%	0.4%
AFUDC - Equity	(0.1)%	(0.1)%	1.4%
Amortization of investment tax credits	(0.2)%	(0.3)%	(0.4)%
Depreciation of flow-through differences	(22.6)%	(4.0)%	—%
Other - net	0.1%	(0.2)%	(1.3)%
Effective tax rate	(0.5)%	17.0%	35.1%

Deferred Income Taxes
Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) operating loss carryforwards. These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered. Investment tax credits related to utility property have been deferred and are being amortized over the estimated useful lives of the related property.

The components of our deferred taxes are as follows:

	December 31,
$ in millions	2019	2018
Net non-current assets / (liabilities)
Depreciation / property basis	$(141.5)	$(130.6)
Income taxes recoverable	17.1	25.0
Regulatory assets	(25.6)	(16.2)
Investment tax credit	0.5	0.5
Compensation and employee benefits	3.1	0.3
Other	(11.7)	(10.7)
Net non-current liabilities	$(158.1)	$(131.7)

U.S. Tax Reform
On December 22, 2017, the U.S. enacted the TCJA. The TCJA significantly changes U.S. corporate income tax law.

In 2017, we recognized the income tax effects of the TCJA in accordance with Staff Accounting Bulletin No. 118 (“SAB 118”) which provides SEC guidance on the application of FASC 740, Income Taxes, in the reporting period in which the TCJA was signed into law. Accordingly, our 2017 financial statements reflected the income tax effects of U.S. tax reform for which the accounting was complete and provisional amounts for those impacts for which the accounting under FASC 740 was incomplete, but a reasonable estimate could be determined.

We completed our calculation of the impact of the TCJA in our income tax provision for the year ended December 31, 2018 in accordance with our understanding of the TCJA and guidance available as of the date of this filing. As a result of this remeasurement, certain deferred tax assets and liabilities related to regulated utility property of $17.0 million and $135.2 million at December 31, 2018 and 2017 were recorded as regulatory liabilities and were non-cash adjustments. These amounts result from the remeasurement of certain deferred tax assets and liabilities as the rates changed from 35% to 21%. Additionally, consistent with the provisions of SAB 118, in 2018 we finalized the remeasurement of deferred tax asset balances transferred to AES Ohio Generation as part of Generation Separation which resulted in an additional $10.0 million return of capital to DPL in 2018.

The following table presents the tax expense / (benefit) related to pensions, postemployment benefits, cash flow hedges and financial instruments that were credited to Accumulated other comprehensive loss.

	Years ended December 31,
$ in millions	2019	2018	2017
Tax expense / (benefit)	$(0.4)	$(0.3)	$4.0

Uncertain Tax Positions
We apply the provisions of GAAP relating to the accounting for uncertainty in income taxes. The balance of unrecognized tax benefits was $4.8 million at both December 31, 2019 and December 31, 2018. There were no changes to these amounts in either of the two years in the period ended December 31, 2019.

Of the December 31, 2019 balance of unrecognized tax benefits, $4.8 million is due to uncertainty in the timing of deductibility. The total amount of unrecognized tax benefits anticipated to result in a net decrease to unrecognized tax benefits within 12 months of December 31, 2019 is estimated to be between $0.0 million and $3.0 million, primarily relating to statute of limitation lapses.

We recognize interest and penalties related to unrecognized tax benefits in Income tax expense. The amounts accrued and tax expense / (benefit) recorded were not material for each period presented.

Following is a summary of the tax years open to examination by major tax jurisdiction:
U.S. Federal – 2011 and forward
State and Local – 2011 and forward

Note 9 – Benefit Plans

Defined Contribution Plans
DP&L sponsors two defined contribution plans. One is for non-union employees (the management plan) and one is for collective bargaining employees (the union plan). Both plans are qualified under Section 401 of the Internal Revenue Code.

Certain non-union and union employees become eligible to participate in their respective plan upon date of hire.

Participants may elect to contribute up to 85% of eligible compensation to their plan. Non-union participant contributions are matched 100% on the first 1% of eligible compensation and 50% on the next 5% of eligible compensation and they are fully vested in their employer contributions after 2 years of service. Union participant contributions are matched 150% but are capped at $2,500 for 2019 and they are fully vested in their employer contributions after 3 years of service. All participants are fully vested in their own contributions.

We contributed $3.1 million, $3.7 million and $3.1 million for the years ended December 31, 2019, 2018 and 2017, respectively. DP&L matching contributions are paid quarterly, in arrears. Therefore, the contributions by year include the fourth quarter matching contribution that is paid in the following year. DP&L also contributes an annual bonus to the accounts of its union participants. This payment is typically made in January of the following year.

Defined Benefit Plans
DP&L sponsors a traditional defined benefit pension plan for most of the employees of DPL and its subsidiaries. For collective bargaining employees, the defined benefits are based on a specific dollar amount per year of service. For all other employees (management employees), the traditional defined benefit pension plan is based primarily on compensation and years of service. As of December 31, 2010, this traditional pension plan formula was closed to new management employees. A participant is 100% vested in all amounts credited to his or her account upon the completion of five vesting years, as defined in The Dayton Power and Light Company Retirement Income Plan, or the participant’s death or disability. If a participant’s employment is terminated, other than by death or disability, prior to such participant becoming 100% vested in his or her account, the account shall be forfeited as of the date of termination. Employees that transferred from DP&L to the Service Company maintain their previous eligibility to participate in the DP&L pension plan. In addition, employees that transferred from DP&L to AES Ohio Generation due to Generation Separation maintain their previous eligibility to participate in the DP&L pension plan.

Almost all management employees beginning employment on or after January 1, 2011 participate in a cash balance pension plan formula. Similar to the traditional pension plan for management employees, the cash balance benefits are based on compensation and years of service. A participant shall become 100% vested in all amounts credited to his or her account upon the completion of three vesting years, as defined in The Dayton Power and Light Company Retirement Income Plan, or the participant’s death or disability. If a participant’s employment is terminated, other than by death or disability, prior to such participant becoming 100% vested in his or her account, the account shall be forfeited as of the date of termination. Vested benefits in the cash balance plan are fully portable upon termination of employment.

In addition, we have a Supplemental Executive Retirement Plan (SERP) for certain retired key executives. The SERP has an immaterial unfunded liability related to agreements for retirement benefits of certain terminated and retired key executives.

We recognize an asset for a plan’s overfunded status and a liability for a plan’s underfunded status and recognize, as a component of OCI, the changes in the funded status of the plan that arise during the year that are not recognized as a component of net periodic benefit cost. For the transmission and distribution areas of our electric business, these amounts are recorded as regulatory assets and liabilities which represent the regulated portion that would otherwise be charged or credited to AOCI. We have historically recorded these costs on the accrual basis, and this is how these costs have been historically recovered through customer rates. This factor, combined with the historical precedents from the PUCO and FERC, make these costs probable of future rate recovery.

Postretirement Benefits
Qualified employees who retired prior to 1987 and their dependents are eligible for health care and life insurance benefits until their death, while qualified employees who retired after 1987 are eligible for life insurance benefits and partially subsidized health care. The partially subsidized health care is at the election of the employee, who pays most of the cost, and is available only from their retirement until they are covered by Medicare. We have funded a portion of the union-eligible benefits using a Voluntary Employee Beneficiary Association Trust. These postretirement health care benefits and the related unfunded obligation of $9.6 million and $9.2 million at December 31, 2019 and 2018, respectively, were not material to the financial statements in the periods covered by this report.

The following tables set forth the changes in our pension plan's obligations and assets recorded on the Balance Sheets at December 31, 2019 and 2018. The amounts presented in the following tables for pension obligations include the collective bargaining plan formula, traditional management plan formula and cash balance plan formula and the SERP in the aggregate and have not been adjusted for $1.4 million, $1.8 million and $1.1 million of costs billed to the Service Company for the years ended December 31, 2019, 2018 and 2017, respectively, or $1.5 million, $3.3 million and $0.7 million of costs billed to AES Ohio Generation for the years ended December 31, 2019, 2018 and 2017, respectively.

$ in millions	Years ended December 31,
Change in benefit obligation	2019	2018
Benefit obligation at January 1	$386.5	$436.9
Service cost	3.7	6.1
Interest cost	14.9	13.8
Plan amendments	—	5.1
Actuarial (gain) / loss	42.1	(34.6)
Benefits paid	(25.7)	(40.8)
Benefit obligation at December 31	421.5	386.5

Change in plan assets
Fair value of plan assets at January 1	312.9	357.5
Actual return on plan assets	57.0	(11.7)
Employer contributions	7.8	7.9
Benefits paid	(25.7)	(40.8)
Fair value of plan assets at December 31	352.0	312.9

Unfunded status of plan	$(69.5)	$(73.6)

	December 31,
Amounts recognized in the Balance sheets	2019	2018
Current liabilities	$(0.2)	$(0.4)
Non-current liabilities	(69.3)	(73.2)
Net liability at end of year	$(69.5)	$(73.6)

Amounts recognized in Accumulated Other Comprehensive Income, Regulatory Assets and Regulatory Liabilities, pre-tax
Components:
Prior service cost	$8.6	$10.4
Net actuarial loss	135.5	137.2
Accumulated Other Comprehensive Income, Regulatory Assets and Regulatory Liabilities, pre-tax	$144.1	$147.6
Recorded as:
Regulatory asset	$83.7	$87.3
Accumulated other comprehensive income	60.4	60.3
Accumulated Other Comprehensive Income, Regulatory Assets and Regulatory Liabilities, pre-tax	$144.1	$147.6

The accumulated benefit obligation for our defined benefit pension plans was $414.1 million and $378.7 million at December 31, 2019 and 2018, respectively.

The net periodic benefit cost of the pension plans was:

	Years ended December 31,
$ in millions	2019	2018	2017
Service cost	$3.7	$6.1	$5.7
Interest cost	14.9	13.8	14.2
Expected return on assets	(20.1)	(21.2)	(22.8)
Plan curtailment (a)	—	—	5.6
Amortization of unrecognized:
Actuarial loss	7.0	9.4	8.7
Prior service cost	1.8	1.4	1.5
Net periodic benefit cost	$7.3	$9.5	$12.9

Rates relevant to each year's expense calculations
Discount rate	4.35%	3.66%	4.28%
Expected return on plan assets	6.25%	6.25%	6.50%

(a)	As a result of the decision to retire certain coal-fired plants, we recognized a plan curtailment of $5.6 million in 2017.

Other Changes in Plan Assets and Benefit Obligation Recognized in Accumulated Other Comprehensive Income, Regulatory Assets and Regulatory Liabilities

	Years ended December 31,
$ in millions	2019	2018	2017
Net actuarial loss	$5.3	$3.4	$9.1
Plan curtailment (a)	—	—	(5.6)
Reversal of amortization item:
Net actuarial loss	(7.0)	(9.4)	(8.7)
Prior service cost	(1.8)	(1.4)	(1.5)
Total recognized in Accumulated Other Comprehensive Income, Regulatory Assets and Regulatory Liabilities	$(3.5)	$(7.4)	$(6.7)

Total recognized in net periodic benefit cost and Accumulated Other Comprehensive Income, Regulatory Assets and Regulatory Liabilities	$3.8	$2.1	$6.2

(a)	As a result of the decision to retire certain coal-fired plants, we recognized a plan curtailment of $5.6 million in 2017.

Significant Gains and Losses Related to Changes in the Benefit Obligation
The actuarial loss of $42.1 million increased the benefit obligation for the year ended December 31, 2019 and an actuarial gain of $34.6 million decreased the benefit obligation for the year ended December 31, 2018. The actuarial loss in 2019 was primarily due to a decrease in the discount rate, while the actuarial gain in 2018 was primarily due to an increase in the discount rate.

Assumptions
Our expected return on plan asset assumptions, used to determine benefit obligations, are based on historical long-term rates of return on investments, which use the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors, such as inflation and interest rates, as well as asset diversification and portfolio rebalancing, are evaluated when long-term capital market assumptions are determined. Peer data and historical returns are reviewed to verify reasonableness and appropriateness.

At December 31, 2019, we are decreasing our long-term rate of return assumption to 5.60% for pension plan assets. The rate of return represents our long-term assumptions based on our long-term portfolio mix. Also, at December 31, 2019, we have decreased our assumed discount rate to 3.33% from 4.35% for pension expense to reflect current duration-based yield curve discount rates. A one percent increase in the rate of return assumption for pension would result in a decrease in 2020 pension expense of approximately $3.3 million. A one percent decrease in the rate of return assumption for pension would result in an increase in 2020 pension expense of approximately $3.3 million. A 25-basis point increase in the discount rate for pension would result in a decrease of approximately $0.4 million to 2020 pension expense. A 25-basis point decrease in the discount rate for pension would result in an increase of approximately $0.4 million to 2020 pension expense.

In determining the discount rate to use for valuing liabilities, we used a market yield curve on high-quality fixed income investments as of December 31, 2019. We project the expected benefit payments under the plan based on participant data and based on certain assumptions concerning mortality, retirement rates, termination rates, etc. The expected benefit payments for each year are then discounted back to the measurement date using the appropriate spot rate for each half-year from the yield curve, thereby obtaining a present value of all expected future benefit payments using the yield curve. Finally, an equivalent single discount rate is determined which produces a present value equal to the present value determined using the full yield curve.

Consistent with the requirements of FASC 715, we apply a disaggregated discount rate approach for determining service cost and interest cost for our defined benefit pension plans and postretirement plans.

In future periods, differences in the actual return on pension plan assets and assumed return, or changes in the discount rate, will affect the timing of contributions, if any, to the plans.

The weighted average assumptions used to determine benefit obligations at December 31, 2019, 2018 and 2017 were:

Benefit Obligation Assumptions	Pension
	2019	2018	2017
Discount rate for obligations	3.33%	4.35%	3.66%
Rate of compensation increases	3.94%	3.94%	3.94%

Pension Plan Assets
Plan assets are invested in multiple asset classes using a de-risking framework designed to manage the Plan's funded status volatility and minimize future cash contributions. Investment strategies and asset allocations are intended to allocate additional assets to the fixed income asset class should the Plan's funded status improve and is therefore broadly described as the Dynamic De-risking Strategy. Investment performance and asset allocation are measured and monitored on an ongoing basis.

Plan assets are managed in a balanced portfolio comprised of two major components: return seeking assets and liability hedging assets. The expected role of plan return seeking assets is to provide additional return with associated higher levels of risk, while the role of liability hedging assets is to correlate the interest rate of the fixed income investments with that of the Plan's liabilities.

Strategic asset allocation guidelines are determined by a Risk/Advisory Committee and approved by a Fiduciary Committee. These allocations consider the plan’s long-term objectives. The long-term target allocations for plan assets are 40% – 50% for return seeking assets and 50% – 60% for liability hedging assets. return seeking assets include U.S. and international equity, while liability hedging assets include long-duration and high-yield bond funds and emerging market debt funds.

The investment approach is to move the Plan to a more de-risked position, if and when the overall funded status of the Plan improves, by periodically rebalancing the allocation of the Plan's investments in growth assets and liability hedging assets in accordance with the committee's glide path. This strategy requires the daily monitoring of the Plan's ratio of assets to liabilities in order to determine whether approved trigger points have been met, requiring the rebalancing of the assets.

All plan assets at December 31, 2019 are common collective trusts. With the exception of the cash and cash equivalents, the collective trusts are valued using the net asset value method and are categorized as Level 2 in the fair value hierarchy.

The following table summarizes our target pension plan allocation for 2019:

	Long-Term Mid-Point Target Allocation	Percentage of plan assets as of December 31,
Asset category (a)		2019	2018
Equity Securities	41%	40%	33%
Debt Securities	59%	58%	58%
Cash and Cash Equivalents	—%	1%	1%
Real Estate	—%	1%	8%

The fair values of our pension plan assets at December 31, 2019 by asset category are as follows:

$ in millions	Market Value at December 31, 2019	Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
Asset category (f)		(Level 1)	(Level 2)	(Level 3)
Mutual fund - equities (a)	$142.9	$—	$142.9	$—
Mutual fund - debt (b)	115.6	—	115.6	—
Government debt securities (c)	89.1	—	89.1	—
Cash and cash equivalents (d)	1.9	1.9	—	—
Other investments:
Core property collective fund (e)	2.5	—	2.5	—
Total pension plan assets	$352.0	$1.9	$350.1	$—

(a)
This category includes investments in equity securities of U.S. companies of any market capitalization and other investments (i.e.: futures, swaps, currency forwards) of foreign, emerging markets and seeks to provide long-term total return, which includes capital appreciation and income. The funds are valued using the net asset value method.

(b)
This category includes investments in high quality issues within the U.S. corporate bond markets and global high yield bonds and emerging markets debt denominated in local currency. The funds seek to provide current income and long-term capital preservation along with access to higher yielding, relatively liquid fixed income securities. The funds are valued using the net asset value method.

(c)
This category is comprised of investments U.S. treasury strips, U.S. government agency obligations, and U.S. treasury obligations. The funds seek investment returns over the long term and are valued using the net asset value method.

(d)
This category represents an investment that seeks to maximize current income on cash reserves to the extent consistent with principal preservation and maintenance of liquidity from a portfolio of obligations of the U.S. Government, its agencies or instrumentalities, and related money market instruments. Principal preservation is a primary objective. The fund is valued at cost.

(e)
This category represents a property fund that invests in commercial real estate. The fair value of the fund is valued using the net asset value method in which an average of the market prices for the underlying investments is used to value the fund.

(f)
In 2019, the DP&L plan moved all investments into collective trusts; therefore, the 2019 balances under all asset categories shown above represent investments through collective trusts. The plan has chosen collective trusts for which the underlying investments are mutual funds, common stock. debt securities, or real estate in alignment with the target asset allocation.

Most of our plan assets at December 31, 2018 are measured using quoted, observable prices which are considered Level One inputs in the Fair Value Hierarchy. The Core Property Collective Fund is measured using Level Two inputs that are quoted prices for identical assets in markets that are less active.

The fair values of our pension plan assets at December 31, 2018 by asset category are as follows:

$ in millions	Market Value at December 31, 2018	Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
Asset category (f)		(Level 1)	(Level 2)	(Level 3)
Mutual funds:
U.S. equities (a)	$79.3	$79.3	$—	$—
International equities (a)	25.9	25.9	—	—
Fixed income (b)	143.7	143.7	—	—
Fixed income securities:
U.S. Treasury securities	37.5	37.5	—	—
Cash and cash equivalents:
Money market funds (c)	2.4	2.4	—	—
Other investments:
Core property collective fund (d)	24.1	—	24.1	—
Total pension plan assets	$312.9	$288.8	$24.1	$—

(a)
This category includes investments in equity securities of large, small and medium sized U.S. companies and equity securities of foreign companies including those in developing countries. The funds are valued using the net asset value method in which an average of the market prices for the underlying investments is used to value the fund.

(b)
This category includes investments in investment-grade fixed-income instruments, U.S. dollar-denominated debt securities of emerging market issuers and high yield fixed-income securities that are rated below investment grade. The funds are valued using the net asset value method in which an average of the market prices for the underlying investments is used to value the fund.

(c)
This category is comprised of investments in U.S. treasury obligations that seek to preserve principal and maintain liquidity while providing current income. The funds are valued at the assets’ amortized cost to maintain a stable per share net asset value.

(d)
This category represents a property fund that invests in commercial real estate. The fair value of the fund is valued using the net asset value method in which an average of the market prices for the underlying investments is used to value the fund.

Pension Funding
We generally fund pension plan benefits as accrued in accordance with the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and, in addition, make voluntary contributions from time to time. We contributed $7.5 million to the pension plan in each of the years ended December 31, 2019 and 2018, and $5.0 million to the pension plan in the year ended December 31, 2017.

We expect to make contributions of $0.2 million to our SERP in 2020 to cover benefit payments. We also expect to make contributions of $7.5 million to our pension plan during 2020.

Funding for the qualified Defined Benefit Pension Plan is based upon actuarially determined contributions that consider the amount deductible for income tax purposes and the minimum contribution required under ERISA, as amended by the Pension Protection Act of 2006, as well as targeted funding levels necessary to meet certain thresholds.

From an ERISA funding perspective, DP&L’s funded target liability percentage was estimated to be 100%. In addition, DP&L must also contribute the normal service cost earned by active participants during the plan year. The funding of normal cost is expected to be approximately $5.3 million in 2020, which includes $2.0 million for plan expenses. Each year thereafter, if the plan’s underfunding increases to more than the present value of the remaining annual installments, the excess is separately amortized over seven years. DP&L’s funding policy for the pension plans is to contribute annually no less than the minimum required by applicable law, and no more than the maximum amount that can be deducted for federal income tax purposes.

Benefit payments, which reflect future service, are expected to be paid as follows:

Estimated future benefit payments
$ in millions due within the following years:	Pension
2020	$26.6
2021	$26.3
2022	$26.0
2023	$25.8
2024	$25.4
2025 - 2029	$122.0

Note 10 – Equity

Common Stock
DP&L has 50,000,000 authorized common shares, of which 41,172,173 are outstanding at December 31, 2019. All common shares are held by DP&L’s parent, DPL.

Capital Contribution and Returns of Capital
In 2019, DP&L made returns of capital payments of $95.0 million to DPL.

In 2018, DP&L received an $80.0 million capital contribution from its parent, DPL, and made returns of capital payments of $43.8 million to DPL. In addition, DP&L recorded $10.0 million in 2018 as a return of capital to transfer additional deferred tax amounts under Generation Separation. See Note 8 – Income Taxes and Note 14 – Generation Separation for more information.

In 2017, DP&L received a $70.0 million capital contribution from its parent, DPL. In addition, DP&L made returns of capital payments of $39.0 million to DPL. In connection with Generation Separation, DP&L recorded $86.2 million as a return of capital. See Note 14 – Generation Separation for more information.

Note 11 – Contractual Obligations, Commercial Commitments and Contingencies

DP&L – Equity Ownership Interest
DP&L has a 4.9% equity ownership interest in OVEC which is recorded using the cost method of accounting under GAAP. At December 31, 2019, DP&L could be responsible for the repayment of 4.9%, or $66.4 million, of a $1,354.7 million debt obligation comprised of both fixed and variable rate securities with maturities between 2022 and 2040. OVEC could also seek additional contributions from us to avoid a default in the event that other OVEC members defaulted on their respective OVEC obligations. One of the other OVEC members, with a 4.85% interest in OVEC, filed for bankruptcy protection and the bankruptcy court approved that member's rejection of the OVEC arrangement and its related obligations on July 31, 2018. The bankruptcy court was ordered to reconsider such rejection by the U.S. Court of Appeals for the 6th Circuit on December 12, 2019. We do not expect these events to have a material impact on our financial condition, results of operations or cash flows.

Contractual Obligations and Commercial Commitments
We enter into various contractual obligations and other commercial commitments that may affect the liquidity of our operations. At December 31, 2019, these include:

	Payments due in:
$ in millions	Total	Less than 1 year	2 - 3 years	4 - 5 years	More than 5 years
Electricity purchase commitments	$173.2	$115.8	$57.4	$—	$—
Purchase orders and other contractual obligations	$52.5	$44.7	$7.8	$—	$—

Electricity purchase commitments:
DP&L enters into long-term contracts for the purchase of electricity. In general, these contracts are subject to variable quantities or prices and are terminable only in limited circumstances.

Purchase orders and other contractual obligations:
At December 31, 2019, DP&L had various other contractual obligations including contracts to purchase goods and services with various terms and expiration dates. Due to uncertainty regarding the timing and payment of future obligations to the Service Company, and DP&L's ability to terminate such obligations upon 90 days' notice, we have excluded such amounts in the contractual obligations table above. This table also does not include regulatory liabilities (see Note 3 – Regulatory Matters) or contingencies (see Note 11 – Contractual Obligations, Commercial Commitments and Contingencies). See Note 12 – Related Party Transactions for additional information on charges between related parties and amounts due to or from related parties.

Contingencies
In the normal course of business, we are subject to various lawsuits, actions, proceedings, claims and other matters asserted under laws and regulations. We believe the amounts provided in our Financial Statements, as prescribed by GAAP, are adequate considering the probable and estimable contingencies. However, there can be no assurances that the actual amounts required to satisfy alleged liabilities from various legal proceedings, claims, tax examinations and other matters, including the matters discussed below, and to comply with applicable laws and regulations, will not exceed the amounts reflected in our Financial Statements. As such, costs, if any, that may be incurred in excess of those amounts provided as of December 31, 2019, cannot be reasonably determined.

Environmental Matters
DP&L's facilities and operations are subject to a wide range of federal, state and local environmental laws, rules and regulations. The environmental issues that may affect us include the following.

•	The federal CAA and state laws and regulations (including SIPs) which require compliance, obtaining permits and reporting as to air emissions;

•	Rules and future rules issued by the USEPA, the Ohio EPA or other authorities that require or will require reporting and reductions of GHGs;

•
Rules and future rules issued by the USEPA, the Ohio EPA or other authorities associated with the federal Clean Water Act, which prohibits the discharge of pollutants into waters of the United States except pursuant to appropriate permits; and

•	Solid and hazardous waste laws and regulations, which govern the management and disposal of certain waste.

In addition to imposing continuing compliance obligations, these laws, rules and regulations authorize the imposition of substantial penalties for noncompliance, including fines, injunctive relief and other sanctions. In the normal course of business, we have investigatory and remedial activities underway at our facilities to comply, or to determine compliance, with such laws, rules and regulations. We record liabilities for loss contingencies related to environmental matters when a loss is probable of occurring and can be reasonably estimated in accordance with the provisions of GAAP. Accordingly, we have immaterial accruals for loss contingencies for environmental matters.

We also have a number of environmental matters for which we have not accrued loss contingencies because the risk of loss is not probable, or a loss cannot be reasonably estimated. We evaluate the potential liability related to environmental matters quarterly and may revise our estimates. Such revisions in the estimates of the potential liabilities could have a material adverse effect on our results of operations, financial condition or cash flows.

We have several pending environmental matters associated with our current and previously-owned and operated coal-fired generation units. Some of these matters could have material adverse impacts on our results of operations, financial condition or cash flows.

Note 12 – Related Party Transactions

Service Company
The Service Company allocates the costs for services provided based on cost drivers designed to result in fair and equitable allocations. This includes ensuring that the regulated utilities served, including DP&L, are not subsidizing costs incurred for the benefit of other businesses.

Benefit Plans
DPL participates in an agreement with Health and Welfare Benefit Plans LLC, an affiliate of AES, to participate in a group benefits program, including but not limited to, health, dental, vision and life benefits. Health and Welfare Benefit Plans LLC administers the financial aspects of the group insurance program, receives all premium payments from the participating affiliates, and makes all vendor payments.

Long-term Compensation Plan
During 2019, 2018 and 2017, many of DP&L’s non-union employees received benefits under the AES Long-term Compensation Plan, a deferred compensation program. This type of plan is a common employee retention tool used in our industry. Benefits under this plan are granted in the form of performance units payable in cash and AES restricted stock units. Restricted stock units vest ratably over a three-year period. The performance units payable in cash vest at the end of the three-year performance period and are subject to certain AES performance criteria. Total deferred compensation expense recorded during 2019, 2018 and 2017 was $(0.3) million, $0.3 million and $0.4 million, respectively, and was included in “Operation and maintenance” on DP&L’s Statements of Operations. The value of these benefits is being recognized over the 36-month vesting period and a portion is recorded as miscellaneous deferred credits with the remainder recorded as “Paid in capital” on DP&L’s Balance Sheets in accordance with FASC 718 “Compensation - Stock Compensation.”

The following table provides a summary of our related party transactions:

	Years ended December 31,
$ in millions	2019	2018	2017
DP&L Cost of revenues:
Fuel and power purchased from AES Ohio Generation	$—	$—	$5.4
DP&L Operation & Maintenance Expenses:
Premiums charged for insurance services provided by MVIC (a)	$3.1	$2.7	$3.1
Transactions with the Service Company:
Charges for services provided	$31.2	$25.7	$39.0
Charges to the Service Company	$3.5	$4.9	$4.2
Transactions with other AES affiliates:
Charges for health, welfare and benefit plans	$10.4	$8.7	$14.3
Charges to affiliates for non-power goods or services (b)	$4.1	$7.1	$3.7
Consulting services	$0.7	$2.0	$—

Balances with related parties:	At December 31, 2019	At December 31, 2018
Net payable to the Service Company	$(11.0)	$(4.8)
Net payable to AES and other AES affiliates	$(3.5)	$(0.5)

(a)
MVIC, a wholly-owned captive insurance subsidiary of DPL, provides insurance coverage to DP&L and other DPL subsidiaries for workers’ compensation, general liability, property damages and directors’ and officers’ liability. These amounts represent insurance premiums charged by MVIC to DP&L.

(b)
In the normal course of business DP&L incurred and recorded expenses on behalf of DPL affiliates. Such expenses included but were not limited to employee-related expenses, accounting, information technology, payroll, legal and other administration expenses. DP&L subsequently charged these expenses to the affiliates at DP&L’s cost and credited the expense in which they were initially recorded.

Income Taxes
AES files federal and state income tax returns which consolidate DPL and its subsidiaries, including DP&L. Under a tax sharing agreement with DPL, DP&L is responsible for the income taxes associated with its own taxable income and records the provision for income taxes using a separate return method. Under this agreement, DP&L had a net receivable balance of $35.7 million and $19.6 million at December 31, 2019 and 2018, respectively, which is recorded in Taxes receivable on the accompanying Balance Sheets. During 2019, 2018 and 2017, DP&L made net payments of $22.5 million, $14.6 million and $28.1 million respectively, to DPL for its share of income taxes.

Note 13 – Revenue

Revenue is primarily earned from retail and wholesale electricity sales and electricity transmission and distribution delivery services. Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. Revenue is recorded net of any taxes assessed on and collected from customers, which are remitted to the governmental authorities.

Retail revenue – DP&L energy sales to utility customers are based on the reading of meters at the customer's location that occurs on a systematic basis throughout the month. DP&L sells electricity directly to end-users, such as homes and businesses, and bills customers directly. Performance obligations for retail revenues are satisfied over time as energy is delivered and the same method is used to measure progress, and thus the performance obligation meets the criteria to be considered a series. This includes both the promise to transfer energy and other distribution and/or transmission services.

In exchange for the exclusive right to sell or distribute electricity in our service area, DP&L is subject to rate regulation by federal and state regulators. This regulation sets the framework for the prices (“tariffs”) that DP&L is allowed to charge customers for electricity. Since tariffs are approved by the regulator, the price that DP&L has the right to bill corresponds directly with the value to the customer of DP&L's performance completed in each period. Therefore, revenue under these contracts is recognized using an output method measured by the MWhs delivered each month at the approved tariff.

In cases where a customer chooses to receive generation services from a CRES provider, the price for generation services is negotiated between the customer and the CRES provider, and DP&L only serves as a billing agent if requested by the CRES provider. As such, DP&L recognizes the consolidated billing arrangement with the CRES provider on a net basis, thereby recording no revenue for the generation component. Retail revenue from these customers would only be related to transmission and distribution charges.

Wholesale revenue – DP&L's share of the power produced at OVEC is sold to PJM and is classified as Wholesale revenues.

In PJM, the promise to sell energy as wholesale revenue is separately identifiable from participation in the capacity market and the two products can be transacted independently of one another. Therefore, wholesale revenues are a separate contract with a single performance obligation. Revenue is recorded based on the quantities (MWh) delivered in each hour during each month at the spot price, making the contract effectively “month-to-month”.

RTO ancillary revenue – Compensation for use of DP&L’s transmission assets and compensation for various ancillary services are classified as RTO ancillary revenues. As DP&L owns and operates transmission lines in southwest Ohio within PJM, demand charges collected from network customers by PJM are then allocated to the appropriate transmission owners (i.e. DP&L) and recognized as transmission revenues.

Transmission revenues have a single performance obligation, as transmission services represent a distinct service. Additionally, as the performance obligation is satisfied over time and the same method is used to measure progress, the performance obligation meets the criteria to be considered a series. The price that DP&L, as the transmission operator, has the right to bill (received as a credit from PJM) corresponds directly with the value to the customer of performance completed in each period, as the price paid is the allocation of the tariff rate (as approved by the regulator) charged to network participants.

Capacity revenue – Compensation received from PJM for making installed generation capacity available to satisfy system integrity and reliability requirements is classified as RTO capacity revenues. Capacity, which is a stand-ready obligation to deliver energy when called upon by the RTO, is measured using MWs. If plant availability exceeds a contractual target, we may receive a performance bonus payment, or if the plant availability falls below a guaranteed minimum target, we may incur a non-availability penalty. Such bonuses or penalties represent a form of variable consideration and are estimated and recognized when it is probable that there will not be a significant reversal and therefore the transaction price is recognized on an output basis based on the MWs.

RTO capacity revenues have a single performance obligation, as capacity is a distinct good. Additionally, as the performance obligation is satisfied over time and the same method is used to measure progress, the performance obligation meets the criteria to be considered a series. The capacity price is set through a competitive auction process established by PJM.

DP&L's revenue from contracts with customers was $712.2 million and $706.6 million for the years ended December 31, 2019 and 2018, respectively. The following table presents our revenue from contracts with customers and other revenue by segment for the years ended December 31, 2019 and 2018:

	Years ended December 31,
$ in millions	2019	2018
Retail revenue
Retail revenue from contracts with customers	$645.3	$625.8
Other retail revenue (a)	22.0	32.1
Wholesale revenue
Wholesale revenue from contracts with customers	17.2	29.9
RTO ancillary revenue	43.5	43.1
Capacity revenue	6.2	7.8
Miscellaneous revenue	1.2	—
Total revenues	$735.4	$738.7

(a)	Other retail revenue primarily includes alternative revenue programs not accounted for under FASC 606.

The balances of receivables from contracts with customers were $64.4 million and $70.1 million as of December 31, 2019 and 2018, respectively. Payment terms for all receivables from contracts with customers are typically within 30 days.

We have elected to apply the optional disclosure exemptions under FASC 606. Therefore, we have no disclosures pertaining to revenue expected to be recognized in any future year related to remaining performance obligations, as we exclude contracts with an original length of one year or less, contracts for which we recognize revenue based on the amount we have the right to invoice for services performed, and variable consideration allocated entirely to a wholly unsatisfied performance obligation when the consideration relates specifically to our efforts to satisfy the performance obligation and depicts the amount to which we expect to be entitled for DP&L.

Note 14 – Generation Separation

On October 1, 2017, DP&L completed the transfer of its generating plants, the real property on which the generation plants and generation-related assets are sited, step-up transformers and other transmission plant assets used to interconnect with the electric transmission grid, fuel inventory, equipment inventory and spare parts, working capital and other miscellaneous generation-related assets and liabilities to AES Ohio Generation. The transfer was completed as a contribution through an asset contribution agreement to a wholly-owned subsidiary of DP&L after which DP&L then distributed all of the outstanding equity in the subsidiary to DPL and then the subsidiary was merged into AES Ohio Generation.

The following table summarizes the carrying amounts of DP&L's Generation assets that were transferred to AES Ohio Generation on October 1, 2017:

$ in millions	October 1, 2017
ASSETS
Restricted cash	$2.0
Accounts receivable, net	31.3
Inventories	42.0
Taxes applicable to subsequent years	1.8
Property, plant & equipment, net	87.0
Intangible assets, net of amortization	0.7
Other assets	15.5
Total assets	$180.3

LIABILITIES
Accounts payable	$12.4
Accrued taxes (b)	(3.9)
Long-term debt (a)	0.3
Deferred income taxes (b)	(91.9)
Accrued pension and other post-retirement benefits	9.6
Unamortized investment tax credit	15.1
Asset retirement obligations	126.3
Other liabilities	24.1
Total liabilities	92.0

Total accumulated other comprehensive income	2.1

Net assets transferred to AES Ohio Generation	$86.2

(a)	Long-term debt that transferred to AES Ohio Generation relates to capital leases.

(b)	Accrued taxes and deferred income taxes transferred to AES Ohio Generation represent the tax asset position netted with liabilities on DP&L prior to Generation Separation.

DP&L's generation business met the criteria to be classified as a discontinued operation, and, accordingly, the historical activity has been reclassified to "Discontinued operations" in the Statements of Operations for the year ended December 31, 2017.

The following table summarizes the revenues, operating costs, other expenses and income tax of discontinued operations for the period indicated:

Year ended December 31,
$ in millions	2017
Revenues	$358.4
Operating costs and other expenses	(348.4)
Fixed-asset impairment	(66.3)
Loss from discontinued operations	(56.3)
Income tax benefit from discontinued operations	(15.9)
Net loss from discontinued operations	$(40.4)

In 2018, DP&L transferred additional deferred taxes to AES Ohio Generation under the provisions of SAB 118 through an equity transaction with DPL in the amount of $10.0 million. See Note 8 – Income Taxes for additional information.

Cash flows related to discontinued operations are included in the Statements of Cash Flows. Cash flows from operating activities for discontinued operations were $21.8 million for the year ended December 31, 2017. Cash flows from investing activities for discontinued operations were $(3.5) million and for the year ended December 31, 2017.

Note 15 – Dispositions

Beckjord Facility – On February 26, 2018, DP&L and its co-owners of the retired Beckjord Facility agreed to transfer their interests in the retired Facility to a third party, including their obligations to remediate the Facility and its site, and the transfer occurred on that same date. As a result, DP&L recognized a loss on the transfer of $12.4 million and made cash expenditures of $14.5 million, inclusive of cash expenditures for the transfer charges. The Beckjord

Facility was retired in 2014, and, as such, the income / (loss) from continuing operations before income tax related to the Beckjord Facility was immaterial for the years ended December 31, 2018 and 2017, excluding the loss on transfer noted above.

THE DAYTON POWER AND LIGHT COMPANY
VALUATION AND QUALIFYING ACCOUNTS
For each of the three years in the period ended December 31, 2019
$ in thousands
Description	Balance at Beginning of Period	Additions	Deductions (a)	Balance at End of Period
Year ended December 31, 2019
Deducted from accounts receivable -
Provision for uncollectible accounts	$890	$3,005	$3,511	$384
Year ended December 31, 2018
Deducted from accounts receivable -
Provision for uncollectible accounts	$1,053	$3,411	$3,574	$890
Year ended December 31, 2017
Deducted from accounts receivable -
Provision for uncollectible accounts	$1,159	$3,141	$3,247	$1,053
(a)    Amounts written off, net of recoveries of accounts previously written off.

F-42
The Dayton Power and Light Company
Offer to Exchange
First Mortgage Bonds, 3.95% Series due 2049
for
New First Mortgage Bonds, 3.95% Series due 2049
Until         , 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.
PROSPECTUS
       , 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.  Indemnification of Directors and Officers.
Article VII of the Regulations of The Dayton Power and Light Company (the “Company”), dated April 9, 1981 provides for indemnification of directors, officers, employees or agents of the Company, or individuals who serve at the request of the Company in such capacities for other entities, against any and all expenses, judgments, fines and settlements incurred by them in connection with claims and/or litigation arising out of their service. Article VII provides that indemnification shall be available to the full extent permitted by law including, without limitation, Section 1701.13(E) of the Ohio Revised Code. The Code of Regulations further provides that the indemnification rights set forth in Article VII are not exclusive of any rights to which those seeking indemnification may be entitled under the Company’s Amended Articles of Incorporation or Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise. The Company’s Amended Articles of Incorporation and Code of Regulations are exhibits to this registration statement.
Section 1701.13(E) of the Ohio Revised Code provides as follows:
(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.
(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.
(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
(c) By the shareholders;
(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.
(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:
(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.
(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.
(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
The Registration Rights Agreement filed as Exhibit 4(t) to this Registration Statement provides for indemnification of directors and officers of The Dayton Power and Light Company by the initial purchasers against certain liabilities.

Item 21. Exhibits

Exhibit Number	Exhibit	Location
3(c)	Amended Articles of Incorporation of The Dayton Power and Light Company, as of January 4, 1991	Exhibit 3(c) to Report on Form 10-K filed on February 26, 2018 (File No. 1-9052)
3(d)	Regulations of The Dayton Power and Light Company, as of April 9, 1981	Exhibit 3(a) to Report on Form 8-K filed on May 3, 2004 (File No. 1-2385)
4(a)	Composite Indenture dated as of October 1, 1935, between The Dayton Power and Light Company and Irving Trust Company, Trustee with all amendments through the Twenty-Ninth Supplemental Indenture	Exhibit 4.1 to Registration Statement No. 333-183556
4(b)	Forty-First Supplemental Indenture dated as of February 1, 1999, between The Dayton Power and Light Company and The Bank of New York, Trustee	Exhibit 4.4 to Registration Statement No. 333-183556
4(c)	Forty-Second Supplemental Indenture dated as of September 1, 2003, between The Dayton Power and Light Company and The Bank of New York, Trustee	Exhibit 4(r) to Report on Form 10-K for the year ended December 31, 2003 (File No. 1-2385)
4(d)	Forty-Third Supplemental Indenture dated as of August 1, 2005, between The Dayton Power and Light Company and The Bank of New York, Trustee	Exhibit 4.4 to Report on Form 8-K filed August 24, 2005 (File No. 1-2385)
4(j)	Loan Agreement dated August 1, 2015, between the Ohio Air Quality Development Authority and The Dayton Power and Light Company, relating to the 2015 Series A bonds	Exhibit 4.1 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)
4(k)	Loan Agreement dated August 1, 2015, between the Ohio Air Quality Development Authority and The Dayton Power and Light Company, relating to the 2015 Series B bonds	Exhibit 4.2 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)
4(l)	Forty-Eighth Supplemental Indenture dated as of August 1, 2015 between The Bank of New York Mellon, Trustee and The Dayton Power and Light Company	Exhibit 4.3 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)
4(m)	Forty-Ninth Supplemental Indenture dated as of August 1, 2015 between The Bank of New York Mellon, Trustee and The Dayton Power and Light Company	Exhibit 4.4 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)
4(n)
Bond Purchase and Covenants Agreement dated as of August 1, 2015, among The Dayton Power and Light Company, SunTrust Bank, as Administrative Agent and the several lenders from time to time party thereto
Exhibit 4.5 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)
4(o)
Amendment dated February 21, 2017 to Bond Purchase and Covenants Agreement by and among The Dayton Power and Light Company, SunTrust Bank, as Administrative Agent and several lenders from time to time party thereto, dated as of August 1, 2015
Exhibit 4.R to Report Filed on Form 10-K for the year ended December 31, 2016 (File No. 1-2385)
4(p)	Fiftieth Supplemental Indenture dated as of August 1, 2016, by and between The Dayton Power and Light Company and The Bank of New York Mellon, Trustee	Exhibit 4.3 to Report on Form 8-K filed August 30, 2016 (File No. 1-2385)
4(q)	Fifty-First Supplemental Indenture between The Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company	Exhibit 4.1 to Report on Form 8-K filed October 2, 2017 (File No. 1-2385)
4(t)	Fifty-Second Supplemental Indenture between The Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company	Exhibit 4.1 to Report on Form 8-K filed June 6, 2019 (File No. 1-2385)
4(u)	Registration Rights Agreement dated June 6, 2019 between The Dayton Power and Light Company and BofA Securities, Inc. and J.P. Morgan Securities LLC	Exhibit 4.2 to Report on Form 8-K filed June 6, 2019 (File No. 1-2385)
5.1	Opinion of Davis Polk & Wardwell LLP with respect to the new notes	Previously filed
5.2	Opinion of Brian Hylander, Assistant General Counsel of The Dayton Power and Light Company	Previously filed
10(c)
Amended and Restated Credit Agreement, dated as of June 19, 2019, among The Dayton Power and Light Company, each lender from time to time party thereto, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, U.S. Bank National Association, as Syndication Agent and an L/C Issuer, and Fifth Third Bank, BMO Harris Bank, N.A., SunTrust Bank and The Huntington National Bank, as Documentation Agents.
Exhibit 10.3 to Report on Form 8-K filed June 21, 2019 (File No. 1-9052)
23.1	Consent of Davis Polk & Wardwell LLP	Included in Exhibit 5.1
23.2	Consent of Brian Hylander, Assistant General Counsel of The Dayton Power and Light Company	Included in Exhibit 5.2
23.3	Consent of Independent Registered Accounting Firm, Ernst & Young LLP	Filed herewith as Exhibit 23.3
24.1	Powers of Attorney	Included on signature page to registration statement
25.1	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1	Previously filed
99.1	Form of Notice of Guaranteed Delivery	Previously filed
99.2	Form of Letter to Clients	Previously filed

Exhibit Number	Exhibit	Location
99.3	Form of Letter to Brokers	Previously filed
99.4	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner	Previously filed
101.INS	XBRL Instance	Furnished herewith as Exhibit 101.INS
101.SCH	XBRL Taxonomy Extension Schema	Furnished herewith as Exhibit 101.SCH
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Furnished herewith as Exhibit 101.CAL
101.DEF	XBRL Taxonomy Extension Definition Linkbase	Furnished herewith as Exhibit 101.DEF
101.LAB	XBRL Taxonomy Extension Label Linkbase	Furnished herewith as Exhibit 101.LAB
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Furnished herewith as Exhibit 101.PRE

Item 22. - Undertakings

(a)    The undersigned hereby undertakes:

(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, The Dayton Power and Light Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 6, 2020.

The Dayton Power and Light Company

/s/ Gustavo Garavaglia
Gustavo Garavaglia
Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Director and Chairman	March 6, 2020
Kenneth J. Zagzebski

*	Director	March 6, 2020
Barry J. Bentley

*	Director	March 6, 2020
Paul Freedman

*	Director	March 6, 2020
Lisa Krueger

*	Director	March 6, 2020
Tish Mendoza

*	Director	March 6, 2020
Mark Miller

*	Director	March 6, 2020
Leonardo Moreno

*	Director	March 6, 2020
Thomas A. Raga

*	Director, President and Chief Executive Officer	March 6, 2020
Vincent Parisi	(principal executive officer)

/s/ Gustavo Garavaglia	Vice President and Chief Financial Officer	March 6, 2020
Gustavo Garavaglia	(principal financial officer)

*	Controller	March 6, 2020
Karin M. Nyhuis	(principal accounting officer)

* By: /s/ Gustavo Garavaglia	Attorney in fact
Gustavo Garavaglia